Filed Pursuant to Rule 424(b)(2)
Registration No. 333____

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the attached prospectus are not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated March 5, 2012

Prospectus supplement

to Prospectus dated March 5, 2012

Pinnacle Entertainment, Inc.

$250,000,000             % Senior Subordinated Notes due 2022

The notes will mature on                , 2022. Interest will accrue from                 , 2012, and will be payable semiannually on         and         of each year, beginning,                 , 2012.

We may redeem some or all of the notes at any time prior to                 , 2017 at a price equal to 100% of the principal amount of the notes plus accrued and unpaid interest plus a “make-whole” premium.” We may redeem some or all of the notes at any time on or after             , 2017 at the redemption prices set forth under “Description of notes–Optional redemption.” In addition, on or prior to             , 2015, we may redeem up to 35% of the notes using the proceeds of certain equity offerings. If we sell certain of our assets or in the event of a change of control, we must offer to purchase the notes.

The notes will be our senior subordinated, unsecured obligations, and will be subordinated in right of payment to all of our existing and future senior debt, including debt under our credit facility and the 8.625% senior notes due 2017, and will rank equally with our existing and future senior subordinated debt, including our 8.75% senior subordinated notes due 2020 and any of our 7.5% senior subordinated notes due 2015 that remain outstanding following this transaction. The notes will be guaranteed on a senior subordinated basis by certain of our current and future domestic restricted subsidiaries on a joint and several basis. The notes will be effectively subordinated to secured debt of ours and the subsidiary guarantors, including debt under our credit facility and capitalized lease obligations to the extent of the value of the assets securing such debt. The notes and the guarantees will also be structurally subordinated to all obligations of our non-guarantor subsidiaries.

See “Risk factors” beginning on page S-16 for a discussion of certain risks that you should consider in connection with an investment in the notes.

None of the Securities and Exchange Commission, the Louisiana Gaming Control Board, the Indiana Gaming Commission, the Missouri Gaming Commission, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the City of Reno, Nevada gaming authorities, the Ohio State Racing Commission and the Ohio Lottery Commission, or any state securities commission or any other gaming authority or other regulatory agency, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total

Public offering price(1)	$	$

Underwriting discounts and commissions	$	$

Proceeds to Pinnacle (before expenses)(1)	$	$

(1) Plus accrued interest, if any, from March             , 2012.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

We expect that delivery of the notes, will be made to investors in book-entry form through The Depository Trust Company on or about             , 2012.

Joint book-running managers

J.P. Morgan Barclays Capital Deutsche Bank Securities	BofA Merrill Lynch Credit Agricole CIB UBS Investment Bank

Co-managers

Capital One Southcoast	Wells Fargo Securities

The date of this prospectus supplement is March     , 2012.

About this prospectus supplement

We provide information to you about our securities in two separate documents that offer varying levels of detail:

•	The accompanying prospectus, which provides general information, some of which may not apply to the offering of the notes; and

•	This prospectus supplement, which provides a summary of the terms of the offering of the notes.

Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. This prospectus supplement relates to the offer and sale by us of the notes. You should rely on the information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus and any other offering material. We have not, and the underwriters have not, authorized any person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters are not making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, any other offering material or the documents incorporated by reference herein or therein are accurate only as of their respective dates. Our business, results of operations, financial condition and prospects may have changed since those dates.

Unless otherwise indicated or the context otherwise requires, all references to “Pinnacle,” “the Company,” “we,” “our,” “ours” and “us” refer to Pinnacle Entertainment, Inc. and its consolidated subsidiaries.

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Forward-looking statements

Some of the statements in this prospectus supplement, the accompanying prospectus, any other offering material and any documents we incorporate by reference may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Private Securities Litigation Reform Act of 1995 provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this prospectus supplement, the accompanying prospectus, any other offering material and any documents we incorporate by reference are made pursuant to the Private Securities Litigation Reform Act. Words such as, but not limited to, “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “could,” “may,” “will,” “should” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements, which may include, without limitation, statements regarding expected results of operations and future operating performance and future growth, adequacy of resources to fund our development and expansion projects, liquidity, financing options, including the state of the capital markets and our ability to access the capital markets, the state of the credit markets and our ability to access the credit markets, the state of the economy, anticipated completion and opening schedule of our Baton Rouge project, anticipated results for our Baton Rouge project, expansion plans and construction schedules of our various projects, the facilities, features and amenities of our projects, the possibility of video lottery terminals becoming operational at Ohio racetracks, our ability to develop a new gaming and entertainment facility at River Downs, the ability to sell or otherwise dispose of discontinued operations, the projected opening date for MGM Grand Ho Tram, our investment in ACDL, compliance with licensing conditions for our various projects, cash needs, cash reserves, operating and capital expenses, expense reductions, the sufficiency of insurance coverage, anticipated marketing costs at various projects, the ability to successfully implement marketing and branding programs, the future outlook of Pinnacle and the gaming industry and pending regulatory and legal matters, are all subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated by us. This can occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties. Factors that may cause our actual performance to differ materially from that contemplated by such forward-looking statements

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include, among others, the various risk factors discussed below in “Risk factors” beginning on page S-16. For more information on the potential factors that could affect our operating results and financial condition in addition to the risk factors described below, review our other filings (other than any portion of such filings that are furnished under applicable Securities and Exchange Commission rules rather than filed) with the Securities and Exchange Commission, which we refer to as the SEC.

In addition, these forward-looking statements could be affected by general domestic and international economic and political conditions, uncertainty as to the future direction of the economy and vulnerability of the economy to domestic or international incidents, as well as market conditions in our industry.

We caution the reader that the risk factors described below may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot accurately predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements. We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP financial measures

The SEC has adopted certain guidelines regarding the use of “non-GAAP financial measures,” such as Consolidated Adjusted EBITDA, that are derived on the basis of methodologies other than in accordance with GAAP. Our measurements of Adjusted EBITDA and Consolidated Adjusted EBITDA may not be comparable to those of other companies. See Notes (d) and (g) to “Summary—Summary consolidated financial data.”

Market data

We use market and industry data throughout this prospectus supplement, the accompanying prospectus, other offering materials and the documents incorporated by reference herein that we have obtained from market research, publicly available information and industry publications. These sources generally state that the information that they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. The market and industry data is often based on industry surveys and the preparers’ experience in the industry. Similarly, although we believe that the surveys and market research that others have performed are reliable, we have not independently verified this information.

Information incorporated by reference

We are subject to the informational requirements of the Exchange Act, pursuant to which we file annual, quarterly and current reports, proxy statements and other information with the SEC. We incorporate by reference into this prospectus supplement the following documents that we have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules). The documents that we incorporate disclose important information that each prospective purchaser should consider when deciding whether to invest in the notes. Any information referenced this way is considered to be part of

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this prospectus supplement, and any information that we file later with the SEC will automatically update and supersede this information. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus supplement.

•	Our annual report on Form 10-K for the year ended December 31, 2011 (including, without limitation, Exhibit 99.1 thereto regarding gaming regulations); and

•	Our proxy statement dated April 12, 2011 (with respect to information contained in such proxy statement that is incorporated into Part III of the Company’s annual report on Form 10-K only).

We also incorporate by reference into this prospectus supplement any future filings (including any filings on the date hereof) we make with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K (including the related exhibits under Item 9.01) or as otherwise permitted by the SEC’s rules) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated. Such future filings will become part of this prospectus supplement from the date that the documents are filed with the SEC.

This prospectus supplement constitutes part of a registration statement on Form S-3 filed with the SEC under the Securities Act. It omits some of the information contained in the registration statement, and reference is made to the registration statement for further information with respect to us and the securities we are offering. Any statement contained in this prospectus supplement concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance reference is made to the filed document. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its web site.

You may obtain a copy of these filings, at no cost, by writing or calling us at Pinnacle Entertainment, Inc., Investor Relations, 8918 Spanish Ridge Avenue, Las Vegas, Nevada 89148, telephone number (702) 541-7777.

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference.

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Prospectus supplement summary

This summary highlights certain information incorporated by reference or appearing elsewhere in this prospectus supplement or the accompanying prospectus. As a result, it is not complete and does not contain all of the information that you should consider before purchasing the notes. You should read the following summary in conjunction with the more detailed information contained in this prospectus and the documents incorporated by reference, including “Risk factors” and our consolidated financial statements and related notes. As used in this prospectus supplement, unless the context otherwise requires or as is otherwise indicated, the words “we,” “us,” “our,” “the Company” and words of similar import refer to Pinnacle Entertainment, Inc. and its subsidiaries on a consolidated basis.

Our company

We are an owner, operator and developer of casinos, a racetrack and related hospitality and entertainment facilities in Indiana, Louisiana, Missouri, Nevada and Ohio. We also have a casino project under construction in Baton Rouge, Louisiana, which is expected to open by Labor Day 2012. We also own a 26% stake in Asian Coast Development (Canada), Ltd (“ACDL”), a British Columbia corporation, that is developing Vietnam’s first integrated resort near Ho Chi Minh City. We seek to increase revenues through enhancing the guest experience by providing our guests with their favorite games, restaurants, hotel accommodations, entertainment and other amenities in attractive surroundings with high-quality guest service and guest rewards programs. We seek to improve margins by focusing on operational excellence and efficiency while meeting our guests’ expectations of value. Our long-term strategy includes disciplined capital expenditures to improve and maintain our existing properties, while growing the number and quality of our facilities by pursuing gaming entertainment opportunities we can improve or develop. We intend to diversify our guest demographics and revenue sources by growing our portfolio of operating properties both domestic and foreign, while remaining gaming and entertainment centric. We intend to implement these strategies either alone or with third parties when we believe it benefits our stockholders to do so.

For the year ended December 31, 2011, we had Consolidated Adjusted EBITDA of approximately $252.1 million, including $11.0 million of severance charges and non-recurring costs related to the re-launch of our mychoice program, and income from continuing operations of approximately $30.2 million. For the definition of, and discussion regarding, Consolidated Adjusted EBITDA, see page S-12 of this prospectus supplement. For a reconciliation of Consolidated Adjusted EBITDA to income (loss) from continuing operations for the year ended December 31, 2011, see “—Summary consolidated financial data” on page S-12 of this prospectus supplement.

Operating properties

Our Company’s domestic operations include a diverse portfolio of seven casinos and one racetrack. The operating information regarding the number of slot machines, table games, guest rooms and other amenities, including the information set forth in the table on page S-5 of this prospectus supplement, is provided as of December 31, 2011.

Our largest property is L’Auberge Lake Charles in Lake Charles, Louisiana, which offers the closest full-scale casino-hotel facilities to Houston, Texas (the sixth-largest metropolitan statistical area in the United States), as well as the Austin, Texas and San Antonio, Texas metropolitan areas. Our property is approximately 140 miles from Houston and approximately 300 miles and 335 miles from Austin and San Antonio, respectively.

L’Auberge Lake Charles offers a single-level casino floor with 1,587 slot machines, 74 table games and a hotel with 995 guestrooms, villas and suites. The facility also offers several restaurants, approximately 26,000 square feet of meeting space, retail shops, a golf course, a full-service spa and other amenities. The hotel at L’Auberge Lake Charles is the largest in Louisiana outside of New Orleans.

Lumière Place is located in downtown St. Louis, Missouri. The Lumière Place complex includes the Lumière Place Casino with 1,940 slot machines and 68 table games, the 200-guestroom luxury Four Seasons Hotel St. Louis, the 294 all-suites HoteLumière, seven restaurants, banquet facilities, retail shops and more than 22,000 square feet of convention/meeting space, including a 7,300-square-foot ballroom. Lumière Place is located across from the Edward Jones Dome and America’s Center convention center and just north of the Gateway Arch. A pedestrian tunnel connects Lumière Place to the America’s Center convention center, the Edward Jones Dome and the city’s central business district.

River City Casino is located in the south St. Louis community of Lemay, Missouri. Our facility includes a single-level, 90,000 square-foot casino with 2,010 slot machines, 59 table games, including poker, and parking for more than 2,900 vehicles. The facility also features several restaurants, bars and retail shopping. River City is located on approximately 56 acres just south of the confluence of the Mississippi River and the River des Peres.

In September 2011, we announced an $82 million expansion of River City to add a 200-guestroom hotel, a multipurpose event center and a covered parking structure. Construction on the expansion project is scheduled to begin in the first quarter of 2012, with an expected completion in the second half of 2013.

Our Boomtown New Orleans property is the only casino in the West Bank area, across the Mississippi River from downtown New Orleans, Louisiana. It features a dockside riverboat casino with 1,415 slot machines and 40 table games, several restaurants, a 350-seat nightclub, 4,600 square feet of meeting space, an arcade and approximately 1,700 parking spaces.

Our southern Indiana property, Belterra Casino Resort, is located along the Ohio River near Vevay, Indiana, approximately 50 minutes from downtown Cincinnati, Ohio, 70 minutes from Louisville, Kentucky and 90 minutes from Lexington, Kentucky. Belterra is also approximately two and a half hours from Indianapolis, Indiana.

Belterra attracts customers by offering resort amenities that are generally superior to those at competing regional properties, several of which are closer to the population centers than Belterra. Belterra features a dockside riverboat casino with 1,475 slot machines and 55 table games and a 608-guestroom hotel, six restaurants, 33,000 square feet of meeting and conference space, a 1,553-seat entertainment showroom, retail shops, a swimming pool, a golf course and a full-service spa. The resort provides approximately 2,250 parking spaces, most of which are in a multi-level parking structure.

Our Boomtown Bossier City property in Bossier City, Louisiana, features a regional hotel adjoining a dockside riverboat casino. The property is located on a site directly adjacent to, and easily visible from, Interstate 20. The Bossier City/Shreveport region is a three-hour drive from the Dallas/Fort Worth metropolitan area along Interstate 20. The property includes 1,014 slot machines and 25 table games, 187 guestrooms, four restaurants and approximately 1,860 parking spaces.

In January 2011, we purchased River Downs Racetrack, located in Cincinnati, Ohio. River Downs is situated on approximately 160 acres of land, 40 of which are undeveloped, and offers live thoroughbred horse racing from April through Labor Day, as well as simulcast wagering throughout the year, broadcast on more than 300 monitors throughout the facility. River Downs features a Grandstand with open-air seating, the Pavilion which includes seating for 50 to 300 guests, as well as a bar and grill, and the Turf Terrace in the upper Clubhouse. The State of Ohio has recently made moves to allow video lottery terminals (“VLTs”) at Ohio’s racetracks, including River Downs. These changes have yet to become operational and are subject to legal challenges. If VLTs become operational, we plan to move quickly to invest in and revitalize River Downs to develop a new gaming, racing and entertainment destination facility for the Cincinnati and surrounding markets.

Properties under construction and/or development

We are developing L’Auberge Baton Rouge in Baton Rouge, Louisiana. The $368 million project (exclusive of land costs and capitalized interest) is expected to feature a single-level gaming floor; 1,450 slot machines; 57 table games, including a poker room; a hotel with 206 guestrooms and a rooftop pool; three dining outlets; 2,373 total parking spaces, including a parking garage; event lawn, and a multi-purpose event center. The project will be located on a portion of the 576 acres of land that we own approximately ten miles southeast of downtown Baton Rouge, Louisiana. We plan to open the facility by Labor Day 2012. The ultimate opening date is dependent upon the progress of construction and obtaining regulatory approvals, among other factors.

Other assets

In November 2011, we entered into a definitive agreement to sell our Boomtown Reno operations for an anticipated sales price of $12.9 million, with the potential for an additional $3.8 million if an option granted to the buyer to purchase the entity that holds the gaming license and some adjacent land is exercised. We will operate Boomtown Reno until the transaction closes, which is expected to be in 2012. We will continue to hold and market the remaining excess land held by Boomtown Reno. We have reflected the business as discontinued operations and the related assets and liabilities as held for sale. We own approximately 19 contiguous acres at the heart of Atlantic City, New Jersey, with extensive frontage along The Boardwalk, Pacific Avenue and Brighton Park. We have reflected our Atlantic City operations as discontinued operations and the related assets and liabilities as held for sale. We also own approximately one and one-half acres of gaming-zoned land in Central City, Colorado, which is approximately 40 miles from Denver, Colorado. We also own land in St. Louis, Lake Charles and Baton Rouge, which is not currently being used, and is not planned to be utilized by our facilities in such locales. We are evaluating our options with respect to all of the aforementioned property that we own other than Boomtown Reno. We may choose to sell, lease or otherwise dispose of such property or any of our other properties that do not fit with our long-term strategy.

Our principal unrestricted subsidiaries

Our unrestricted subsidiaries will not be subject to the covenants under the indenture. Our unrestricted subsidiaries may enter into financing arrangements that limit their ability to make loans or other payments to fund payments in respect of the notes. Accordingly, we may not be able to rely on the cash flow or assets of unrestricted subsidiaries to pay any of our indebtedness, including the notes. The following entities are currently our principal unrestricted subsidiaries:

In August 2011, PNK Development 18, LLC, or PNK 18, acquired a 26% equity interest in Asian Coast Development (Canada) Ltd, or ACDL, for a total purchase price of $95 million. We also have a management agreement to manage the second integrated resort at the Ho Tram Strip through the year 2058, with a potential 20-year extension. Entities affiliated with Harbinger Capital Partners are the majority stockholders of ACDL. ACDL is the owner and developer of the Ho Tram Strip beachfront complex of destination integrated resorts and residential developments in southern Vietnam. The Ho Tram Strip project is located approximately 80 miles southeast of Ho Chi Minh City, Vietnam’s largest city. The first phase of the Ho Tram Strip, MGM Grand Ho Tram, is currently under construction with a planned opening by the end of the first quarter of 2013, and will be managed by MGM Hospitality. It will feature 541 luxury guest-rooms and suites, a full spectrum of world-class restaurants and amenities, VIP accommodations, a conference center, and an entertainment area featuring 90 live table games and 500 electronic games. The second integrated resort of the Ho Tram Strip, for which we have secured a management agreement, will be jointly developed by ACDL and us, and owned by ACDL. We expect the second integrated resort, which will be branded as a distinct and premium resort, will be similar in project scope to the MGM Grand Ho Tram resort currently under construction.

PNK Development 10, LLC, or PNK 10, an unrestricted subsidiary, held approximately $10.5 million in cash as of December 31, 2011.

PNK Development 11, LLC, or PNK 11, is an unrestricted subsidiary and holds all of the interests in PNK 18. PNK 11 also held $10 million in aggregate principal amount of our 7.5% senior subordinated notes due 2015, which it purchased in open market purchases at par, and $4.5 million in cash as of December 31, 2011. PNK 11 is expected to receive a portion of the proceeds of the term loan and/or this offering upon the refinancing of the 7.5% notes.

General

We were incorporated in the State of Delaware in 1981 as the successor to a business that started in 1938. Our executive offices are located at 8918 Spanish Ridge Avenue, Las Vegas, Nevada 89148, and our telephone number is (702) 541-7777. Our website address is www.pnkinc.com. Information contained on our website, including any links contained on our website, does not constitute part of this prospectus supplement.

Summary of our properties as of December 31, 2011

Operating properties	Principal markets	Slot machines (approx.)	Table games (approx.)	Guest- rooms (approx.)

L’Auberge Lake Charles, LA	Houston, Beaumont, San Antonio, Austin, Southwest Louisiana and local patrons	1,587	74	995
Lumière Place, MO	Local patrons, Kansas City and Chicago	1,940	68	494
River City, MO	Local patrons	2,010	59	—
Boomtown New Orleans, LA	Local patrons	1,415	40	—
Belterra Casino Resort, IN	Cincinnati, Louisville, Northern Kentucky and local patrons	1,475	55	608
Boomtown Bossier City, LA	Local patrons	1,014	25	187
River Downs, OH(a)	Cincinnati, OH	—	—	—

Operating Properties Total		9,441	321	2,284

New properties under construction and/or development	Principal markets	Slot machines (estim.)	Table games (estim.)	Guest- rooms (estim.)

L’Auberge Baton Rouge, LA	Local patrons and regional tourists	1,450	57	206

(a)	River Downs is a racetrack facility which currently does not have any gaming operations. If video lottery terminals (VLTs) at Ohio’s racetracks become operational, we plan to move quickly to invest in and revitalize River Downs to develop a new gaming, racing and entertainment destination facility for the Cincinnati and surrounding markets.

Recent developments

Concurrent Term Loan. Concurrent with this offering, we are seeking a $250 million term loan maturing in 2019 under our amended and restated credit agreement, which we refer to as the term loan. The term loan will be senior secured debt and will be senior in right of payment to the notes. The term loan is expected to mature in March 2019, provided that such date will be accelerated to (a) December 15, 2014 if any portion of our 7.5% senior subordinated notes due 2015 are outstanding on December 15, 2014, and (b) May 1, 2017 if any portion of our 8.625% senior notes due 2017 are outstanding on May 1, 2017. This offering is conditioned on the closing of the term loan. We cannot assure you that we will be able to close the term loan in a time frame that would allow us to close this offering. In this prospectus supplement, we assume that we will close the term loan concurrently with the closing of this offering.

Debt Tender Offer. We intend to use the net proceeds of this offering and the term loan to finance the repurchase of all of our 7.5% senior subordinated notes due 2015 (the “7.5% notes”) pursuant to a cash tender offer that we have commenced. The tender offer is for all $385 million in aggregate principal amount of our outstanding 7.5% notes at an offer price of 103% of the principal amount, which includes a 3% consent payment for those notes tendered by the early consent date. We are seeking consents to eliminate substantially all of the restrictive covenants in the 7.5% note indenture. To the extent that the tender offer for the 7.5% notes is undersubscribed and there remain 7.5% notes outstanding, we intend to redeem the remaining 7.5% notes outstanding with the remaining net proceeds of this offering and/or the term loan. The redemption price for 7.5% notes is currently 103.750% of principal amount, plus accrued and unpaid interest, and decreases to 101.875% on or after June 15, 2012. PNK Development 11, LLC, our wholly owned unrestricted subsidiary, holds $10 million in aggregate principal amount of the 7.5% notes and will receive a portion of the net proceeds of the term loan and/or this offering as a result of the refinancing of the 7.5% notes. John Giovenco, one of our directors, holds $1.2 million in aggregate principal amount of the 7.5% notes and will receive a portion of the net proceeds of the term loan and/or this offering as a result of the refinancing of the 7.5% notes. This offering is not conditioned upon the consummation of such tender or any redemption. Because we intend to use the proceeds of this offering and the term loan to repurchase the 7.5% notes, the tender offer is conditioned upon the consummation of both this offering and the term loan. The tender offer is also conditioned upon the tender by the early consent date of at least $200 million in aggregate principal amount of the 7.5% notes. This prospectus supplement does not constitute a notice of redemption. Any subsequent redemption will be done in accordance with the 7.5% note indenture. See “Use of proceeds.”

Corporate structure

The following chart illustrates the organizational structure of our principal operations. It is designed to depict generally how our various operations and major properties relate to one another and our ownership interest in them. It does not contain all of our subsidiaries and, in some cases for presentation purposes, we have combined separate entities to indicate operational relationships. We have also indicated the principal subsidiaries that are currently unrestricted subsidiaries under the indenture governing the notes offered hereby, i.e., the subsidiaries that will not be guarantors and will not be subject to the indenture covenants.

[1]

The unrestricted subsidiaries are PNK Development 11, LLC and PNK Development 18, LLC, which is wholly owned by PNK Development 11. PNK Development 18 purchased 26% of the common shares and certain preferred shares of Asian Coast Development (Canada) Ltd, or ACDL, for a total purchase price of $95 million. ACDL is developing a beachfront complex of integrated resorts in Southern Vietnam, two of which are expected to include gaming operations. PNK (VN), Inc., a subsidiary of PNK Development 18, entered into a management agreement with ACDL to manage the second integrated resort at the Ho Tram Strip through the year 2058, with a potential 20-year extension. PNK Development 11 also holds $10 million in aggregate principal amount of our 7.5% senior subordinated notes due 2015 and held $4.5 million in cash as of December 31, 2011. PNK Development 11 is expected to receive a portion of the proceeds of the term loan and/or this offering upon the refinancing of the 7.5% notes.

[2]	The unrestricted subsidiary is PNK Development 10, LLC, which as of December 31, 2011, held $10.5 million in cash.

The offering

We provide the following summary solely for your convenience. This summary is not a complete description of this offering. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the notes offered, see the section entitled “Description of notes” in this prospectus supplement.

Issuer	Pinnacle Entertainment, Inc.

Notes offered	$250,000,000 in aggregate principal amount of % Senior Subordinated Notes due 2022.

Maturity date	, 2022

Interest rate	% per annum.

Interest payment dates	and of each year, beginning on , 2012.

Guarantees	Our obligations under the notes will be fully and unconditionally guaranteed on a senior subordinated basis, jointly and severally, by certain of our current and future domestic restricted subsidiaries. Certain of our subsidiaries, including our subsidiaries which own interests in the private company that is developing integrated resorts in Vietnam, own $10 million in aggregate principal amount of our 7.5% senior subordinated notes due 2015 and own certain miscellaneous assets including some cash, will not be guarantors of the notes. As of December 31, 2011, the non-guarantor subsidiaries held approximately $113.5 million of our total assets of approximately $1.9 billion.

Ranking	The notes and the related subsidiary guarantees will be unsecured senior subordinated indebtedness. Accordingly, they will be:

• subordinated in right of payment to all of our and our subsidiary guarantors’ existing and future indebtedness except indebtedness that expressly provides that it ranks equal or subordinate in right of payment to the senior subordinated notes and the related subsidiary guarantees;

• pari passu in right of payment to all of our and our subsidiary guarantors’ existing and future senior subordinated indebtedness, including our 8.75% senior subordinated notes due 2020, and any of our 7.5% senior subordinated notes due 2015 that remain outstanding following this transaction;

• senior in right of payment to all of our and our subsidiary guarantors’ future debt that is specifically subordinated to the senior subordinated notes and the related guarantees; and

• structurally subordinated to all obligations of our non-guarantor subsidiaries.

As of December 31, 2011, after giving effect to the completion of this offering, the term loan, the expected pay down of revolving borrowings under our amended and restated credit facility as of the closing of this offering and the application of the net proceeds of this offering and the term loan, the notes and the related subsidiary guarantees would have been subordinated to (i) approximately $701 million of senior indebtedness, including the term loan and 8.625% senior notes, and (ii) approximately $410 million of unused revolving credit facility commitments not taking into account outstanding letters of credit of $11.1 million. Assuming we had completed this offering on December 31, 2011, these notes would have been structurally junior to approximately $0.3 million of debt and other liabilities (including trade payables) of our non-guarantor subsidiaries.

Optional redemption	At any time prior to , 2017, we may redeem some or all of the notes at a redemption price equal to the principal amount of the notes redeemed plus accrued and unpaid interest to the redemption date plus a “make-whole” premium set forth under “Description of notes—Redemption at make-whole premium.” In addition, at any time on or after , 2017, we may redeem some or all of the notes at the redemption prices set forth under “Description of notes—Optional redemption,” plus accrued and unpaid interest to the redemption date. Prior to , 2015 we may redeem up to 35% of the aggregate principal amount of the notes with the proceeds of certain equity offerings.

Offer to purchase	If we experience specific kinds of changes of control, and, under certain circumstances, if we sell assets, we may be required to offer to purchase the notes at the prices set forth under “Description of notes” under the headings “—Repurchase at the option of holders—Change of control” and “—Asset sales.”

Redemption or other disposition based upon gaming laws	The notes are subject to redemption or disposition requirements imposed by gaming laws and regulations of gaming authorities in jurisdictions in which we conduct gaming operations. See “Description of notes—Gaming redemption or other disposition.”

Covenants	The indenture governing the notes, among other things, limit our (and our restricted subsidiaries’) ability to:

• incur additional indebtedness and issue preferred stock;

• pay dividends or distributions on or purchase our equity interests;

• make other restricted payments or investments;

• redeem debt that is junior in right of payment to the notes;

• use our assets as security in other transactions;

• place restrictions on distributions and other payments from restricted subsidiaries;

• sell certain assets or merge with or into other entities; and

• enter into transactions with affiliates.

Each of the covenants is subject to a number of important exceptions and qualifications. See “Description of notes—Certain covenants.”

Absence of established markets for the notes	The notes are a new issue of securities, and currently there is no market for the notes. The underwriters have advised us that they intend to make a market for the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time in their sole discretion. Accordingly, we cannot assure you that a liquid market will develop for the notes.

Use of proceeds	We intend to use the net proceeds of this offering and the term loan to refinance our outstanding 7.5% senior subordinated notes due 2015, which we have offered to purchase pursuant to a tender offer. As of the date of this offering, we had $385 million in aggregate principal amount of our 7.5% notes outstanding. To the extent that the tender offer for the 7.5% notes is undersubscribed and there remain 7.5% notes outstanding, we intend to redeem the remaining 7.5% notes outstanding with the remaining net proceeds of this offering and/or the term loan. The redemption price for the 7.5% notes is currently 103.750% of principal amount, plus accrued and unpaid interest, and decreases to 101.875% on or after June 15, 2012. PNK Development 11, LLC, our wholly owned unrestricted subsidiary, holds $10 million in aggregate principal amount of the 7.5% notes and will receive a portion of the net proceeds of the term loan and/or this offering as a result of the refinancing of the 7.5% notes. John Giovenco, one of our directors, holds $1.2 million in aggregate principal amount of the 7.5% notes and will receive a portion of the net proceeds of the term loan and/or this offering as a result of the refinancing of the 7.5% notes. Certain of the underwriters or their affiliates hold a portion of the 7.5% notes and will receive a portion of the net proceeds of the term loan and/or this offering as a result of the refinancing of the 7.5% notes. We also expect to use the remaining net proceeds from the offering, if any, for general corporate purposes, including funding our development projects. See “Use of proceeds.”

Risk factors

An investment in the notes involves risk. You should carefully consider the information under “Risk factors” beginning on page S-16 of this prospectus supplement, and information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including without limitation the information under “Risk factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2011.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Summary consolidated financial data

The following tables present our summary consolidated financial data for the years ended December 31, 2011, 2010 and 2009. This data is derived from our audited consolidated financial statements and the notes to those statements. Because the data in these tables is only a summary, you should read our consolidated financial statements, including the related notes, incorporated herein by reference, the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K that is incorporated herein by reference, as well as the other data we have incorporated by reference into this prospectus supplement and accompanying prospectus.

The following table presents our summary consolidated financial data for the years ended December 31, 2011, 2010 and 2009, and as of December 31, 2011.

	Years ended December 31,
(dollars in thousands, except per share data)	2011(a)	2010(b)	2009(c)

Statement of Operations Data:
Revenues	$1,141,198	$1,058,568	$948,626
Operating income	128,610	52,185	3,367
Consolidated Adjusted EBITDA(d)	252,129	213,633	163,211
Income (loss) from continuing operations	30,196	(40,841)	(63,051)
Income (loss) from discontinued operations, net of income taxes	(32,735)	17,422	(195,251)
Net loss	(2,539)	(23,419)	(258,302)

Net loss per common share—basic:
Income (loss) from continuing operations	$0.49	$(0.67)	$(1.05)
Income (loss) from discontinued operations, net of income taxes	(0.53)	0.29	(3.25)

Net loss per common share	$(0.04)	$(0.38)	$(4.30)

Net loss per common share—diluted:
Income (loss) from continuing operations	$0.48	$(0.67)	$(1.05)
Income (loss) from discontinued operations, net of income taxes	(0.52)	0.29	(3.25)

Net loss per common share	$(0.04)	$(0.38)	$(4.30)

Segment Data:

Revenues:
L’Auberge Lake Charles	$375,387	$341,983	$339,035
St. Louis(e)	382,019	337,043	219,006
Boomtown New Orleans	133,643	139,124	137,662
Belterra Casino Resort	154,763	152,068	161,916
Boomtown Bossier City	84,999	87,925	90,902
River Downs (f)	10,258	0	0
Other	129	425	105

Total Revenues	$1,141,198	$1,058,568	$948,626

	Years ended December 31,
(dollars in thousands, except per share data)	2011(a)	2010(b)	2009(c)

Adjusted EBITDA(g):
L’Auberge Lake Charles	$103,916	$92,929	$79,210
St. Louis(e)	86,549	62,310	41,960
Boomtown New Orleans	44,938	43,919	37,642
Belterra Casino Resort	28,569	29,972	26,488
Boomtown Bossier City	18,843	20,196	19,212
River Downs (f)	(2,236)	0	0

Other Data:
Capital expenditures	$153,452	$157,537	$226,445

Cash flows provided by (used in):
Operating activities	$131,809	$88,683	$120,235
Investing activities	(293,376)	(130,651)	(202,410)
Financing activities	46,474	108,158	96,628

	As of December 31, 2011
(dollars in thousands)	Actual	As adjusted(h)

Balance Sheet Data:
Cash, restricted cash and equivalents	$85,048	$133,127
Total assets	$1,950,619	$2,002,944
Total long-term debt (including current portion)	$1,223,985	$1,295,780
Stockholders’ equity	$519,392	$508,458

(a)	The financial results for 2011 include a full year of operations at River City Casino, and the purchase of River Downs racetrack for approximately $45.2 million in January 2011, as well as our $95.0 million investment in ACDL in August 2011, which results have been included from the time of close. In November 2011, we entered into a definitive agreement to sell our Boomtown Reno operations, which is expected to close in 2012. We have reflected the business as discontinued operations and the related assets and liabilities as held for sale. In addition, we recognized an impairment charge of $11.9 million in 2011 related to Boomtown Reno, as the carrying value exceeded the fair value.

(b)	During the second quarter of 2010, we closed on the sale of our Argentine subsidiary, closed our President Casino in St Louis, Missouri and cancelled our planned Sugarcane Bay project in Lake Charles, Louisiana. On June 30, 2010, we completed the sale of our Argentina operations for approximately $40.0 million and recognized a loss on disposal of approximately $0.2 million, which was included in income (loss) from discontinued operations for 2010. In March 2010, we agreed to surrender our gaming license associated with the President Casino to the Missouri Gaming Commission on or before July 1, 2010 in exchange for the withdrawal and dismissal of a preliminary order for disciplinary action. We closed the President Casino on June 24, 2010. In April 2010, we cancelled our planned Sugarcane Bay project and surrendered the related gaming license. In connection with this decision, during the year ended December 31, 2010 we recorded impairment charges of approximately $30.6 million.

(c)	For 2009, we recorded impairment charges of $160 million related to our land holdings in Atlantic City, New Jersey, $20.9 million associated with the previously capitalized development costs of our prior Sugarcane Bay project and $0.7 million in connection with changes in the orientation and structure of the hotel at our L’Auberge Baton Rouge project.

Also in 2009, we determined that certain assets at our then-existing President Casino property were impaired and recorded impairment charges of $3.5 million. We also tested all long-lived assets at our Boomtown Reno property for recoverability. As a result of these tests, we recorded impairment charges in 2009 of $2.9 million related to real estate and an additional $7.4 million related to buildings and equipment.

(d)	Consolidated Adjusted EBITDA includes $11.0 million of severance charges and non-recurring costs related to the re-launch of our mychoice program for the year ended December 31, 2011 and severance charges of $6.5 million, and $5.7 million for the years ended December 31, 2010 and 2009, respectively.

Consolidated Adjusted EBITDA is a non-GAAP measurement. We define Consolidated Adjusted EBITDA as earnings before interest income and expense, income taxes, depreciation, amortization, pre-opening and development expenses, non-cash share-based compensation, asset impairment costs, write-downs, reserves, recoveries, corporate-level litigation settlement costs, gain (loss) on sale of certain assets, loss on early extinguishment of debt, gain (loss) on sale of equity security investments, minority interest and discontinued operations. We use Consolidated Adjusted EBITDA as a relevant and useful measure to compare operating results between accounting periods. The presentation of Consolidated Adjusted EBITDA has economic substance because it is used by management as a performance measure to analyze the performance of its business and is especially relevant in evaluating large, long-lived casino-hotel projects because it provides a perspective on the current effects of operating decisions separated from the substantial, non-operational depreciation charges and financing costs of such projects. Management eliminates the results from discontinued operations as they are discontinued. Management also reviews pre-opening and development expenses separately, as such expenses are also included in total project costs when assessing budgets and project returns, and because such costs relate to anticipated future revenues and income. Consolidated Adjusted EBITDA does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. We compensate for these limitations by using other comparative measures to assist in the evaluation of operating performance. Management believes that Consolidated Adjusted EBITDA is a useful measure for investors because it is an indicator of the strength and performance of ongoing business operations, including our ability to service debt and fund capital expenditures, acquisitions and operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare operating performance and value of companies within our industry. In addition, our credit facility and bond indentures require compliance with financial measures similar to Consolidated Adjusted EBITDA. Consolidated Adjusted EBITDA should not be considered as an alternative to operating income as an indicator of performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure provided in accordance with GAAP. Our calculation of Consolidated Adjusted EBITDA may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

A reconciliation from Consolidated Adjusted EBITDA to income (loss) from continuing operations is as follows:

	For the Years Ended December 31,
(in thousands)	2011	2010	2009

Consolidated Adjusted EBITDA	$252,129	$213,633	$163,211
Depreciation and amortization	(103,863)	(109,745)	(95,376)
Pre-opening and development costs	(8,817)	(13,649)	(16,608)
Non-cash share-based compensation	(6,676)	(6,227)	(13,461)
Write-downs, reserves and recoveries, net	(4,163)	3,701	(1,211)
Impairment of indefinite-lived intangible assets	0	(11,500)	0
Impairment of land and development costs	0	(23,662)	(24,093)
Impairment of buildings, riverboats and equipment	0	(366)	(9,095)
Loss on early extinguishment of debt	(183)	(1,852)	(9,467)
Loss from equity method investment	(588)	0	0
Other non-operating income†	397	226	178
Interest expense, net of capitalized interest	(95,705)	(103,093)	(70,327)
Gain on sale of equity securities	0	0	12,914
Income tax benefit (expense)	(2,335)	11,693	284

Income (loss) from continuing operations	$30,196	$(40,841)	$(63,051)

†	Reflects interest and dividend income.

(e)	The St. Louis segment includes Lumière Place and River City. The Lumière Place entertainment complex began its phased opening with its casino in December 2007, followed by the Pinnacle-owned 200-guestroom Four Seasons Hotel St. Louis and the renovated 294 all-suites HoteLumière, both in February 2008. River City opened in March 2010.

(f)	River Downs was acquired on January 28, 2011.

(g)

We define Adjusted EBITDA for each operating segment as earnings before interest income and expense, income taxes, depreciation, amortization, pre-opening and development expenses, non-cash share-based compensation, asset impairment costs, write-downs, reserves, recoveries, gain (loss) on sale of certain assets, gain (loss) on early extinguishment of debt, gain (loss) on sale of discontinued operations, and discontinued operations. We use Adjusted EBITDA to compare operating results among our properties and between accounting periods. Adjusted EBITDA has economic substance because it is used by management as a performance measure to analyze the performance of our business, and is especially relevant in evaluating large, long-lived casino-hotel projects because it provides a perspective on the current effects of operating decisions separated from the substantial non-operational depreciation charges and financing costs of such projects. We eliminate the results from discontinued operations as they are discontinued. We also review pre-opening and development expenses separately, as such expenses are also included in total project costs when assessing budgets and project returns, and because such costs relate to anticipated future revenues and income. We believe that Adjusted EBITDA is a useful measure for investors because it is an indicator of the strength and performance of ongoing business operations, including our ability to service debt and fund capital expenditures, acquisitions and operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare operating performance and value of companies within our industry. As discussed in Note 13 to our audited consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated herein by reference, we report segment operating results based on revenues and Adjusted EBITDA. Such segment reporting is on a basis consistent with how we measure our business and allocate resources internally. See the notes to those financial statements contained in such reports for more information regarding our segment information and a reconciliation of this financial information to consolidated income from continuing operations in accordance with GAAP.

(h)	The “As adjusted” balances (i) give effect to the issuance of the notes in this offering at a price of 100% of principal amount, less underwriters’ discounts and commissions and estimated expenses totaling approximately $5.2 million, (ii) give effect to the $250 million term loan under our amended and restated credit facility less fees and expenses totaling approximately $3.3 million (iii) assume that our tender offer for $385 million in aggregate principal amount of 7.5% senior subordinated notes due 2015 is fully subscribed at the early consent date and that such notes are repurchased at a price equal to 103% of the principal amount with the net proceeds of this offering and the term loan, (iv) include the additional approximately $1 million in net borrowings under our revolving credit facility between December 31, 2011 and March 1, 2012, which amount of additional borrowing is reflected as additional cash, cash equivalents and restricted cash, and (v) give effect to the anticipated pay down of all amounts outstanding under our amended and restated revolving credit facility with a portion of the net proceeds of the term loan. See “Use of proceeds” and “Capitalization.”

Risk factors

In considering whether to purchase the notes offered hereby, you should carefully consider all of the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2011 and other information which may be incorporated by reference in this prospectus supplement and the accompanying prospectus as provided under “Information incorporated by reference.”

Risks related to our business

Our business is particularly sensitive to reductions in consumers’ discretionary spending as a result of downturns in the economy or other changes we cannot accurately predict.

Demand for entertainment and leisure activities is sensitive to consumers’ disposable incomes, and thus demand can be affected by changes in the economy that we cannot predict. Perceived or actual unfavorable changes in general economic conditions, including recession, economic slowdown, continued high unemployment levels, the current housing and credit crises, the potential for bank failures, higher fuel or other transportation costs, and changes in consumer confidence, may reduce disposable income of our customers or result in fewer patrons visiting our casinos. As a result, we cannot ensure that demand for entertainment and leisure activities will not be adversely affected. Continued adverse developments affecting economies throughout the world, including a general tightening of the availability of credit, potentially rising interest rates, increasing energy costs, rising prices, inflation, acts of war or terrorism, natural disasters, declining consumer confidence or significant declines in the stock market could lead to a reduction in discretionary spending on entertainment and leisure activities, which could adversely affect our business, financial condition and results of operations. Deterioration in operating results could affect our ability to comply with financial covenant ratios, other covenants and requirements in our amended and restated credit facility and requirements under the bond indentures discussed in other risk factors below.

The global financial crisis and recession has affected our business and financial condition, and may continue to affect us in ways that we currently cannot accurately predict.

The continued credit crisis, recession and related turmoil in the global financial system have had and may continue to have an effect on our business and financial condition. We do not know the duration or severity of the current economic downturn. If a significant percentage of our lenders under our amended and restated credit facility were to file for bankruptcy or otherwise default on their obligations to us, we may not have the liquidity to fund our current or future projects. There is no certainty that our lenders will continue to remain solvent or fund their respective obligations under our amended and restated credit facility.

The significant distress recently experienced by financial institutions has had and may continue to have far reaching adverse consequences across many industries, including the gaming industry. The recent credit and liquidity crisis greatly restricted the availability of capital and caused the cost of capital (if available) to be much higher than it had traditionally been. Volatility in the capital markets is perceived to be high. The need to access the capital markets could increase the costs of our projects, which could have an impact on our flexibility to react to changing economic and business conditions and our ability or willingness to fund our development projects. All of these effects could have a material adverse effect on our business, financial condition and results of operations.

Our substantial development plans for capital-intensive projects will require us to borrow significant amounts under our amended and restated credit facility and, depending on which projects are pursued to completion, may cause us to incur substantial additional indebtedness.

Currently, we are in the process of constructing L’Auberge Baton Rouge, our casino hotel project in Baton Rouge, Louisiana, which is currently expected to open by Labor Day 2012. The budget for the project is currently $368 million (exclusive of land costs and capitalized interest). Due to construction disruption and previously unanticipated site preparation work, the construction budget has increased by approximately 3.0% to $368 million from the previous budget of $357 million. Additional amounts are also needed to fund the initial operations of the facility once it opens. As of December 31, 2011, we have spent approximately $155.5 million and we expect to fund the remaining $212.5 million of the overall project budget, as well as the funding of initial operations, with cash on-hand, expected cash flow from existing operations, and our $410 million credit facility.

In addition, we recently purchased River Downs racetrack in Ohio in January 2011. In June 2011, the Governor of Ohio announced that it is his intention that each of Ohio’s racetrack owners be permitted to apply for a 10-year license to operate a video lottery terminal facility at a cost of $50 million. He further stated that video lottery terminal licensees would be required to invest at least $150 million in their facilities. We cannot predict whether the Governor’s plan will be implemented on its terms or at all. There is currently a legal challenge to the implementation of the Governor’s plan, the outcome of which is uncertain. If video lottery terminals are ultimately approved for use at Ohio’s racetracks and become operational, we plan to move quickly to revitalize River Downs and develop a new gaming, racing and entertainment destination facility for the Cincinnati, Ohio market.

In the event that our future cash flows from operations do not match the levels we currently anticipate, whether due to downturns in the economy or otherwise, we may need to amend the terms of our credit facility or obtain waivers from our lenders in order to continue with our current, or implement future, development plans. We may not be able to obtain such an amendment or waiver from our lenders. In such event, we may need to raise funds through the capital markets and may not be able to do so on favorable terms or on terms acceptable to us.

The gaming industry is very competitive and increased competition, including through legislative legalization or expansion of gaming by states such as Texas, Kentucky Ohio and Illinois or through Native American gaming facilities and internet gaming, could adversely affect our financial results.

We face significant competition in all of the markets in which we operate. With fewer new markets opening for development in recent years, this competition will intensify if new gaming operations enter our markets or existing competitors expand their operations. Increased competitive pressures may adversely affect our ability to continue to attract customers or require us to offer a larger number of, or more costly, promotions to compete more efficiently. We have entered into a number of strategic partnerships to compete with other competitors. The loss of one of these strategic partnerships may adversely affect our business.

Further, several of our properties are located in jurisdictions that restrict gaming to certain areas and/or are adjacent to states that currently prohibit or restrict gaming operations. Economic difficulties faced by state governments could lead to intensified political pressures for the legalization of gaming in jurisdictions where it is currently prohibited. The legalization of gaming in such jurisdictions could be an expansion opportunity for us, or a significant threat to us, depending on where the legalization occurs and our ability to capitalize on it. In particular, our ability to attract customers to our existing casinos would be significantly and adversely affected by the legalization or expansion of gaming in any of our existing markets and Texas, Ohio, Illinois, Kentucky, Oklahoma, and California and the development or expansion of Native American casinos in our markets. The value of our site in Atlantic City has been adversely affected and may be further affected by the legislation or expansion of casino gaming in Delaware, Maryland, Pennsylvania, West Virginia, New York, northern New Jersey and Connecticut. In 2008 and 2009, we recorded impairments to the value of our land in Atlantic City totaling approximately $357 million. In Vietnam, the Company has invested $95.0 million in ACDL whose Vietnamese subsidiary is developing a complex of integrated resorts in southern Vietnam which, when complete, will compete with slot parlors located in various 5-star hotels in the market, as well as other destination casinos located throughout southeast Asia, including in Macau and Singapore.

In the past, legislation to legalize or expand gaming has been introduced in some of these jurisdictions, and federal law favors the expansion of Native American gaming. In 2009, legislation to approve up to 12 resort casinos, slot machines at racetracks and Native American gaming in Texas was rejected during the state’s 2009 legislative session. Numerous gaming bills were introduced in the Texas Legislature during its 2010-11 regular session, none of which passed. We expect similar proposals to legalize or expand gaming will be made in the future in various states, and it is uncertain whether such proposals will be successful. Further, because the global economic recession has reduced the revenues of state governments from traditional tax sources, voters and state legislatures may be more sympathetic to proposals authorizing or expanding gaming in those jurisdictions.

In June 2011, the Illinois legislature passed an omnibus gaming bill that would allow, among other items, five new casinos in the state, including a 4,000-position property in downtown Chicago and riverboats in Rockford, Park City, Danville and one of six south Cook County suburbs, pending local approvals, and slots at six racetracks in the state, five in Chicago and one near St. Louis. The Governor of Illinois never signed the bill. If gaming operations expanded in Illinois, it would adversely affect our business, particularly our St. Louis properties.

In February 2012, a bill was introduced in the Kentucky legislature which would authorize a statewide vote to amend the state’s constitution to allow expanded gaming at up to seven locations in Kentucky. This bill subsequently died on the Kentucky Senate floor. If gaming was legalized in Kentucky, it would have an adverse effect on our Belterra and River Downs facilities.

Even in gaming markets where the state governments do not choose to increase the maximum number of gaming licenses available, we face the risk that existing casino licensees will expand their operations and the risk that Native American gaming will continue to grow. Furthermore, Native American gaming facilities frequently operate under regulatory requirements and tax environments that are less stringent than those imposed on state-licensed casinos, which could provide such Native American gaming facilities with a competitive advantage in our markets.

In April 2010, we canceled our Sugarcane Bay casino development in Lake Charles, Louisiana and we surrendered the related gaming license to the Louisiana Gaming Control Board, or the LGCB. In February 2011, the LGCB granted a license for a new gaming facility in Lake Charles, which would be adjacent to our L’Auberge Lake Charles casino. A new casino in Lake Charles would compete directly with L’Auberge Lake Charles and may reduce such property’s revenues significantly. In February 2012, the LGCB approved the construction of a new gaming facility in Bossier City, Louisiana. This new casino will compete directly with our Boomtown Bossier City casino and may reduce such property’s revenues significantly. During 2011, we derived 32.9% of our revenues from our L’Auberge Lake Charles property.

In Ohio, there are four casinos which are being developed and located in each of Cincinnati, Cleveland, Toledo, and Columbus. Our Belterra and River Downs facilities will face competition from these casinos in Ohio and from existing riverboats in Indiana and may face competition from racetracks in Ohio with video lottery terminals.

From time to time, our competitors refurbish, rebrand or expand their casino offerings in the markets in which we operate, which could function to increase competition in those markets. For example, a large competitor of our Belterra property reopened a rebranded and refurbished riverboat casino in Lawrenceburg, Indiana replacing a smaller facility.

We face competition from racetracks that offer slot machines. In the event that video lottery terminals become operational at racetracks in Ohio, our Belterra property will face competition from these racetracks (including from River Downs) and racinos in Indiana. We also compete with other forms of legalized gaming and entertainment such as bingo, pull-tab games, card parlors, sports books, pari-mutuel or telephonic betting on horse and dog racing, state-sponsored lotteries, video lottery terminals, video poker terminals and, in the future, we may compete with gaming at other venues. Furthermore, competition from internet lotteries and other internet wagering gaming services, which allow their customers to wager on a wide variety of sporting events and play Las Vegas-style casino games from home, could divert customers from our properties and thus adversely affect our business. Such internet wagering services are often illegal under federal law but operate from overseas locations, and are nevertheless sometimes accessible to domestic gamblers. There are also proposals that would specifically legalize internet gaming under federal law.

Subsequent phases to certain of our existing projects and potential enhancements at our properties may require us to raise additional capital.

We may need to access the capital markets or otherwise obtain additional funds to complete subsequent phases of our existing projects in downtown St. Louis and in St. Louis County, and to fund potential enhancements we may undertake at our facilities there and elsewhere. We do not know when or if the capital markets will permit us to raise additional funds for such phases and enhancements in a timely manner, or on acceptable terms, or at all. Inability to access the capital markets, or the availability of capital only on less-than-favorable terms, may force us to delay, reduce or cancel our subsequent phases and enhancement projects. Delay, reduction or cancellation of the subsequent phases of our projects could subject us to financial penalties, and the possibility of such penalties could require us to obtain additional financing on unfavorable terms.

Our ability to obtain bank financing or to access the capital markets for future debt or equity offerings may also be limited by our financial condition, results of operations or other factors, such as our credit rating or outlook at the time of any such financing or offering and the covenants in our existing debt agreements, as well as by general economic conditions and contingencies and uncertainties that are beyond our control. As we seek additional financing, we will be subject to the risks of rising interest rates and other factors affecting the financial markets.

We may not meet the conditions for the maintenance of the license that we plan to utilize for L’Auberge Baton Rouge.

The LGCB, has established numerous conditions for use of the license for our L’Auberge Baton Rouge project, which, if not satisfied, could result in forfeiture of such license. One such condition is that we deposit $25 million in an escrow account to be maintained until the commencement of gaming operations, which amount was deposited and would be paid to the State of Louisiana in the event that we surrender the license due to withdrawal or cancellation of the L’Auberge Baton Rouge project or upon revocation of the license by the LGCB.

Another of the conditions to the license for L’Auberge Baton Rouge is that construction of the project must be substantially complete by July 31, 2012. During construction, we have faced unusually high volatility of the Mississippi River’s water levels in Baton Rouge. In 2011, unusually low river levels prevented construction progress on the wet side of the flood levee. Subsequently, unusually high water levels on the dry side of the flood levee delayed construction progress on the hotel until the river level receded. During the third quarter of 2011, we fully resumed construction of the foundations for the hotel. In May 2011, we entered into an amendment to the guaranteed maximum price agreement for L’Auberge Baton Rouge, which currently provides that the guaranteed date of completion for the project is May 31, 2012 and which we anticipate amending to a later date. Management currently expects L’Auberge Baton Rouge to be open by Labor Day 2012.

We will have to obtain an extension from the LGCB for L’Auberge Baton Rouge to permit a date later than July 31, 2012 for the substantial completion of construction. There can be no assurance that the LGCB will approve an extension to permit such later date, if required. Thus, the ultimate opening date is dependent upon receiving any required extension from the LGCB, among other factors.

While we intend to fulfill all of the other conditions set by the LGCB, it is uncertain whether we will be able to do so or that the LGCB would agree to make any amendments to the conditions that might be necessary. Forfeiture of the license for L’Auberge Baton Rouge could adversely affect our expansion plans for the Louisiana gaming market.

Insufficient or lower-than-expected results generated from our new developments and acquired properties may negatively affect the market for our securities; our new properties may compete with our existing properties.

We cannot assure you that the revenues generated from our new developments and acquired properties will be sufficient to pay related expenses if and when these developments are completed; or, even if revenues are sufficient to pay expenses, that the new developments and acquired properties will yield an adequate return or any return on our significant investments. Our projects, if completed, may take significantly longer than we expect to generate returns, if any. Moreover, lower-than-expected results from the opening of a new facility may negatively affect us and the market for our securities and may make it more difficult to raise capital, even as the shortfall increases the need to raise capital. We are currently developing a new facility in Baton Rouge, Louisiana.

As our new properties open, they may compete with our existing properties. For example, our River City Casino in St. Louis County, Missouri, which opened on March 4, 2010, is located approximately 12 miles from our Lumière Place facility in St. Louis, Missouri and has diverted business away from such location. In addition, if video lottery terminals become operational at River Downs in Ohio, it will compete with our Belterra Casino Resort in Indiana.

Rising operating costs at our gaming properties could have a negative impact on our business.

The operating expenses associated with our gaming properties could increase due to, among other reasons, the following factors:

•	changes in the foreign, federal, state or local tax or regulations, including state gaming regulations or taxes, could impose additional restrictions or increase our operating costs;

•

aggressive marketing and promotional campaigns by our competitors for an extended period of time could force us to increase our expenditures for marketing and promotional campaigns in order to maintain our existing customer base and attract new customers;

•

as our properties age, we may need to increase our expenditures for repairs, maintenance, and to replace equipment necessary to operate our business in amounts greater than what we have spent historically;

•	an increase in the cost of health care benefits for our employees could have a negative impact on our financial results;

•	our reliance on slot play revenues and the concentration of relatively few slot play vendors could impose additional costs on us;

•	availability and cost of the many products and services we provide our customers, including food, beverages, retail items, entertainment, hotel rooms, spa and golf services;

•	availability and cost associated with insurance;

•	increases in costs of labor, including due to potential unionization of our employees;

•	our properties use significant amounts of electricity, natural gas and other forms of energy, and energy price increases may adversely affect our cost structure; and

•	our properties use significant amounts of water, and a water shortage may adversely affect our operations.

If our operating expenses increase without any offsetting increase in our revenues, our results of operations would suffer.

We are engaged from time to time in one or more construction and development projects, and many factors could prevent us from completing them as planned, including the escalation of construction costs beyond increments anticipated in our construction budgets.

Construction of major buildings has certain inherent risks, including the risks of fire, structural collapse, human error and electrical, mechanical and plumbing malfunction. In addition, projects entail additional risks related to structural heights and the required use of cranes. Our development and expansion projects also entail significant risks, including:

•	shortages of materials;

•	shortages of skilled labor or work stoppages;

•	unforeseen construction scheduling, engineering, excavation, environmental or geological problems;

•	natural disasters, hurricanes, weather interference, changes in river levels, floods, fires, earthquakes or other casualty losses or delays;

•	unanticipated cost increases or delays in completing the projects;

•	delays in obtaining or inability to obtain or maintain necessary licenses or permits;

•	changes to plans or specifications;

•	performance by contractors and subcontractors;

•	disputes with contractors;

•	disruption of our operations caused by diversion of management’s attention to new development projects and construction at our existing properties;

•	remediation of environmental contamination at some of our proposed construction sites, which may prove more difficult or expensive than anticipated in our construction budgets;

•	failure to obtain and maintain necessary gaming regulatory approvals and licenses, or failure to obtain such approvals and licenses on a timely basis;

•

requirements or government-established “goals” concerning union labor or requiring that a portion of the project expenditures be through companies controlled by specific ethnic or gender groups, goals that may not be obtainable, or may only be obtainable at additional project cost; and

•

increases in the cost of raw materials for construction, driven by worldwide demand, higher labor and construction costs and other factors, may cause price increases beyond those anticipated in the budgets for our development projects.

Increases in the cost of raw materials for construction, driven by worldwide demand, higher labor and construction costs and other factors, may cause price increases beyond those anticipated in the budgets for our development projects. Escalating construction costs may cause us to modify the design and scope of projects from those initially contemplated or cause the budgets for those projects to be increased. We generally carry insurance to cover certain liabilities related to construction, but not all risks are covered, and it is uncertain whether such insurance will provide sufficient payment in a timely fashion even for those risks that are insured and material to us.

It is uncertain whether any of our projects will be completed on time or within established budgets. In May 2011, we entered into an amendment to the guaranteed maximum price agreement for our L’Auberge Baton Rouge project, which provides that the guaranteed date of completion for the project is May 31, 2012. Management currently expects L’Auberge Baton Rouge to open by Labor Day 2012. However, the ultimate opening date is dependent upon obtaining regulatory and other governmental approvals. Significant delays or cost overruns related to our construction projects could significantly reduce any return on our investment in these projects and adversely affect our earnings and financial resources. There are also certain tax incentives for project construction in hurricane-damaged areas and for economic-oriented reasons that require completion of new facilities by certain dates. There is no certainty that such dates will be met. Construction of our development projects exposes us to risks of cost overruns due to typical construction uncertainties associated with any project or changes in the designs, plans or concepts of such projects. For these and other reasons, construction costs may exceed the estimated cost of completion, notwithstanding the existence of any guaranteed maximum price construction contracts.

We derived 52% of our revenues in 2011 from our casinos located in Louisiana and are especially subject to certain risks, including economic and competitive risks, associated with the conditions in that area and in the states from which we draw patrons.

Three out of our seven gaming properties are located in Louisiana. During 2011, we derived 52% of our revenues from these three casinos and 32.9% from one of them, L’Auberge Lake Charles in Lake Charles, Louisiana. In addition, we are building a casino hotel in Baton Rouge, Louisiana. Because we derive a significant percentage of our revenues from a small number of properties concentrated in a relatively small area, we are subject to greater risks from local conditions than a gaming company with operating properties in several different markets. A decrease in revenues from or increase in costs for one of these locations is likely to have a proportionally higher impact on our business and operations than it would for a gaming company with more geographically diverse operating properties. Risks from local conditions include the following:

•	local competitive conditions, including legalization or expansion of gaming in Louisiana or in neighboring states, including Texas;

•	reduced land and air travel due to increasing fuel costs or transportation disruptions;

•	inaccessibility of the area due to inclement weather, road construction or closure of primary access routes;

•	the outbreak of public health threats at any of our properties, or in the areas in which they are located, or the perception that such threats exist; and

•	a decline in the number of visitors to Lake Charles, New Orleans or Bossier City, Louisiana.

In February 2011, the LGCB granted a license for a new gaming facility in Lake Charles, which would be adjacent to our L’Auberge Lake Charles casino. A new casino in Lake Charles would compete directly with L’Auberge Lake Charles and may reduce such property’s revenues significantly. In addition, in February 2012, the LGCB approved the construction of a new gaming facility in Bossier City, Louisiana. This new casino will compete directly with Boomtown Bossier City and may reduce such property’s revenues significantly.

Some of our casinos are located on leased property. If we default on one or more leases, the applicable lessors could terminate the affected leases and we could lose possession of the affected casino.

We lease certain parcels of land on which L’Auberge Lake Charles, River City, and Belterra Casino Resort are located. As a ground lessee, we have the right to use the leased land; however, we do not retain fee ownership in the underlying land. Accordingly, with respect to the leased land, we will have no interest in the land or improvements thereon at the expiration of the ground leases. Moreover, since we do not completely control the land underlying the property, a landowner could take certain actions to disrupt our rights in the land leased under the long-term leases which are beyond our control. If the entity owning any leased land chose to disrupt our use either permanently or for a significant period of time, then the value of our assets could be impaired and our business and operations could be adversely affected. If we were to default on any one or more of these leases, the applicable lessors could terminate the affected leases and we could lose possession of the affected land and any improvements on the land, including the hotels and casinos. This would have a significant adverse effect on our business, financial condition and results of operations as we would then be unable to operate all or portions of the affected facilities and may result in the default under our amended and restated credit agreement.

Our operations are largely dependent on the skill and experience of our management and key personnel. The loss of management and other key personnel could significantly harm our business, and we may not be able to effectively replace members of management who have left the company.

Our continued success and our ability to maintain our competitive position is largely dependent upon, among other things, the efforts and skills of our senior executives and management team. Although we have entered into employment agreements with certain of our senior executives and key personnel, we cannot guarantee that these individuals will remain with us. If we lose the services of any members of our management team or other key personnel, our business may be significantly impaired. We cannot assure you that we will be able to retain our existing senior executive and management personnel or attract additional qualified senior executive and management personnel.

In addition, our officers, directors and key employees also are required to file applications with the gaming authorities in each of the jurisdictions in which we operate and are required to be licensed or found suitable by these gaming authorities. If the gaming authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with us, we would have to sever all relationships with that person. Furthermore, the gaming authorities may require us to terminate the employment of any person who refuses to file appropriate applications. Either result could significantly impair our operations.

Our industry is highly regulated, which makes us dependent on obtaining and maintaining gaming licenses and subjects us to potentially significant fines and penalties.

The ownership, management and operation of gaming facilities are subject to extensive state and local regulation. The statutes, rules and regulations of the states and local jurisdictions in which we and our subsidiaries conduct gaming operations require us to hold various licenses, registrations, permits and approvals and to obtain findings of suitability. The various regulatory authorities, including the Indiana Gaming Commission, the Louisiana Gaming Control Board, the Missouri Gaming Commission, the Nevada State Gaming Control Board, the Nevada Gaming Commission, the Ohio State Racing Commission and the Ohio Lottery Commission, may, among other things, limit, condition, suspend, revoke or fail to renew a license to conduct gaming operations or prevent us from owning the securities of any of our gaming subsidiaries for any cause deemed reasonable by such licensing authorities. Substantial fines or forfeitures of assets for violations of gaming laws or regulations may be levied against us, our subsidiaries and the persons involved, including, but not limited to, our management, employees and holders of 5% or more of the Company’s securities. In addition, many of the Company’s key vendors must be licensed and found suitable by regulatory authorities and there can be no assurance that such vendors will be able to be licensed and found suitable.

To date, we have obtained all governmental licenses, findings of suitability, registrations, permits and approvals necessary for the operation of our existing gaming facilities. It is uncertain, however, whether we will be able to obtain any new licenses, registrations, permits, approvals and findings of suitability that may be required in the future or that existing ones will be renewed or will not be suspended or revoked. Any expansion of our gaming operations in our existing jurisdictions or into new jurisdictions may require various additional licenses, findings of suitability, registrations, permits and approvals of the gaming authorities. The approval process can be time consuming and costly, and there can be no assurance of success.

We are also subject to a variety of other rules and regulations, including, but not limited to, laws and regulations governing payment card information and the serving of alcoholic beverages at our operating properties. If we are not in compliance with these laws, it could adversely affect our business.

Potential changes in the regulatory environment could harm our business.

Changes in regulations affecting the casino business can affect our existing or proposed operations. In addition, legislators and special-interest groups have proposed legislation from time to time that would restrict or prevent gaming operations. Moreover, various jurisdictions such as Illinois, Delaware and New Jersey have restricted smoking on the casino floor and jurisdictions such as Missouri, Indiana and Louisiana have considered implementing similar restrictions. Such restrictions resulted in decreases in gaming revenues. Other regulatory restrictions or prohibitions on our current or future gaming operations could curtail our operations and could result in decreases in revenues.

We operate in a highly taxed industry and it may be subject to higher taxes in the future. If the jurisdictions in which we operate increase gaming taxes and fees, our operating results could be adversely affected.

In gaming jurisdictions in which we operate, state and local governments raise considerable revenues from taxes based on casino revenues and operations. We also pay property taxes, admission taxes, occupancy taxes, sales and use taxes, payroll taxes, franchise taxes and income taxes.

Our profitability depends on generating enough revenues to pay gaming taxes and other largely variable expenses, such as payroll and marketing, as well as largely fixed expenses, such as property taxes and interest expense. From time to time, state and local governments have increased gaming taxes and such increases can significantly impact the profitability of gaming operations.

We cannot assure you that governments in jurisdictions in which we operate, or the federal government, will not enact legislation that increases gaming tax rates. The global economic recession has reduced the revenues of state governments from traditional tax sources, which may cause state legislatures or the federal government to be more inclined to increase gaming tax rates.

We face many risks associated with our investment in a privately held company that is developing a complex of integrated resorts in Vietnam, two of which are expected to include gaming operations; our involvement in Vietnam could expose us to risks associated with violations of the Foreign Corrupt Practices Act or applicable anti-money laundering regulations, which could have a negative impact on us.

PNK Development 18, LLC, one of our wholly owned unrestricted subsidiaries, owns 26% of Asian Coast Development (Canada) Ltd., a British Columbia corporation (“ACDL”). Entities affiliated with Harbinger Capital Partners (collectively, “Harbinger”) are the majority shareholders of ACDL. ACDL is the owner and developer of the Ho Tram Strip beachfront complex of destination integrated resorts and residential developments in southern Vietnam. As a minority shareholder of ACDL, our ability to control the management, record keeping, operations and decision-making of ACDL is limited.

ACDL is currently constructing and developing the first phase of the first integrated resort of the planned resort complex in the Ho Tram Strip. We cannot predict whether construction will progress as scheduled or as budgeted, or if additional monies will be needed. ACDL also needs to obtain a working capital credit facility for such first phase. ACDL has obtained funding solely for the first phase of the first integrated resort. ACDL is relying on various agreements with both Vietnamese financial institutions and Harbinger (collectively, the “ACDL Lenders”) to provide funding for construction of the first phase of the first integrated resort, which will require ACDL to comply with certain covenants and conditions. ACDL’s ability to comply with the conditions and covenants contained in the credit agreement may be affected by general economic conditions, industry conditions, and other events beyond the control of ACDL. As a result, we cannot assure you that ACDL will be able to comply with these covenants. In addition, there can be no assurance that the ACDL Lenders will continue to have the financial capacity to comply with such obligations to fund their respective obligations. In the event that the ACDL Lenders do not fund their financial obligations, there can be no assurance that ACDL will be able to replace the ACDL Lenders in a timely manner, or at all, or on terms that are acceptable to ACDL and its shareholders.

In the future, we expect ACDL will need to obtain funding for subsequent phases of the planned resort complex. There can be no assurance that ACDL will be able to obtain this funding or funds in a timely manner, or on acceptable terms, or at all, particularly if the current debt market environment does not improve.

If ACDL is unable to build the resort complex as planned, it will have a negative impact on our ownership stake in ACDL. There can be no assurance that the second integrated resort of the Ho Tram Strip, of which we would have the right to manage, will be developed. Further, the resorts in the Ho Tram Strip will be new developments with no history of operations. We cannot assure you that ACDL will be able to attract a sufficient number of hotel guests, gaming customers and other visitors to the Ho Tram Strip to make its operations profitable.

ACDL’s operations will be subject to the significant business, economic, regulatory and competitive uncertainties and contingencies frequently encountered by new businesses in new gaming jurisdictions and other risks associated with this investment, many of which are beyond ACDL’s or our control. The gaming elements of the businesses will be subject to regulation by the government of Vietnam and uncertainty exists as to how such regulation will affect ACDL’s gaming operations. Because ACDL has no operating history, it may be more difficult for ACDL to prepare for and respond to these types of risks than for a company with an established business and operating cash flow. If ACDL is not able to manage these risks successfully, it could negatively impact our investment. These and other risks could result in the failure to recover our investment in ACDL or to realize any gains in respect thereof.

ACDL will have operations outside the United States, which will expose us to complex foreign and U.S. regulations inherent in doing business in Vietnam. We are subject to regulations imposed by the Foreign Corrupt Practices Act, or the FCPA, and other anti-corruption laws that generally prohibit U.S. companies and their intermediaries from offering, promising, authorizing or making improper payments to foreign government officials for the purpose of obtaining or retaining business. Violations of the FCPA and other anti-corruption laws may result in severe criminal and civil sanctions as well as other penalties. The SEC and U.S. Department of Justice have increased their enforcement activities with respect to the FCPA.

Internal control policies and procedures and the compliance program that ACDL has implemented to deter prohibited practices may not be effective in prohibiting its employees, contractors or agents from violating or circumventing our policies and the law. Even though our investment in ACDL is through an unrestricted subsidiary, if ACDL’s or our employees or agents fail to comply with applicable laws or company policies governing ACDL’s international operations, we and our subsidiaries may face investigations, prosecutions and other legal and regulatory proceedings and actions which could result in civil penalties, administrative remedies and criminal sanctions which could, in turn, serve as the basis for the initiation of like proceedings by gaming regulators in one or more of the states wherein we and our subsidiaries hold gaming licenses. Any determination that we have violated the FCPA could have a material adverse effect on our financial condition and on the gaming licenses and approvals held by us and our subsidiaries. Compliance with international and U.S. laws and regulations that apply to ACDL’s international operations increases the cost of doing business in foreign jurisdictions. ACDL will also deal with significant amounts of cash in its operations and we will be subject to various reporting and anti-money laundering regulations. Any violation of anti-money laundering laws or regulations by ACDL could have a negative effect on our results of operations.

Adverse weather conditions, road construction, gasoline shortages and other factors affecting our facilities and the areas in which we operate could make it more difficult for potential customers to travel to our properties and deter customers from visiting our properties.

We believe that the vast majority of our customers drive to our properties. Our continued success depends upon our ability to draw customers from each of the geographic markets in which we operate. Adverse weather conditions or road construction can deter our customers from traveling to our facilities or make it difficult for them to frequent our properties. In addition, gasoline shortages or fuel price increases in regions that constitute a significant source of customers for our properties could make it more difficult for potential customers to travel to our properties and deter customers from visiting. Our dockside gaming facilities in Indiana and Louisiana, as well as any additional riverboat or dockside casino properties that might be developed or acquired, are also subject to risks, in addition to those associated with land-based casinos, which could disrupt our operations. Although none of our vessels leave their moorings in normal operations, there are risks associated with the movement or mooring of vessels on waterways, including risks of casualty due to river turbulence, flooding, collisions with other vessels and severe weather conditions.

Our results of operations and financial condition could be materially adversely affected by the occurrence of natural disasters, such as hurricanes, or other catastrophic events, including war and terrorism.

Natural disasters, such as major hurricanes, typhoons, floods, fires and earthquakes, could adversely affect our business and operating results. Hurricanes are common in the areas in which our Louisiana properties are located, and the severity of such natural disasters is unpredictable. Our Lumière Place and River City facilities are located near the Madrid Fault Line and are subject to earthquakes. In addition, our River City casino is located in St. Louis, Missouri in an area along the Mississippi River that has historically experienced flooding. Although its foundation is built up to be above historical flooding levels, there is no certainty that this will be sufficient in future floods. In 2005, Hurricanes Katrina and Rita caused significant damage in the Gulf Coast region. Hurricane Katrina destroyed our former Biloxi, Mississippi facility. Our Boomtown New Orleans casino was forced to close for 34 days as a result of Hurricane Katrina. Hurricane Rita caused significant damage in the Lake Charles, Louisiana area and forced our L’Auberge Lake Charles facility to close for 16 days, in addition to causing physical damage. In the third quarter of 2008, Hurricanes Gustav and Ike, which struck during two key weekends, affected our Louisiana operations and our Texas customer base. Hurricane Ike also caused flooding in St. Louis, necessitating the temporary closure of the President Casino, and caused a power outage over the course of two days at our Belterra Casino Resort in Indiana. In March 2011, our River Downs racetrack was forced to delay the opening of live racing due to flooding from the Ohio River. In addition, the Ho Tram Strip project is located on the coast of the Eastern Sea and in a location where natural disasters are unpredictable including typhoons.

Catastrophic events, such as terrorist and war activities in the United States and elsewhere, have had a negative effect on travel and leisure expenditures, including lodging, gaming (in some jurisdictions) and tourism. We cannot accurately predict the extent to which such events may affect us, directly or indirectly, in the future. We also cannot assure you that we will be able to obtain or choose to purchase any insurance coverage with respect to occurrences of terrorist acts and any losses that could result from these acts. If there is a prolonged disruption at our properties due to natural disasters, terrorist attacks or other catastrophic events, our results of operations and financial condition would be materially adversely affected.

Natural disasters have made it more challenging for us to obtain similar levels of Weather Catastrophe Occurrence/ Named Windstorm, Flood and Earthquake insurance coverage for our properties compared to the levels before the 2005 hurricanes.

Because of significant loss experience caused by hurricanes and other natural disasters over the last several years, a number of insurance companies have stopped writing insurance in Class 1 hurricane areas, including Louisiana. Others have significantly limited the amount of coverage they will write in these markets and have dramatically increased the premiums charged for this coverage. As a result, our policy limits for Weather Catastrophe Occurrences/Named Windstorms, as well as other losses, are significantly less than the policy limits we had during the 2005 hurricane season. During that period, our aggregate Weather Catastrophe Occurrence coverage was $400 million per occurrence. Our coverage for a Named Windstorm today is $200 million per occurrence, with a deductible of 5% of stated values (up to a maximum $20 million deductible). In addition, as a result of the worldwide economic conditions, there has been uncertainty as to the viability of certain insurance companies. While we believe that the insurance companies from which we have purchased insurance policies will remain solvent, there is no certainty that this will be the case.

We may incur property and other losses that are not adequately covered by insurance, which may harm our results of operations.

Although we maintain insurance that our management believes is customary and appropriate for our business, we cannot assure you that insurance will be available or adequate to cover all loss and damage to which our business or our assets might be subjected. The lack of adequate insurance for certain types or levels of risk could expose us to significant losses in the event that a catastrophe occurred for which we are uninsured or underinsured. Any losses we incur that are not adequately covered by insurance may decrease our future operating income, require us to find replacements or repairs for destroyed property and reduce the funds available for payments of our obligations.

Our gaming operations rely heavily on technology services and an uninterrupted supply of electrical power. Our security systems and all of our slot machines are controlled by computers and reliant on electrical power to operate.

The absence of sufficient electrical power or a failure of the technology services needed to run our computers may cause us to be unable to run all or parts of gaming operations. Any unscheduled interruption in our technology services or interruption in the supply of electrical power is likely to result in an immediate, and possibly substantial, loss of revenues due to a shutdown of our gaming operations, cloud computing and lottery systems for River Downs, in the event video lottery terminals becoming operational at River Downs. Such interruptions may occur as a result of, for example, catastrophic events or rolling blackouts. Our systems are also vulnerable to damage or interruption from earthquakes, floods, fires, telecommunication failures, terrorist attacks, computer viruses, computer denial-of-service attacks and similar events.

Climate change, climate change regulations and greenhouse effects may adversely impact our operations and markets.

There is a growing political and scientific consensus that emission of greenhouse gases, also referred to herein as “GHGs” continue to alter the composition of the global atmosphere in ways that are affecting and are expected to continue affecting the global climate. Climate change, including the impact of global warming, creates physical and financial risk. Physical risks from climate change include an increase in sea level and changes in weather conditions, such as an increase in changes in precipitation and extreme weather events. Climate change could have a material adverse effect on our results of operations, financial condition, and liquidity. We have described the risks to us associated with extreme weather events in the risk factors above.

We may become subject to legislation and regulation regarding climate change, and compliance with any new rules could be difficult and costly. Concerned parties, such as legislators and regulators, stockholders and non-governmental organizations, as well as companies in many business sectors, are considering ways to reduce GHG emissions. Many states have announced or adopted programs to stabilize and reduce GHG emissions and, in the past, federal legislation has been proposed in Congress. If such legislation is enacted, we could incur increased energy, environmental and other costs and capital expenditures to comply with the limitations. Unless and until legislation is enacted and its terms are known, we cannot reasonably or reliably estimate its impact on our financial condition, operating performance or ability to compete. Further, regulation of GHG emissions may limit our customers’ ability to travel to our properties as a result of increased fuel costs or restrictions on transport related emissions.

We could face increased costs related to defending and resolving legal claims and other litigation related to climate change and the alleged impact of our operations on climate change.

Work stoppages, organizing drives and other labor problems could negatively impact our future profits.

We are currently a party to two collective bargaining agreements at our River Downs facility. We are currently negotiating two collective bargaining agreements with certain employees of Lumière Place Casino and Hotels that are union-represented. In addition, other unions have approached our employees. A lengthy strike or other work stoppages at any of our casino properties or construction projects could have an adverse effect on our business and results of operations. Labor unions are making a concerted effort to recruit more employees in the gaming industry. In addition, organized labor may benefit from new legislation or legal interpretations by the current presidential administration. We cannot provide any assurance that we will not experience additional and more aggressive union activity in the future.

We are subject to litigation which, if adversely determined, could cause us to incur substantial losses.

From time to time during the normal course of operating our businesses, we are subject to various litigation claims and legal disputes. Some of the litigation claims may not be covered under our insurance policies, or our insurance carriers may seek to deny coverage. As a result, we might also be required to incur significant legal fees, which may have a material adverse effect on our financial position. In addition, because we cannot accurately predict the outcome of any action, it is possible that, as a result of current and/or future litigation, we will be subject to adverse judgments or settlements that could significantly reduce our earnings or result in losses.

We face environmental and archaeological regulation of our real estate.

Our business is subject to a variety of federal, state and local governmental statutes and regulations relating to activities or operations that may have adverse environmental effects, such as discharges to air and water and use, storage, discharge, emission and disposal of hazardous materials and concentrated animal feeding operations. These laws and regulations are complex, and subject to change, and failure to comply with such laws could result in the imposition of severe penalties or restrictions on our operations by government agencies or courts of law or the incurrence of significant costs of remediation of spills, disposals or other releases of hazardous or toxic substances or wastes. Under certain of these laws and regulations, a current or previous owner or operator of property may be liable for the costs of remediating contamination on its property, without regard to whether the owner or operator knew of, or caused, the presence of the contaminants, and regardless of whether the practices that resulted in the contamination were legal at the time that they occurred. We endeavor to maintain compliance with environmental laws, but from time to time, current or historical operations on, or adjacent to, our property may have resulted or may result in noncompliance with environmental laws or liability for cleanup pursuant to environmental laws. A material fine or penalty, severe operational or development restriction, or imposition of material remediation costs could adversely affect our business. In addition, the locations of our current or future developments may coincide with sites containing archaeologically significant artifacts, such as Native American remains and artifacts. Federal, state and local governmental regulations relating to the protection of such sites may require us to modify, delay or cancel construction projects at significant cost to us.

Our reputation and business may be harmed from cyber security risk and we may be subject to legal claims if there is loss, disclosure or misappropriation of or access to our customers’ or our business partners’ or our own information or other breaches of our information security.

We make extensive use of online services and centralized data processing, including through third party service providers. The secure maintenance and transmission of customer information is a critical element of our operations. Our information technology and other systems that maintain and transmit customer information, or those of service providers, business partners, or employee information may be compromised by a malicious third party penetration of our network security, or that of a third party service provider or business partner, or impacted by advertent or inadvertent actions or inactions by our employees, or those of a third party service provider or business partner. As a result, our customers’ information may be lost, disclosed, accessed or taken without our customers’ consent.

In addition, Pinnacle, third party service providers and other business partners process and maintain proprietary business information and data related to our business-to-business customers, suppliers and other business partners. Our information technology and other systems that maintain and transmit this information, or those of service providers or business partners, may also be compromised by a malicious third party penetration of our network security or that of a third party service provider or business partner, or impacted by advertent or inadvertent actions or inactions by our employees or those of a third party service provider or business partner. As a result, our business information, customer, supplier, and other business partner data may be lost, disclosed, accessed or taken without their consent.

Any such loss, disclosure or misappropriation of, or access to, customers’ or business partners’ information or other breach of our information security can result in legal claims or legal proceedings, including regulatory investigations and actions, may have a serious impact on our reputation and may adversely affect our businesses, operating results and financial condition. Furthermore, the loss, disclosure or misappropriation of our business information may adversely affect our businesses, operating results and financial condition.

We face risks associated with growth and acquisitions.

We regularly evaluate opportunities for growth through development of gaming operations in existing or new markets, through acquiring other gaming entertainment facilities or through redeveloping our existing facilities. The expansion of our operations, whether through acquisitions, development or internal growth, could divert management’s attention and could also cause us to incur substantial costs, including legal, professional and consulting fees. It is uncertain that we will be able to identify, acquire, develop or profitably manage additional companies or operations or successfully integrate such companies or operations into our existing operations without substantial costs, delays or other problems. Additionally, it is uncertain that we will receive gaming or other necessary licenses or governmental approvals for our new projects or in jurisdictions that we have not operated in the past or that gaming will be approved in jurisdictions where it is not currently approved. Further, we may not have adequate financing for such opportunities on acceptable terms.

For example, on January 28, 2011, we acquired the River Downs racetrack in Cincinnati, Ohio for approximately $45.2 million with the expectation that video lottery terminals will become operational in Ohio. Before our acquisition of the River Downs racetrack, it had been operating at a loss and may continue doing so in the future. If the video lottery terminals do not become operational in Ohio, we will likely incur further losses in connection with the River Downs racetrack. In addition, in 2011, we acquired a 26% equity interest in ACDL, which as noted above, introduced new risks to our company. As we enter into new acquisitions or new investments, we may add additional risks to our business.

Risks related to our capital structure and the notes

Our present indebtedness and projected future borrowings could adversely affect our financial health; future cash flows may not be sufficient to meet our obligations, and we may have difficulty obtaining additional financing; and we may experience adverse effects of interest rate fluctuations.

As of March 1, 2012, we had outstanding indebtedness of approximately $1.2 billion. Our amended and restated credit facility consists of a $410 million revolving credit facility, of which $57 million was drawn as of March 1, 2012 and under which $11.1 million letters of credit were outstanding. Assuming we had completed the offering of the notes and closed the term loan on December 31, 2011 and incurred the amounts drawn on our amended and restated revolving credit facility as of such date, after giving effect to the application of the estimated net proceeds of this offering as described in “Use of proceeds,” and the net proceeds of the term loan, we would have had no revolver borrowings and $250 million in term loans outstanding under our amended and restated credit facility and undrawn availability under our revolver of $410 million, not taking into account the outstanding letters of credit.

There can be no assurance in the future whether we will generate sufficient cash flow from operations or through asset sales to meet our long-term debt service obligations. Our present indebtedness and projected future borrowings could have important adverse consequences to us, such as:

•	making it more difficult for us to satisfy our obligations with respect to our existing indebtedness;

•	limiting our ability to obtain additional financing without restructuring the covenants in our existing indebtedness to permit the incurrence of such financing;

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requiring a substantial portion of our cash flow to be used for payments on the debt and related interest, thereby reducing our ability to use cash flow to fund working capital, capital expenditures and general corporate requirements;

•	limiting our ability to respond to changing business, industry and economic conditions and to withstand competitive pressures, which may affect our financial condition;

•

causing us to incur higher interest expense in the event of increases in interest rates on our borrowings that have variable interest rates or in the event of refinancing existing debt at higher interest rates;

•	limiting our ability to make investments, dispose of assets, pay cash dividends or repurchase stock;

•	increasing our vulnerability to downturns in our business, our industry or the general economy and restricting us from making improvements or acquisitions or exploring business opportunities;

•	placing us at a competitive disadvantage to competitors with less debt or greater resources; and

•	subjecting us to financial and other restrictive covenants in our indebtedness, the non-compliance with which could result in an event of default.

We cannot assure you that our business will generate sufficient cash flow from operations, that our anticipated revenue growth will be realized, or that future borrowings will be available to us under our amended and restated credit facility in amounts sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. In addition, as we undertake substantial new developments or facility renovations or if we consummate significant acquisitions in the future, our cash requirements and our debt service requirements may increase significantly.

If we fail to generate sufficient cash flow from future operations to meet our debt service obligations, we may need to refinance all or a portion of our debt on or before maturity. We cannot assure you that we will be able to refinance any of our debt, including our amended and restated credit facility, the senior notes and the senior subordinated notes, on attractive terms, commercially reasonable terms or at all, particularly because of our anticipated high levels of debt and the debt incurrence restrictions imposed by the agreements governing our debt. Our amended and restated revolving credit facility matures in August 2016; provided that the maturity date of our credit facility will be accelerated to December 15, 2014, if any portion of our 7.50% senior subordinated notes due 2015 are outstanding on December 15, 2014. Our future operating performance and our ability to service, extend or refinance our indebtedness will be subject to future economic conditions and to financial, business and other factors, many of which are beyond our control.

Our borrowings under our revolving amended and restated credit facility are at variable rates of interest, and to the extent not protected with interest rate hedges, could expose us to market risk from adverse changes in interest rates. We currently have no such interest rate hedges. If interest rates increase, our debt service obligations on the variable-rate indebtedness could increase significantly even though the amount borrowed would remain the same.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial leverage.

We will have the right to incur substantial additional indebtedness in the future. The terms of our amended and restated credit facility and the indentures governing our indebtedness restrict, but do not in all circumstances, prohibit us from doing so. As of March 1, 2012 after giving effect to the net proceeds of this offering and the term loan, we would have no revolver borrowings outstanding, letters of credit of $11.1 million outstanding and $250 million in term loans under our amended and restated credit facility. Subject to satisfying the conditions for borrowing under our amended and restated credit facility and not taking into account any of the financial covenants therein, we could borrow up to an additional approximately $399 million, which is the unused portion of the existing revolving commitment under our amended and restated credit facility. All existing and future borrowings under our amended and restated credit facility, including the term loan, will rank senior to the notes and the subsidiary guarantees of such notes. All such borrowings under our credit facility are secured by substantially all of our assets. Under the instruments governing our debt, we are permitted to incur substantial additional debt that is senior to the notes. The indenture governing the notes would permit us to incur more than $2 billion of additional indebtedness under certain incurrence baskets without having to meet coverage ratio incurrence tests or other EBITDA thresholds. Under certain debt incurrence tests, including tests based on a percentage of total assets or an ability to meet coverage ratio or EBITDA tests, the amount of total debt we could incur in the future under the indenture governing the notes could increase.

Any additional debt may be governed by indentures or other instruments containing covenants that could place restrictions on the operation of our business and the execution of our business strategy in addition to the restrictions on our business already contained in the agreements governing our existing debt. Because any decision to issue debt securities or enter into new debt facilities will depend on market conditions and other factors beyond our control, we cannot accurately predict or estimate the amount, timing or nature of any future debt financings and we may be required to accept unfavorable terms for any such financings.

Our indebtedness imposes restrictive covenants on us.

Our amended and restated credit facility and the indentures governing the notes and the existing senior notes and senior subordinated notes impose various customary covenants on us and our subsidiaries. The restrictions that are imposed under these debt instruments include, among other obligations, limitations on our and our subsidiaries’ ability to:

•	incur additional debt;
•	make payments on subordinated obligations;
•	make dividends or distributions and repurchase stock;
•	make investments;
•	grant liens on our property to secure debt;
•	enter into certain transactions with affiliates;
•	sell assets or enter into mergers or consolidations;
•	sell equity interests in our subsidiaries;
•	create dividend and other payment restrictions affecting our subsidiaries;
•	change the nature of our lines of business;
•	make capital expenditures;
•	designate restricted and unrestricted subsidiaries; and
•	amend or modify our subordinated indebtedness without obtaining consents from the holders of our senior indebtedness.

Our amended and restated credit facility imposes various customary affirmative covenants on us and our restricted subsidiaries, including, among others, reporting covenants, covenants to maintain insurance, comply with laws and maintain properties and other covenants customary in senior credit financings of this type. In addition, our amended and restated credit facility requires that we comply with various restrictive maintenance financial covenants, including an interest coverage ratio, a debt to annualized Adjusted EBITDA (as defined) ratio, and capital spending limits.

Our ability to comply with the covenants contained in the instruments governing our indebtedness may be affected by general economic conditions, industry conditions, and other events beyond our control, including delay in the completion of new projects under construction. As a result, we cannot assure you that we will be able to comply with these covenants. Our failure to comply with the covenants contained in the instruments governing our indebtedness, including our amended and restated credit facility and the indentures governing our senior notes and senior subordinated notes, including failure to comply as a result of events beyond our control, could result in an event of default, which could materially and adversely affect our operating results and our financial condition and our ability to comply with the conditions of the Louisiana Gaming Control Board in connection with our L’Auberge Baton Rouge project discussed in another risk factor above.

If there were an event of default under one of our debt instruments, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable, subject to applicable grace periods. This could trigger cross-defaults under our other debt instruments. We cannot assure you that our assets or cash flow would be sufficient to repay borrowings under our outstanding debt instruments if accelerated upon an event of default, or that we would be able to repay, refinance or restructure the payments on any of those debt instruments.

Your right to receive payments on the notes is junior to our existing senior indebtedness and our subsidiary guarantors’ existing senior indebtedness and possibly all of our future borrowings. Further, your right to receive payments on the notes could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.

The notes and the related subsidiary guarantees rank junior in priority to all of our and the subsidiary guarantors’ existing indebtedness and all of our and their future borrowings other than the 8.75% notes, the 7.5% notes and trade payables and other than future indebtedness that provides that it ranks equal with, or subordinated in right of payment to, the notes. Assuming we had completed the offering of the notes, closed the term loan and gave effect to the application of the estimated net proceeds of this offering and the term loan as described in “Use of proceeds,” the notes would have been subordinated to approximately $701 million in aggregate principal amount of senior indebtedness, which amount includes the term loan and our 8.625% senior notes. We would also have $410 million of unused capacity under our revolving credit facility, which amounts do not take into account outstanding letters of credit. In addition, at December 31, 2011, after giving effect to the application of the net proceeds of this offering and the term loan, assuming repayment of all the 7.5% notes, the notes would have been pari passu with approximately $350 million aggregate principal amount of our and our subsidiary guarantors’ senior subordinated debt. Substantially all of our and the subsidiary guarantors’ assets secure obligations under the amended and restated credit facility. We expect that we will borrow substantial amounts under our credit facility to fund the development and construction of our L’Auberge Baton Rouge project, the River City expansion and the potential development of the River Downs Racetrack. The indenture governing the notes would permit us to incur at least an additional $1.9 billion of senior indebtedness under certain incurrence baskets without having to meet coverage ratio incurrence tests. In the event of a liquidation, dissolution, reorganization, bankruptcy or any similar proceeding, holders of our secured obligations will have claims that are prior to claims of the holders of the notes with respect to the assets securing those obligations, which are substantially all of our assets. Further, all holders of our and our subsidiary guarantors senior indebtedness will be entitled to be paid in full before any payment may be made with respect to the notes or related subsidiary guarantees. There may not be sufficient funds remaining to pay amounts due on all or any of the notes.

In addition, all payments on the notes and the subsidiary guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on senior debt.

Moreover, some but not all of our subsidiaries will guarantee the notes. For example, PNK Development 10, LLC, PNK Development 11, LLC and PNK Development 18, LLC are unrestricted subsidiaries and will not be guarantors of the notes. These entities own interests in the private company that is developing integrated resorts in Vietnam, own $10 million in aggregate principal amount of our 7.5% notes and own certain miscellaneous assets including some cash. Domestic restricted subsidiaries having assets in the aggregate up to 6% of our total assets on a consolidated basis do not need to guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their debt and their trade creditors will generally be entitled to payment of their claims from assets of those subsidiaries before any assets are made available for distribution to us. Assuming we had completed this offering on December 31, 2011, after giving effect to the guarantee of the notes by our subsidiary guarantors, these notes would have been structurally junior to approximately $0.3 million of debt and other liabilities (including trade payables) of these non-guarantor subsidiaries. The non-guarantor subsidiaries generated none of our consolidated revenues for the twelve months ended December 31, 2011 and held approximately 6% of our consolidated assets as of December 31, 2011.

Pinnacle is a holding company and may not have access to the cash flow and other assets of our subsidiaries that may be needed to make payment on the notes.

Although much of our business is conducted through our subsidiaries, none of our subsidiaries is obligated to make funds available to us for payment on the notes. Accordingly, our ability to make payments on the notes is dependent on the earnings and the distribution of funds from our subsidiaries. Furthermore, our unrestricted subsidiaries will be permitted under the terms of our indentures to incur additional indebtedness that may severely restrict or prohibit the making of distributions, the payment of dividends or the making of loans by such subsidiaries to us. We cannot assure you that the agreements governing the current and future indebtedness of our subsidiaries will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on these notes when due.

We are permitted to create unrestricted subsidiaries, which will not be subject to any of the covenants in the indenture, and we may not be able to rely on the cash flow or assets of those unrestricted subsidiaries to pay our indebtedness.

Unrestricted subsidiaries will not be subject to the covenants under the indenture governing the notes. Unrestricted subsidiaries may enter into financing arrangements that limit their ability to make loans or other payments to fund payments in respect of the notes. Accordingly, we may not be able to rely on the cash flow or assets of unrestricted subsidiaries to pay any of our indebtedness, including the notes. As of the date of this prospectus, the principal unrestricted subsidiaries which hold substantial assets are PNK Development 10, LLC, PNK Development 11, LLC and PNK Development 18, LLC. PNK Development 10, LLC held approximately $10.5 million in cash as of December 31, 2011. PNK Development 11 owns $10 million in aggregate principal amount of our 7.5% senior subordinated notes due 2015 and held approximately $4.5 million in cash as of December 31, 2011. PNK Development 18, LLC, a wholly-owned subsidiary of PNK Development 11, LLC purchased interests in a privately held company that is developing integrated resorts in Vietnam, for $95 million. In addition, another unrestricted subsidiary, PNK (VN), Inc., would enter into a management agreement with such private company to manage its second integrated resort in Vietnam. Additionally, the indenture governing the notes permits us to make certain investments in the unrestricted subsidiaries holding our interests in ACDL, including a specific basket of $100 million.

The indenture permits substantial disposition of undeveloped real estate.

We have significant excess undeveloped real estate, including land in Reno, Nevada; Central City, Colorado; Atlantic City, New Jersey; St. Louis, Missouri, and Baton Rouge, Louisiana. The terms of the indenture governing the notes permit us to sell or dispose of this land under certain exceptions from the general indenture restrictions on the disposition of assets and restricted payments. In general, proceeds from the sale of undeveloped land will not require us to make an offer to repurchase notes no matter how the proceeds are used as long as 60% of the consideration received for the sale is in cash. In addition, the covenant entitled “Restricted payments” permits substantial conveyances of undeveloped real estate, including land in Reno, Nevada, Central City, Colorado, Atlantic City, New Jersey and Cincinnati, Ohio, to unrestricted subsidiaries and joint ventures. See “Description of notes” under the headings “Repurchase at the option of holders—Asset sales” and related definitions, and “Certain covenants—Restricted payments.”

The indenture permits investment guarantees of joint venture indebtedness and completion guarantees of new gaming facility projects or related or ancillary amenities or businesses.

The indenture governing the notes permit us to give investment guarantees of indebtedness of certain joint ventures, which would be unrestricted subsidiaries, and also permit us to give guarantees of the completion of the development, construction and opening of a new gaming facility or related or ancillary amenities or businesses by one or more unrestricted subsidiaries and certain related keep-well commitments relating to the entity that builds the new gaming facility or related or ancillary amenities or businesses. These investment guarantees and completion guarantees and keep-well commitments are limited to $200 million in the aggregate, and we are permitted to incur or guarantee indebtedness in the performance of such investment guarantees and completion guarantees, under exceptions to the covenant restricting incurrence of indebtedness and the covenant restricting restricted payments. In addition, any interest expense associated with the joint venture indebtedness we have guaranteed or indebtedness incurred or guaranteed in the performance of completion guarantees will not count in computing our consolidated coverage ratio except to the extent that we actually make payments in respect of this indebtedness. See “Description of notes” under the headings “Certain covenants—Restricted payments” and “—Incurrence of indebtedness and issuance of preferred stock” and related definitions.

We may not have the ability to raise the funds necessary to finance a change of control offer if required by the indenture for the notes or the terms of our other indebtedness.

Upon the occurrence of certain change of control events, we will be required to offer to purchase all outstanding notes and other outstanding debt. A change of control event under the indenture governing the notes could also constitute a change of control under our amended and restated credit facility, which could result in the acceleration of the indebtedness outstanding thereunder. Any of our future debt agreements may contain similar restrictions and provisions. If a change of control were to occur, we cannot assure you that we would have sufficient funds to pay the purchase price for all the notes tendered by the holders or such other indebtedness. Also, our amended and restated credit facility and the indenture governing our 8.625% senior notes contain, and any future agreements relating to indebtedness to which we become a party may contain, provisions restricting our ability to purchase the notes or providing that an occurrence of a change of control constitutes an event of default, or otherwise requiring payment of amounts borrowed under those agreements. If a change of control occurs at a time when we are prohibited from purchasing the notes, we could seek the consent of our then existing lenders and other creditors to the purchase of the notes or could attempt to refinance the indebtedness that contains the prohibition. If we do not obtain such a consent or repay such indebtedness, we would remain prohibited from purchasing the notes. In that case, our failure to purchase tendered notes would constitute an event of default under the indenture governing the notes. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the holders of the notes.

Moreover, under the indenture governing the notes, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “change of control” and thus would not give rise to any repurchase rights.

Thus, there can be no assurance that in the event of a change of control we will have sufficient funds, or that we will be permitted under the terms of our credit facility, the indenture governing our 8.625% senior notes, and any other agreements relating to our senior indebtedness, to satisfy our obligations with respect to any or all of the tendered notes. See “Description of notes—Repurchase at the option of holders—Change of control.”

As a holder of the notes you may be required to comply with registration, licensing, qualification or other requirements under gaming laws or dispose of your notes.

The gaming authority of any jurisdiction in which we currently or in the future conduct or propose to conduct gaming may require that a holder of the notes be registered, licensed, qualified or found suitable, or comply with any other requirement under applicable gaming laws. The indenture will grant us the power to redeem or require you to dispose of the notes that you own or control if:

•	any governmental gaming authority makes a determination of unsuitability of you or the beneficial owner of the notes (or an affiliate of yours or of the beneficial owner of the notes), or

•

any governmental gaming authority requires you, or a beneficial owner of the notes (or an affiliate of yours or of the beneficial owner), to either (i) be licensed, qualified or found suitable under any applicable gaming law or (ii) reduce your (or its) position in the notes to below a level that would require licensure, qualification or a finding of suitability, and:

•

you or such beneficial owner (or an affiliate of yours or of the beneficial owner) fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so (or such lesser period as required by the relevant governmental gaming authority),

•	you or such beneficial owner (or an affiliate of yours or of the beneficial owner) fails to reduce your (or its) position in the notes appropriately, or

•

you or such beneficial owner (or an affiliate of yours or of the beneficial owner) is denied such license or qualification or is not found suitable by a governmental gaming authority to own or control the notes.

Under the foregoing circumstances, under the indenture, we will be able to redeem or require you to dispose of all or a portion of your notes, and if required by the applicable gaming authority, we will be required to redeem or require you to dispose of, all or a portion of your notes to the extent required by the gaming authority or deemed necessary or advisable by us. The redemption price will be equal to the least of:

•	the principal amount of the notes, together with accrued interest on the note,

•	the price that you or the beneficial owner paid for the notes, together with accrued interest on the note, or

•	such other lesser amount as may be required by a governmental gaming authority.

See “Description of notes—Gaming redemption or other disposition.”

In addition, Article XIII of our certificate of incorporation grants us the power to redeem our securities or the securities of our affiliated companies from a person who owns or controls these securities if:

•	that person is determined by a governmental gaming authority to be unsuitable to own or control these securities, or

•

that person causes us or any of our affiliated companies to lose or be threatened with the loss of any gaming license or, in the sole discretion of our board of directors, that person is deemed likely to jeopardize our right to conduct gaming activities in any of the jurisdictions in which we conduct gaming activities.

Under the foregoing circumstances, we may redeem, and if required by the applicable gaming authority, must redeem, that person’s securities to the extent required by the gaming authority or deemed necessary or advisable by us. The redemption price will be determined by the gaming authority or otherwise will be a price deemed reasonable by us, which in our discretion could be the original purchase price or the then current trading price of the securities. Furthermore, we may pay the redemption price in cash, by promissory note, or both, as required by the gaming authority or otherwise as we elect.

Our certificate of incorporation also does not permit us to issue or transfer any securities or any interest, claim or charge thereon or thereto except in accordance with applicable gaming laws. The issuance or transfer of any securities in violation thereof shall be ineffective until (i) we cease to be subject to the jurisdiction of the applicable gaming authorities or (ii) the applicable gaming authorities shall, by affirmative action, validate said issuance or transfer or waive any defect in said issuance or waive any defect in said issuance or transfer. In addition, our certificate of incorporation provides that commencing on the date that a gaming authority serves notice of a determination of unsuitability or the loss or threatened loss of a gaming license upon us, and until the securities owned or controlled by the unsuitable person or the affiliate of an unsuitable person are owned or controlled by persons found by such gaming authority to be suitable to own them, it shall be unlawful for the unsuitable person or any affiliate of an unsuitable person (i) to receive any dividend, payment, distribution or interest with regard to the securities, (ii) to exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such securities, and such securities shall not for any purposes be included in the securities entitled to vote, or (iii) to receive any remuneration in any form from us or from one of our affiliated companies for services rendered or otherwise.

Any unsuitable person and any affiliate of an unsuitable person shall indemnify us and our affiliated companies for any and all costs, including attorneys’ fees, incurred by us and our affiliated companies as a result of such unsuitable person’s or affiliate’s continuing ownership or control or failure to promptly divest itself of any of our securities.

By accepting a note, each holder or beneficial owner of a note agrees that the notes held by such holder or beneficial owner shall be subject to Article XIII of our certificate of incorporation, including any amendments thereto or any successor provisions thereto.

There is no public market for the notes and we do not know if a market will ever develop or, if a market does develop, whether it will be sustained.

The notes are new issues of securities and there is no existing trading market for such notes. Although the underwriters have informed us that they intend to make a market in the notes, they have no obligation to do so and may discontinue making a market at any time without notice. Accordingly, we cannot assure you that a liquid market will develop or continue for the notes or that you will be able to sell your notes at a particular time or at the price that you desire. The liquidity of any market for the notes will depend on a number of factors, including:

•	the number of holders of the notes;
•	our operating performance and financial condition;

•	the market for similar securities;
•	the interest of securities dealers in making a market in the notes; and
•	prevailing interest rates.

The trading price of the notes may be volatile.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that any such disruptions may not adversely affect the prices at which you may sell your notes. The notes may trade at a discount from the initial offering price of the notes, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

If a bankruptcy petition were filed by or against us, holders of notes may receive a lesser amount for their claim than they would have been entitled to receive under the indenture governing the notes.

If the initial purchase price of the notes is less than the principal amount of the notes payable at maturity, then original issue discount will result for purposes of the U.S. Bankruptcy Code. If a bankruptcy petition were filed by or against us under the U.S. Bankruptcy Code after the issuance of the notes, the claim by any holder of the notes for the principal amount of the notes may be limited to an amount equal to the sum of:

•	the original issue price for the notes; and

•	that portion of the original issue discount that does not constitute “unmatured interest” for purposes of the U.S. Bankruptcy Code.

Any original issue discount that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest. Accordingly, holders of the notes under these circumstances may receive a lesser amount than they would be entitled to under the terms of the indenture governing the notes, even if sufficient funds are available.

Federal and state statutes allow courts, under specific circumstances, to avoid guarantees and require note holders to return payments received from guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws or other state laws, a court could avoid a guarantee or subordinate a guarantee to all of our other debts or all other debts of a guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness and:

•	the guarantor was insolvent or rendered insolvent by reason of such incurrence;

•	the guarantor was engaged in a business or transaction for which our or the guarantor’s remaining assets constituted unreasonably small capital; or

•	the guarantor intended to incur, or believed that it would incur, debts beyond our or its ability to pay such debts as they mature.

In addition, a court could void any payment by us or the guarantor pursuant to the notes or a guarantee and require that payment to be returned to the guarantor, or to a fund for the benefit of our creditors or the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws may vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets,

•

if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature, or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that we and each subsidiary guarantor, after giving effect to its guarantee of the notes, will not be insolvent, will not have unreasonably small capital for the business in which we are or it is engaged and will not have incurred debts beyond our or its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our or the subsidiary guarantors’ conclusions in this regard.

We are subject to extensive laws and governmental regulations that impose restrictions on the ownership and transfer of our securities.

We are subject to extensive laws and governmental regulations that relate to our current or future gaming operations and that impose certain restrictions on the ownership and transfer of our securities. Ownership and transfer of our securities could be subjected at any time to additional or more restrictive laws and regulations, including laws and regulations in applicable jurisdictions where there are no current restrictions on the ownership and transfer of our securities or in new jurisdictions where we may conduct our operations in the future. A summary of such laws and regulations, including requirements under gaming laws of the jurisdictions in which we operate, can be found in the reports we file with the SEC and is incorporated by reference into this prospectus supplement.

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $244.8 million, after deducting underwriters’ discounts and commissions and estimated offering expenses totaling approximately $5.2 million.

We intend to use the net proceeds of this offering and the term loan to repurchase our outstanding 7.5% senior subordinated notes due 2015, which we have offered to purchase pursuant to a tender offer at 103% of principal amount, which includes a 3% consent payment for those notes tendered by the early consent date. We are seeking consents to eliminate substantially all of the restrictive covenants in the 7.5% note indenture. The concurrent closing of the term loan is a condition to this offering. Completion of both the term loan and this offering is a condition to the closing of the tender offer. The tender offer is also conditioned upon the tender by the early consent date of at least $200 million in aggregate principal amount of the 7.5% notes. As of the date of this offering, we had $385 million in aggregate principal amount of our 7.5% notes outstanding. PNK Development 11, LLC, our wholly owned unrestricted subsidiary, holds $10 million in aggregate principal amount of the 7.5% notes and will receive a portion of the net proceeds of the term loan and/or this offering as a result of the refinancing of the 7.5% notes. John Giovenco, one of our directors, holds $1.2 million in aggregate principal amount of the 7.5% notes and will receive a portion of the net proceeds of the term loan and/or this offering as a result of the refinancing of the 7.5% notes. Certain of the underwriters or their affiliates hold a portion of the 7.5% notes and will receive a portion of the net proceeds of the term loan and/or this offering as a result of the refinancing of the 7.5% notes.

To the extent that the tender offer for the 7.5% notes is undersubscribed and there remain 7.5% notes outstanding, we intend to redeem the remaining 7.5% notes outstanding with the remaining net proceeds of this offering and/or the term loan. The redemption price for the remaining 7.5% notes would be 103.750% of principal amount, plus accrued and unpaid interest if we redeem the notes prior to June 15, 2012 and would be 101.875% if we redeem the notes on or after June 15, 2012. This prospectus supplement does not constitute a notice of redemption. Any subsequent redemption will be done in accordance with the 7.5% note indenture.

We will use a portion of the net proceeds from the term loan to repay all of the outstanding revolving credit borrowings under our amended and restated credit facility at closing. We expect to redraw revolver borrowings under the credit facility to fund our development projects as construction proceeds. As of March 1, 2012, we had $57 million of indebtedness outstanding under our amended and restated credit facility (excluding $11.1 million of outstanding letters of credit), which bore interest at a rate of 2.50% as of March 1, 2012. All of the revolver borrowings under our amended and restated credit facility outstanding as of March 1, 2012 were borrowed within the last year and were borrowed for general corporate purposes, including funding investments and projects. The revolving credit facility matures in August 2016. Certain of the underwriters or their affiliates are lenders under our revolving credit facility and will receive a portion of the net proceeds of the term loan as part of the repayment of revolving credit borrowings. See “Underwriting.”

We expect to use the remaining net proceeds, if any, from this offering and the term loan for general corporate purposes, including funding our projects such as the development of our L’Auberge Baton Rouge project. The net proceeds of this offering and the term loan may not be sufficient to provide all of the funding necessary for the development of our L’Auberge Baton Rouge project. We intend to use existing cash resources, expected cash flows from operations and funds available under our credit facility to fund such development. In the event that our future cash flows from operations do not match the levels we currently anticipate, whether due to downturns in the economy or otherwise, we may need to raise funds through the capital markets, if possible.

Capitalization

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2011:

•	on an actual basis; and

•	on an as adjusted basis to give effect to:

•

our issuance (as if the offering occurred on December 31, 2011) of $250 million in aggregate principal amount of the notes at an assumed sale price of par, after deducting estimated underwriters’ discounts and commissions and our estimated offering expenses;

•

the entry into a $250 million term loan facility (as if the closing of such facility occurred on December 31, 2011) under our amended and restated credit facility, after deducting estimated fees and expenses.

•

the repurchase of $385 million in aggregate principal amount of our outstanding 7.5% senior subordinated notes due 2015 at a price equal to 103% of principal amount with the net proceeds of this offering and the term loan, assuming that our tender offer for such notes is fully subscribed at the early consent date;

•

the approximately $1 million in net borrowings under our revolving credit facility between December 31, 2011 and March 1, 2012, which amount is reflected as additional cash, cash equivalents and restricted cash; and

•	the approximately $57 million anticipated pay down of borrowings under our amended and restated revolving credit facility with a portion of the net proceeds of the concurrent term loan transaction.

	As of December 31, 2011
(dollars in thousands, except per share data)	Actual	As adjusted(a)

Cash, cash equivalents and restricted cash	$85,048	$133,127

Long-term debt, including current portion:
Amended and restated revolving credit facility	$56,000	$—
Senior secured term loan B maturing 2019	—	250,000
8.625% senior notes due 2017(b)	445,128	445,128
Senior subordinated notes offered hereby	—	250,000
8.75% senior subordinated notes due 2020(c)	350,000	350,000
7.5% senior subordinated notes due 2015(d)	372,205	—
Other debt	652	652

Total long-term debt	$1,223,985	$1,295,781

	As of December 31, 2011
(dollars in thousands, except per share data)	Actual	As adjusted(a)

Stockholders’ equity:
Preferred stock ($1.00 par value, 250,000 shares authorized; none issued or outstanding)	—	—
Common stock ($0.10 par value, 100,000,000 shares authorized; 62,143,572 shares outstanding (net of treasury shares))	$6,416	$6,416
Additional paid in capital	1,043,358	1,043,358
Retained deficit	(510,374)	(521,308)
Treasury stock	(20,090)	(20,090)
Accumulated other comprehensive loss	82	82

Total stockholders’ equity	519,392	508,458

Total capitalization	$1,743,377	$1,804,238

(a)	Such “As adjusted” amounts have not been adjusted to reflect capital expenditures of approximately $18.5 million between December 31, 2011 and March 1, 2012.

(b)	The $450.0 million aggregate principal amount of the 8.625% senior notes due 2017 we issued on August 10, 2009 were issued at a price of 98.597% of par to yield 8.875% to maturity.

(c)	The $350.0 million aggregate principal amount of the 8.75% Notes we issued on May 6, 2010 were issued at a price equal to par.

(d)	The $385.0 million aggregate principal amount of the 7.5% Notes we issued on June 15, 2007 were issued at a price of 98.525% of par to yield 7.75% to maturity. PNK Development 11, LLC, our wholly owned unrestricted subsidiary holds $10 million in aggregate principal amount of the 7.5% Notes.

(e)	Assumes the payment of the consent payment and write off of unamortized deferred financing costs and discount of the 7.5% Notes, net of taxes.

You should read this information together with our audited financial statements and related notes incorporated by reference into this prospectus supplement and accompanying prospectus, and the section entitled “Use of proceeds” included elsewhere in this prospectus supplement.

Ratio of earnings to fixed charges

The following table sets forth the unaudited consolidated ratio of earnings to fixed charges for the periods shown:

	Year ended December 31,
	2011	2010	2009	2008	2007

Ratio of earnings to fixed charges(a)	1.2x	—	—	—	—
Pro-forma ratio of earnings to fixed charges(b)	1.19x	N/A	N/A	N/A	N/A

(a)	In computing the ratio of earnings to fixed charges: (x) earnings were the income from continuing operations before income taxes and fixed charges, excluding capitalized interest; and (y) fixed charges were the sum of interest expense, amortization of debt issuance costs, capitalized interest and the estimated interest component included in rental expense. Due principally to our large non-cash charges deducted to compute such earnings, earnings so calculated were less than fixed charges by $56.5 million, $77.1 million, $178.3 million and $12.0 million for the fiscal years ended December 31, 2010, 2009, 2008 and 2007, respectively. Ratios of earnings to combined fixed charges and preferred stock dividends requirements are not presented because there was no outstanding preferred stock in any of the periods indicated.

(b)	The pro forma ratio of earnings to fixed charges for the year ended December 31, 2011 gives effect to the issuance and sale of the notes offered herein at an assumed coupon rate of 8%. The pro forma ratio gives effect to the $250 million term loan facility, the repurchase of our 7.5% notes and the repayment of all outstanding revolving borrowings under our amended and restated credit facility, as if it had occurred on January 1, 2011 or January 1, 2012, as applicable.

Description of other indebtedness

The following is a summary of certain of our indebtedness that is outstanding. To the extent such summary contains descriptions of our amended and restated credit facility, the proposed term loan, the 8.625% senior notes, the 8.75% senior subordinated notes and the 7.5% senior subordinated notes, and the indentures governing such notes, such descriptions do not purport to be complete and are qualified in their entirety by reference to those and related documents, copies of which have been filed with the SEC and which we will provide you upon request. See the sections entitled “Where you can find more information” and “Information incorporated by reference.”

Credit facility

On August 2, 2011, we entered into the fourth amended and restated credit agreement, which we refer to as the credit facility, between us and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as joint lead arrangers and joint book runners, Bank of America, N.A., JPMorgan Chase Bank, N.A., Credit Agricole Corporate and Investment Bank, Deutsche Bank Securities Inc. and Wells Fargo Bank, N.A., as Syndication Agents, UBS Securities LLC and Capital One National Association, as Senior Managing Agents, and Barclays Bank PLC, as administrative agent and the several banks and other financial institutions or entities from time to time parties to such agreement as lenders. The credit facility consists of a $410 million revolving credit commitment, which we refer to as the revolving credit facility. As of March 1, 2012, $57 million was outstanding and approximately $11.1 million was committed under various letters of credit under our credit facility. We expect to repay all revolver amounts outstanding under our credit facility in connection with the closing of this offering and the term loan.

The credit facility permits us, in the future, to increase the commitments under the facility and to obtain term loan commitments, in each case from existing or new lenders that are willing to commit to such an increase, so long as we are in pro-forma compliance with the credit facility’s financial and other covenants, including a consolidated senior secured debt ratio and a consolidated total leverage ratio.

The revolving credit facility expires and all amounts outstanding thereunder are due and payable in full on August 2, 2016. The date will be accelerated to December 15, 2014 if any portion of our 7.5% senior subordinated notes due 2015 is outstanding on December 15, 2014.

The proceeds of the revolving credit facility may be used for general corporate purposes, including the payment of certain expenditures associated with the construction and development of L’Auberge Baton Rouge, the expansion of River City and the potential development of River Downs.

The revolving credit facility does not have any debt repayment obligations prior to maturity. We are obligated to make mandatory prepayments of indebtedness under the credit facility from the net proceeds of certain debt offerings, certain asset sales and dispositions and certain casualty events, subject in certain cases to our right to reinvest proceeds. In addition, we will be required to prepay borrowings under the credit facility with a percentage of our “excess cash flow” (as defined in the credit facility, and reduced for cash flow applied to permitted capital spending). We do not believe such payments will be required in the foreseeable future. We have the option to prepay all or any portion of the indebtedness under the credit facility at any time without premium or penalty.

The interest rate margins for revolving loans under the credit facility depend on our performance, measured by a consolidated total leverage ratio, which, in general, is the ratio of consolidated total debt (less excess cash, as defined in the credit facility) to annualized adjusted EBITDA, as defined in the credit facility. Revolving loans under the credit facility bears interest, at our option, at either a LIBOR rate plus a margin ranging from 1.75% to 3.50% or at a base rate plus a margin ranging from 0.25% to 2.00%, in either case based on our consolidated total leverage ratio. Undrawn amounts under the revolving credit facility bear a commitment fee of 0.25% to 0.75% per annum based on our consolidated total leverage ratio.

The credit facility has, among other things, financial covenants, capital spending limits and other affirmative and negative covenants. As of December 31, 2011, the credit facility requires compliance with the following ratios: (1) maximum consolidated total leverage ratio of 7.25 to 1.00; (2) minimum consolidated interest coverage ratio of 1.50 to 1.00; and (3) maximum consolidated senior secured debt ratio of 2.75 to 1.00. In addition, the credit facility has covenants that would limit the amount of senior unsecured debt we could incur to $1.5 billion, unless our consolidated total leverage ratio is less than 6.00 to 1.00. As of December 31, 2011, we are in compliance with each of these ratios, and compliance with these ratios does not have a material impact on our financial flexibility, including our ability to incur new indebtedness.

The obligations under the credit facility are secured by most of our assets and the assets of our material domestic restricted subsidiaries, including a pledge of the equity interests in our domestic subsidiaries owned by us or owned by our material domestic restricted subsidiaries and, if and when formed or acquired, by a pledge of up to 66% of the total outstanding equity interests of our foreign restricted subsidiaries owned by us or owned by our restricted subsidiaries; provided, that the pledge of the equity interests in any of our foreign subsidiary will not be required if such pledge would result in a material adverse tax, foreign gaming or law consequence. Our obligations under the credit facility are also guaranteed by our existing and future material domestic restricted subsidiaries and are required to be guaranteed by our foreign restricted subsidiaries, if and when such foreign material restricted subsidiaries are formed or acquired, unless such guarantee would result in a material adverse tax, foreign gaming or foreign law consequences. The subsidiary that owns interests in the private company that is developing integrated resorts in Vietnam, the subsidiary that owns $10 million in aggregate principal amount of our 7.5% senior subordinated notes due 2015 and held $4.5 million in cash as of December 31, 2011, a subsidiary that owned approximately $10.5 million in cash and cash equivalents as of December 31, 2011, our Atlantic City subsidiaries and each of our foreign subsidiaries are currently unrestricted subsidiaries for purposes of the credit facility.

Subject in some cases to applicable notice provisions and grace periods, events of default under the credit facility include: (1) failure to make payments when due, (2) breaches of representations and warranties, (3) noncompliance with covenants, (4) failure to pay interest on or principal of other debt exceeding an outstanding principal amount of $25 million, or any other breach or default under agreements for such other debt allowing the holder or lender to accelerate its maturity, or require such debt to be repurchased, (5) bankruptcy, insolvency or reorganization events, (6) failure to comply with ERISA, to the extent such failure reasonably could be expected to have a material adverse effect, (7) uninsured judgments of $25 million or more which have not been vacated, discharged, stayed or bonded pending appeal within 30 days, (8) impairment of security interests in collateral, (9) cessation of the guarantees of the obligations under the credit facility by the Company’s domestic subsidiaries, (10) a change of control with respect to the Company and (11) the Company’s 7.5% notes or 8.75% notes, the notes being offered pursuant to this offering or the guarantees thereof shall cease to be validly subordinated to the obligations under the credit facility.

Barclays Bank PLC acts as Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC act as Joint Lead Arrangers and Joint Book Runners and certain of the underwriters or their affiliates are Syndication Agent, Senior Managing Agent or lenders under our amended and restated credit facility.

Senior secured term loan B maturing in 2019

Concurrent with this offering, we are seeking a $250 million term loan under our amended and restated credit agreement, which we refer to as the term loan. The term loan is expected to mature in March 2019, provided that such date will be accelerated to (a) December 15, 2014 if any portion of our 7.50% senior subordinated notes due 2015 is outstanding on December 15, 2014, and (b) May 1, 2017 if any portion of our 8.625% senior notes due 2017 is outstanding on May 1, 2017. This offering is conditioned on the closing of the term loan. We cannot assure you that we will be able to close the term loan in a time frame that would allow us to close this offering.

We expect to use a portion of the proceeds of the term loan to refinance a portion of the 7.5% senior subordinated notes due 2015. We expect to use the remainder of the proceeds of the term loan to repay all outstanding revolver balances under our credit facility and for general corporate purposes.

Because the term loan will be incurred under our credit facility, the obligations under the term loan will be secured by the same assets that secure our obligations under the credit facility, the guarantors of the obligations under the credit facility will guarantee the obligations under the term loan, the financial covenants, capital spending limits and other affirmative and negative covenants contained in the credit facility will be applicable to the term loan, our obligations regarding mandatory prepayments of indebtedness under the credit facility will apply to indebtedness under the term loan and events of default under the credit facility will also constitute events of default under the term loan.

8.625% Senior notes

In August 2009, the Company issued $450 million aggregate principal amount of 8.625% senior notes due 2017, which notes were issued at 98.597% of par to yield 8.875% to maturity. The 8.625% senior notes bear interest at 8.625% per year, and interest is payable on each August 1 and February 1.

The 8.625% senior notes are senior unsecured obligations and rank equally in right of payment with all of our existing and future senior debt, including debt under our revolving credit facility and the term loan. The 8.625% senior notes are guaranteed on a senior basis by certain of our current and future domestic restricted subsidiaries and those guarantees rank equally in right of payment with the guarantees of our existing and future senior debt by those same subsidiaries, including the guarantees of the debt under our credit facility. The 8.625% senior notes and the associated subsidiary guarantees are effectively subordinated to any secured debt, including debt under our revolving credit facility and the term loan. The 8.625% senior notes rank senior to our existing 7.5% senior subordinated notes, 8.75% senior subordinated notes and the notes offered hereby and the guarantees of the 8.625% senior notes rank senior to the guarantees of the 7.5% notes, the 8.75% notes and the notes offered hereby.

PNK Development 10, LLC (which held approximately $10.5 million in cash and cash equivalents as of December 31, 2011), PNK Development 11, LLC (which holds $10 million in aggregate principal amount of our 7.5% notes and held approximately $4.5 million in cash and cash equivalents as of December 31, 2011), and PNK Development 18, LLC (which is a wholly owned subsidiary of PNK Development 11, LLC and owns interests in the private company that is developing integrated resorts in Vietnam), are subsidiaries, among others, that do not guarantee the 8.625% senior notes. The indenture governing the 8.625% senior notes contains certain covenants limiting our and our restricted subsidiaries’ ability to incur additional indebtedness, issue preferred stock, pay dividends or make certain distributions, repurchase equity interests or subordinated indebtedness, create certain liens, enter into certain transactions with affiliates, sell assets, issue or sell equity interests in our subsidiaries, or enter into certain mergers and consolidations. Under the indenture governing the 8.625% senior notes, our general indebtedness incurrence basket is limited to the greater of $750 million or 3.5x Consolidated EBITDA (as defined in the indenture governing such notes) in indebtedness, including senior indebtedness and secured indebtedness, which does not include a general debt basket of the greater of $250 million or 5% of the total consolidated assets, certain other debt baskets or debt permitted by satisfying financial ratios. The indenture also requires us to offer to repurchase the 8.625% senior notes upon a change of control, as defined in the indenture.

The 8.625% senior notes are redeemable, at our option, in whole or in part, on the following dates, at the following redemption prices (expressed as percentages of principal amount):

On and after August 1,	at a percentage of principal amount equal to

2013	104.313%
2014	102.156%
2015	100.000%
2017	Maturity

Notwithstanding the foregoing, we may, at any time prior to August 1, 2012, redeem up to 35% of the aggregate principal amount of the 8.625% senior notes with the proceeds of certain equity offerings at a redemption price in cash of 108.625% of the principal amount thereof, plus accrued and unpaid interest. At any time prior to August 1, 2013, we may redeem some or all of the 8.625% senior notes at a redemption price equal to the principal amount of the 8.625% senior notes redeemed plus accrued and unpaid interest to the date of redemption plus an applicable premium. “Applicable premium” means with respect to any 8.625% senior note on any redemption date, the greater of (1) 1.0% of the principal amount of the note; or (2) the excess of (a) the present value at such redemption date of (i) the optional redemption price of the note at August 1, 2013 plus (ii) all required interest payments due on the note through August 1, 2013 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the treasury rate, as defined, as of such redemption date plus 50 basis points; over (b) the principal amount of the note.

Events of default under the indenture include: (1) failure to make payments on the 8.625% senior notes when due, (2) failure to comply with covenants, (3) failure to pay other debt of $25 million or more, or default under such debt resulting in acceleration of the maturity of such debt, (4) failure to satisfy or discharge any final judgment in excess of $25 million, and (5) occurrence of certain insolvency events.

8.75% Senior subordinated notes

In May 2010, the Company issued $350.0 million aggregate principal amount of 8.75% senior subordinated notes due 2020, which notes were issued at par. The 8.75% notes bear interest at 8.75% per year, and interest is payable on each May 15 and November 15.

The 8.75% notes are redeemable, at the Company’s option, in whole or in part, on the following dates, at the following redemption prices (expressed as percentages of principal amount):

On and after May 15,	at a percentage of principal amount equal to

2015	104.375%
2016	102.917%
2017	101.458%
2018 and thereafter	100.000%
2020	Maturity

Notwithstanding the foregoing, the Company may, at any time prior to May 15, 2013, redeem up to 35% of the aggregate principal amount of the 8.75% notes with the proceeds of certain equity offerings at a redemption price in cash of 108.75% of the principal amount thereof, plus accrued and unpaid interest. At any time prior to May 15, 2015, we may redeem some or all of the notes at a redemption price equal to the principal amount of the notes redeemed plus accrued and unpaid interest to the date of redemption plus an applicable premium. “Applicable premium” means with respect to any note on any redemption date, the greater of (1) 1.0% of the principal amount of the note; or (2) the excess of (a) the present value at such redemption date of (i) the optional redemption price of the note at May 15, 2015 plus (ii) all required interest payments due on the note through May 15, 2015 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the treasury rate, as defined, as of such redemption date plus 50 basis points; over (b) the principal amount of the note.

The 8.75% notes are the Company’s unsecured senior subordinated obligations and are subordinate in right of payment with all of our existing and future senior debt, including debt under our revolving credit facility, the term loan and the 8.625% senior notes. The 8.75% notes are guaranteed on a senior subordinated basis by all the Company’s existing and future material domestic restricted subsidiaries, as defined in the indenture and those guarantees are subordinate in right of payment to the existing and future senior debt by those same subsidiaries, including the guarantees of the debt under our senior notes and under our credit facility. The 8.75% notes rank equally in right of payment with our existing 7.5% senior subordinated notes and the notes offered hereby and the guarantees of the 8.75% notes rank equally in right of payment with the guarantees of the 7.5% notes and the notes offered hereby.

PNK Development 10, LLC (which held approximately $10.5 million in cash and cash equivalents as of December 31, 2011), PNK Development 11, LLC (which holds $10 million in aggregate principal amount of our 7.5% notes and held approximately $4.5 million in cash and cash equivalents as of December 31, 2011), and PNK Development 18, LLC (which is a wholly owned subsidiary of PNK Development 11, LLC and owns interests in the private company that is developing integrated resorts in Vietnam), are subsidiaries, among others, that do not guarantee the 8.75% notes. The indenture governing the 8.75% notes contains certain covenants limiting the ability of the Company and its restricted subsidiaries to incur additional indebtedness, issue preferred stock, pay dividends or make certain distributions, repurchase equity interests or subordinated indebtedness, create certain liens, enter into certain transactions with affiliates, sell assets, issue or sell equity interests in the Company’s subsidiaries, or enter into certain mergers and consolidations. Under the indenture governing the 8.75% notes, the Company’s senior indebtedness incurrence basket is limited to at least $1.5 billion, which does not include a general debt basket of the greater of $250 million or 5% of the total consolidated assets, certain other debt baskets or debt permitted by satisfying financial ratios. The indenture also requires that the Company offer to repurchase the 8.75% notes upon a change of control, as defined in the indenture.

Events of default under the indenture include: (1) failure to make payments on the 8.75% notes when due, (2) failure to comply with covenants, (3) failure to pay other debt of $25.0 million or more, or default under such debt resulting in acceleration of the maturity of such debt, (4) failure to satisfy or discharge any final judgment in excess of $25.0 million, and (5) occurrence of certain insolvency events.

7.5% Senior subordinated notes

In June 2007, the Company issued $385.0 million aggregate principal amount of 7.5% senior subordinated notes due 2015, which notes were issued at 98.525% of par to yield 7.75% to maturity. The 7.5% notes bear interest at 7.5% per year, and interest is payable on each June 15 and December 15.

The 7.5% notes are redeemable, at the Company’s option, in whole or in part, on the following dates, at the following redemption prices (expressed as percentages of principal amount):

On and after June 15,	at a percentage of principal amount equal to

2011	103.750%
2012	101.875%
2013	100.000%
2015	Maturity

The 7.5% notes are the Company’s unsecured senior subordinated obligations and are subordinate in right of payment with all of our existing and future senior debt, including debt under our revolving credit facility, the 8.625% senior notes and the notes offered hereby. The 7.5% notes are guaranteed on a senior subordinated basis by all the Company’s existing and future material domestic restricted subsidiaries, as defined in the indenture and those guarantees are subordinate in right of payment to the existing and future senior debt by those same subsidiaries, including the guarantees of the debt under our senior notes and under our credit facility. The 7.5% notes rank equally in right of payment with our existing 8.75% senior subordinated notes and the notes offered hereby and the guarantees of the 7.5% notes rank equally in right of payment with the guarantees of the 8.75% notes and the notes offered hereby.

PNK Development 10, LLC (which held approximately $10.5 million in cash and cash equivalents as of December 31, 2011), PNK Development 11, LLC (which holds $10 million in aggregate principal amount of our 7.5% notes and held approximately $4.5 million in cash and cash equivalents as of December 31, 2011), and PNK Development 18, LLC (which is a wholly owned subsidiary of PNK Development 11, LLC and owns interests in the private company that is developing integrated resorts in Vietnam), are subsidiaries, among others, that do not guarantee the 7.5% senior subordinated notes. The indenture governing the 7.5% notes contains certain covenants limiting the ability of the Company and its restricted subsidiaries to incur additional indebtedness, issue preferred stock, pay dividends or make certain distributions, repurchase equity interests or subordinated indebtedness, create certain liens, enter into certain transactions with affiliates, sell assets, issue or sell equity interests in the Company’s subsidiaries, or enter into certain mergers and consolidations. Under the indenture governing the 7.5% notes, the Company’s senior indebtedness incurrence basket is limited to at least $1.5 billion, which does not include a general debt basket of the greater of $250 million or 5% of the total consolidated assets, certain other debt baskets or debt permitted by satisfying financial ratios. The indenture also requires that the Company offer to repurchase the 7.5% notes upon a change of control, as defined in the indenture.

Events of default under the indenture include: (1) failure to make payments on the 7.5% notes when due, (2) failure to comply with covenants, (3) failure to pay other debt of $25 million or more, or default under such debt resulting in acceleration of the maturity of such debt, (4) failure to satisfy or discharge any final judgment in excess of $25 million, and (5) occurrence of certain insolvency events.

In connection with this offering and the entry into the term loan, we intend to repurchase all of the $385 million in aggregate principal amount of our outstanding 7.5% notes, pursuant to a cash tender offer that we have commenced. The tender offer is for $385 million in aggregate principal amount of our outstanding 7.5% notes at an offer price of 103% of principal amount, which includes a 3% consent payment to eliminate certain covenants in the 7.5% note indenture for those notes tendered by the early consent date. To the extent that the tender offer for the 7.5% notes is undersubscribed and there remain 7.5% notes outstanding, we intend redeem the remaining 7.5% notes outstanding with the remaining net proceeds of this offering and/or the term loan. The redemption price for the remaining 7.5% notes would be 103.750% of principal amount, plus accrued and unpaid interest if we redeem the notes prior to June 15, 2012 and would be 101.875% if we redeem the notes on or after June 15, 2012.

Description of notes

You can find the definitions of certain terms used in this description under the subheading “—Certain definitions.” In this description, the word “Company” refers only to Pinnacle Entertainment, Inc. and not to any of its subsidiaries or affiliates.

The Company will issue the     % Senior Subordinated Notes due 2022 (the “Notes”) under an Indenture (the “Indenture”) among itself, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of these Notes. We have made copies of the Indenture available as set forth below and in the accompanying Prospectus under the sections entitled “Where you can find more information” and “Information incorporated by reference.” Certain defined terms used in this description but not defined below under “Certain definitions” have the meanings assigned to them in the Indenture.

As used in this “Description of notes,” the term “the Company” refers only to Pinnacle Entertainment, Inc. and not to any of the subsidiaries of Pinnacle Entertainment, Inc.

The registered holder of a Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

Brief description of the notes and the guaranties

The notes

These Notes:

•	are general unsecured obligations of the Company;

•	are subordinated in right of payment to all existing and future Senior Debt of the Company;

•	rank equally in right of payment with the 8.75% Notes and the 7.5% Notes and any future senior subordinated Indebtedness of the Company;

•	are senior in right of payment to any future Indebtedness of the Company that is specifically subordinated to the Notes; and

•	are unconditionally guaranteed by the Guarantors.

See “Risk factors—Your right to receive payments on the notes is junior to our existing senior indebtedness and our subsidiary guarantors’ existing senior indebtedness and possibly all of our future borrowings. Further, your right to receive payments on the notes could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.”

The guaranties

These Notes are guaranteed by each of the existing and, subject to compliance with applicable gaming laws, future Material Restricted Subsidiaries of the Company, which are initially all of the direct and indirect subsidiaries of the Company except: PNK Development 10, LLC, PNK Development 11, LLC, PNK Development 18, LLC, and certain new project development subsidiaries, smaller subsidiaries (including President Riverboat Casino-Missouri, Inc.), and foreign subsidiaries, including PNK (VN), Inc. In August 2011 PNK Development 18, LLC, an Unrestricted Subsidiary, purchased, for $95.0 million, a 26% interest in Asian Coast Development (Canada) Ltd. (“ACDL”), a privately-held company which is developing a destination integrated gaming complex on the Ho Tram Strip in southern Vietnam, and related agreements. PNK (VN), Inc., an Unrestricted Subsidiary and a Subsidiary of PNK Development 18, LLC, is a Cayman Islands company that entered into a management agreement to manage the second gaming resort on the Ho Tram Strip to be developed by ACDL. See “Prospectus Supplement Summary – Our Company – Our principal unrestricted subsidiaries” for additional information concerning our Unrestricted Subsidiaries.

The Guaranties of these Notes:

•	are general unsecured obligations of each Guarantor;

•	are subordinated in right of payment to all existing and future Senior Debt of each Guarantor;

•	rank equally in right of payment with each Guarantor’s guarantee of the 8.75% Notes and the 7.5% Notes issued by the Company and all future senior subordinated Indebtedness of the Company;

•	are senior in right of payment to any existing and future Indebtedness of each Guarantor that is specifically subordinated to the Guaranties; and

•	are subject to release in the circumstances specified in the Indenture.

As indicated above and as discussed in detail below under the subheading “—Subordination,” payments on the Notes and under the Guaranties will be subordinated to the payment of Senior Debt. As of December 31, 2011, after giving effect to the completion of the offering of the Notes offered hereby and the incurrence of the new term loan under the amended and restated credit facilities and the application of the net proceeds of this offering and the new term loan under the amended and restated credit facilities as described under “Use of proceeds” the Notes and the Guaranties would have been subordinated to (i) approximately $701 million in aggregate principal amount of outstanding Senior Debt, and (ii) approximately $410 million of unused availability under our amended and restated credit facilities not taking into account letters of credit of approximately $11.1 million. The Indenture permits us and the Guarantors to incur additional Senior Debt.

As of the date of the Indenture, all of our Subsidiaries will be “Restricted Subsidiaries,” except for Casino Magic (Europe), B.V., Casino Magic Hellas Management Services, S.A., Landing Condominium, LLC, PNK Development 10, LLC, PNK Development 11, LLC, PNK Development 17, LLC, PNK Development 18, LLC, PNK Development 28, LLC, PNK (Kansas), LLC, PNK (SA), LLC, PNK (SAM), LLC, PNK (VN), Inc. and Port St. Louis Condominium, LLC. Under the circumstances described below, we will also be permitted to designate certain additional subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the Indenture. Unrestricted Subsidiaries do not guarantee these Notes.

Not all of our “Restricted Subsidiaries” will guarantee these Notes. Assuming we had completed this offering on December 31, 2011, the Notes would have been structurally junior to approximately $0.3 million of debt and other liabilities (including trade payables) of our non-guarantor subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, these non- guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. Our subsidiaries that will be non-guarantor restricted and unrestricted subsidiaries under the Indenture generated none of our consolidated revenues for the year ended December 31, 2011 and held approximately 6% of our consolidated assets as of December 31, 2011.

Principal, maturity and interest

The Company will issue Notes with a maximum aggregate principal amount of $250 million in this offering. The Company may issue additional senior subordinated notes from time to time after this offering. Any issuance of additional senior subordinated notes will be subject to all of the covenants in the Indenture, including the covenant described below under the caption “—Certain covenants—Incurrence of indebtedness and issuance of preferred stock.” The Notes and any further additional senior subordinated notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. It is possible, however, that any such additional senior subordinated notes will not have the same CUSIP number or be treated as part of the same issue for U.S. federal income tax purposes.

The Company will issue Notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The Notes will mature on                      , 2022.

Interest on the Notes will accrue at the rate of     % per annum from                     , 2012 and will be payable semi-annually in arrears on                      and [                    ], commencing on                     , 2012. The Company will make each interest payment to the holders of record of the Notes on the immediately preceding                      and                     .

Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of receiving payments on the notes

If a Holder has given wire transfer instructions to the Company, the Company will make all principal, premium and interest payments on those Notes in accordance with those instructions. All other payments on these Notes will be made at the office or agency of the Company maintained for such purpose within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders; provided that all payments with respect to Global Notes, and any definitive Notes the Holder of which has given wire instructions to the Company will be made by wire transfer. Until otherwise designated by the Company, the Company’s office or agency in New York will be the office of the Trustee maintained for such purpose.

Optional redemption

Except as set forth below and under the next two headings, the Company does not have the option to redeem the Notes prior to                     , 2017. Thereafter, the Company has the option to redeem the Notes, in whole or in part, upon not less than 15 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of the principal amount thereof) set forth below plus accrued and unpaid interest and additional interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on      of the years indicated below:

Year	Percentage
2017	%
2018	%
2019	%
2020 and thereafter	100.000%

Notwithstanding the foregoing, the Company may, at any time prior to [    ], 2015, redeem up to 35% of the initially outstanding aggregate principal amount of Notes with the net cash proceeds of one or more Equity Offerings of the Company at a redemption price in cash of     % of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, on the Notes redeemed, to the redemption date; provided that:

(1) at least 65% of the initially outstanding aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption;

(2) notice of any such redemption shall be given by the Company to the Holders and the Trustee within 15 days after the consummation of any such Equity Offering; and

(3) such redemption shall occur within 60 days of the date of such notice.

Redemption at make-whole premium

At any time prior to                     , 2017, the Company may also redeem all or a part of the Notes upon not less than 15 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of holders of Notes on the relevant record dates occurring prior to the Redemption Date to receive interest due on the relevant interest payment date.

Gaming redemption or other disposition

If:

(1) any Gaming Authority makes a determination of unsuitability of a holder or beneficial owner of Notes (or of an Affiliate of such holder or beneficial owner), or

(2) any Gaming Authority requires that a holder or beneficial owner of Notes (or an Affiliate thereof) must either (i) be licensed, qualified or found suitable under any applicable Gaming Laws or (ii) reduce its position in the Notes to below a level that would require licensure, qualification or a finding of suitability, and such holder or beneficial owner (or Affiliate thereof):

(a) fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority,

(b) fails to reduce its position in the Notes appropriately; or

(c) is denied such license or qualification or not found suitable,

the Company shall have the right, at any time from or after the Issue Date, at its option:

(1) to require any such holder or beneficial owner to dispose of all or a portion of its Notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of receipt of such notice or finding by such Gaming Authority, or

(2) to call for the redemption of all or a portion of the Notes of such holder or beneficial owner at a redemption price equal to the least of:

(a) the principal amount thereof,

(b) the price at which such holder or beneficial owner acquired the Notes, in the case of either clause (a) above or this clause (b), together with accrued and unpaid interest and additional interest, if any, to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority (subject to the rights of holders of Notes on the relevant record dates occurring prior to such redemption date to receive interest on the relevant interest payment date), or

(c) such other lesser amount as may be required by any Gaming Authority.

Immediately upon a determination by a Gaming Authority that a holder or beneficial owner of Notes (or an Affiliate thereof) will not be licensed, qualified or found suitable or is denied a license, qualification or finding of suitability, the holder or beneficial owner will not have any further rights with respect to the Notes to:

(1) exercise, directly or indirectly, through any Person, any right conferred by the Notes; or

(2) receive any interest or additional interest, if any, or any other distribution or payment with respect to the Notes, or

(3) receive any remuneration in any form from the Company or its Affiliates for services rendered or otherwise, except the redemption price of the Notes.

The Company shall notify the Trustee in writing of any such redemption as soon as practicable. The holder or beneficial owner (or an Affiliate thereof) applying for a license, qualification or a finding of suitability must pay all costs of the licensure or investigation for such qualification or finding of suitability.

In addition, by accepting a Note, each holder or beneficial owner of a Note will be agreeing to comply with all requirements of the Gaming Laws and Gaming Authorities in each jurisdiction where the Company and its Affiliates are licensed or registered under applicable Gaming Laws or conduct gaming activities. Each holder or beneficial owner will also be agreeing that the Notes held by such holder or beneficial owner shall be subject to the provisions of Article XIII of the Company’s Restated Certificate of Incorporation (dealing with Gaming Laws and gaming-related restrictions on ownership and transfer), including any amendments thereto or any successor provisions thereto. See “Risk factors—As a holder of the notes you may be required to comply with registration, licensing, qualification or other requirements under gaming laws or dispose of your notes” in this Prospectus Supplement for additional information on the restrictions on ownership and transfer of the Notes contained in the Company’s Restated Certificate of Incorporation.

Selection and notice

If less than all of the Notes are to be redeemed at any time, the Trustee will select the Notes to be redeemed among the holders of Notes as follows:

(1) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, or

(2) if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate.

No Notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 15 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. Notices of redemption may be conditional in that the Company may, notwithstanding the giving of the notice of redemption, condition the redemption of the Notes specified in the notice of redemption upon the completion of other transactions, such as refinancings or acquisitions (whether of the Company or by the Company).

If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption, subject to the satisfaction of any conditions to such redemption. On and after the redemption date, subject to the satisfaction of any conditions to such redemption, interest ceases to accrue on Notes or portions of them called for redemption so long as the Company has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and additional interest, if any, on the Notes to be redeemed.

Mandatory redemption

Except as described below under “Repurchase at the option of holders,” the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Subordination

The payment of principal of, premium on, if any, interest and Additional Interest, if any, on the Notes and the Guaranties is subordinated to the prior payment in full of all Senior Debt, whether outstanding on the Issue Date or thereafter Incurred.

Upon any distribution to creditors of any Obligor in a liquidation or dissolution of such Obligor or in a proceeding under Bankruptcy Law relating to such Obligor or its property, in an assignment for the benefit of creditors or any marshaling of such Obligor’s assets and liabilities:

(1) the holders of Senior Debt will be entitled to receive payment in full of all Obligations in respect of such Senior Debt (including Accrued Bankruptcy Interest) and to have all outstanding Letter of Credit Obligations and applicable Hedging Obligations fully cash collateralized before the Trustee or the holders of Notes shall be entitled to receive any payment or distribution on Obligations in respect of the Notes (except that the Trustee or the holders of Notes may receive payments and other distributions made from the defeasance or redemption trust described under “Legal defeasance and covenant defeasance” or “Satisfaction and discharge” and receive and retain Permitted Junior Securities), and

(2) until all Obligations with respect to Senior Debt (as provided in clause (1) above) are paid in full and all outstanding Letter of Credit Obligations and applicable Hedging Obligations are fully cash collateralized, any distribution to which the Trustee or the holders would be entitled but for this provision, including any such distribution that is payable or deliverable by reason of the payment of any other Indebtedness of such Obligor being subordinated to the payment of the Notes, shall be made to holders of Senior Debt or their representatives, ratably in accordance with the respective amounts of the principal of such Senior Debt, interest (including, without limitation, Accrued Bankruptcy Interest) thereon and all other Obligations with respect thereto (except that holders may receive payments and other distributions made from the defeasance or redemption trust described under “Legal defeasance and covenant defeasance” or “Satisfaction and discharge” and receive and retain Permitted Junior Securities), as their respective interests may appear.

The Obligors will also be restrained from making any payment or distribution to the Trustee or any holder of Notes in respect of Obligations arising under or in connection with the Notes or the Guaranties, and from acquiring from the Trustee or any holder any Notes for cash or property (other than payments and other distributions made from any defeasance or redemption trust described under “Legal defeasance and covenant defeasance” or “Satisfaction and discharge” and the issuance of Permitted Junior Securities), until all principal and other Obligations arising under or in connection with the Senior Debt have been paid in full or fully cash-collateralized, if not yet due if:

(1) a default in the payment of any Obligations with respect to any Designated Senior Debt occurs and is continuing (including any default in payment upon the maturity of any Designated Senior Debt by lapse of time, acceleration or otherwise), or any judicial proceeding is pending to determine whether any such default has occurred, or

(2) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the affected Obligors or the holders of any Designated Senior Debt.

Payments on the Notes may and shall be resumed:

(1) in the case of a payment default, upon the date on which such default is cured or waived, and

(2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee, unless the maturity of any Designated Senior Debt has been accelerated.

No new period of payment blockage predicated on a nonpayment default may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 180 days.

Notwithstanding the foregoing, the Company will be permitted to repurchase, redeem, repay or prepay any or all of the Notes to the extent required to do so by any Gaming Authority having authority over any Obligor or pursuant to the provisions described under the heading “—Gaming redemption or other disposition.”

The Indenture provides that the Trustee or any holder that has received any payment or distribution in violation of the foregoing provisions will be required to hold the same without commingling and deliver the same, in the form received, together with any necessary endorsements, to the holders of Senior Debt or their representatives. The Indenture further requires that each affected Obligor promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

As a result of the subordination provisions described above, in the event of a liquidation or insolvency, holders of Notes may recover less ratably than creditors of the affected Obligors who are holders of Senior Debt. See “Risk factors—Risks related to our capital structure and this offering—Your right to receive payments on the Notes or under the subsidiary guarantees is junior to our existing senior indebtedness and our subsidiary guarantors’ existing senior indebtedness and possibly all of our future borrowings. Further, your right to receive payments on the Notes could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.”

Repurchase at the option of holders

Change of control

Upon the occurrence of a Change of Control, each holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of such holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes plus accrued and unpaid interest thereon and additional interest, if any, to the date of repurchase. Within 30 days following any Change of Control, the Company will mail a notice to the Trustee and each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with all applicable laws, including, without limitation, Section 14(e) of the Exchange Act and the rules thereunder and all applicable federal and state securities laws, and will include all instructions and materials necessary to enable holders to tender their Notes.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted, together with an officers’ certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

The Paying Agent will promptly mail to each holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such holder, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Indenture provides that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company will either:

(1) repay all outstanding obligations with respect to Senior Debt,

(2) obtain the requisite consents, if any, from the holders of Senior Debt to permit the repurchase of the Notes required by this covenant, or

(3) deliver to the Trustee an officers’ certificate to the effect that no action of the kind described in clause (1) or (2) is necessary.

The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Bank Credit Agreement, the indenture governing our 8.625% Notes and the terms of our other Senior Debt contain, and any future Credit Facilities or other agreements relating to Indebtedness to which the Company becomes a party may contain, restrictions on the ability of the Company to purchase any Notes, and also may provide that certain change of control events with respect to the Company would constitute a default thereunder. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consents of its lenders to the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain all such requisite consents or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company’s failure to purchase tendered Notes would constitute a default under the Indenture. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the holders of Notes. There can be no assurance that in the event of a Change of Control the Company will have sufficient funds, or that it will be permitted under the terms of the Bank Credit Agreement or other Senior Debt, to satisfy its obligations with respect to any or all tendered Notes. See “Risk factors—We may not have the ability to raise the funds necessary to finance a change of control offer if required by the indentures for the notes or the terms of our other indebtedness.”

The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption with respect to all of the Notes has been given in compliance with the requirements set forth in the Indenture, unless and until there is a default in payment of the applicable redemption price.

The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company or the Company and its Restricted Subsidiaries, taken as a whole, to another Person or group may be uncertain.

The presence of the Company’s Note repurchase obligation in the event of a Change of Control may deter potential bidders from attempting to acquire the Company, whether by merger, tender offer or otherwise. Such deterrence may have an adverse effect on the market price for the Company’s securities, particularly its common stock, which would presumably reflect the market’s perception of the likelihood of any takeover attempt at a premium to the market price.

Asset sales

The Indenture provides that no Obligor will, directly or indirectly,:

(1) consummate an Asset Sale unless such Obligor receives consideration at the time of such Asset Sale (or at such earlier time as such Obligor becomes obligated to complete such Asset Sale) at least equal to the fair market value of the assets sold or of which other disposition is made (as determined reasonably and in good faith by the Board of such Obligor), and

(2) consummate or enter into a binding obligation to consummate an Asset Sale unless at least 75% of the consideration received by such Obligor from such Asset Sale will be cash or Cash Equivalents and will be received at the time of the consummation of any such Asset Sale. For purposes of this provision, each of the following shall be deemed to be cash:

(a) any liabilities as shown on the Obligor’s most recent balance sheet (or in the notes thereto) (other than (i) Indebtedness subordinate in right of payment to the Notes, (ii) contingent liabilities, (iii) liabilities or Indebtedness to Affiliates of the Company and (iv) Non-Recourse Indebtedness) that are assumed by the transferee of any such assets, and

(b) to the extent of the cash received, any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by such Obligor into cash within 90 days of receipt.

Notwithstanding the foregoing, an Obligor will be permitted to consummate an Asset Sale without complying with the foregoing provisions if:

(1) such Obligor receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of (as evidenced by a resolution of the Board of such Obligor), and

(2) the consideration for such Asset Sale constitutes Productive Assets; provided that any non-cash consideration not constituting Productive Assets received by such Obligor in connection with such Asset Sale that is converted into or sold or otherwise disposed of for cash or Cash Equivalents at any time within 360 days after such Asset Sale and any Productive Assets constituting cash or Cash Equivalents received by such Obligor in connection with such Asset Sale shall constitute Net Cash Proceeds subject to the provisions set forth above.

Upon the consummation of an Asset Sale, the Company or the affected Obligor will be required to apply an amount equal to all Net Cash Proceeds that are received from such Asset Sale within 360 days of the receipt thereof either:

(1) to reinvest (or enter into a binding commitment to invest, if such investment is effected within 360 days after the date of such commitment) in Productive Assets or in Asset Acquisitions not otherwise prohibited by the Indenture, or

(2) to permanently prepay or repay Senior Debt of any Obligor and if such Senior Debt is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto.

Pending the final application of any such Net Cash Proceeds, the Obligors may temporarily reduce revolving Indebtedness or otherwise invest such Net Cash Proceeds in any manner not prohibited by the Indenture.

On the 361st day after an Asset Sale or such earlier date, if any, as the Board of the Company or the affected Obligor determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (1) or (2) of the third paragraph of this covenant (each a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (1) or (2) of the third paragraph of this covenant (each a “Net Proceeds Offer Amount”), will be applied by the Company to make an offer to purchase (the “Net Proceeds Offer”), on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, on a pro rata basis (a) Notes at a purchase price in cash equal to 100% of the aggregate principal amount of Notes, in each case, plus accrued and unpaid interest thereon and additional interest, if any, on the Net Proceeds Offer Payment Date and (b) the outstanding 8.75% Notes and/or other Indebtedness Incurred by the Company or an Obligor which is pari passu with the Notes, in each case to the extent required by the terms thereof; provided that if at any time within 360 days after an Asset Sale any non-cash consideration received by the Company or the affected Obligor in connection with such Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition will be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof will be applied in accordance with this covenant. To the extent that the aggregate principal amount of Notes, 8.75% Notes and/or other pari passu Indebtedness tendered pursuant to the Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Obligors may use any remaining proceeds of such Asset Sales for general corporate purposes (but subject to the other terms of the Indenture). Upon completion of a Net Proceeds Offer, the Net Proceeds Offer Amount relating to such Net Proceeds Offer will be deemed to be zero for purposes of any subsequent Asset Sale. In the event that a Restricted Subsidiary consummates an Asset Sale, only that portion of the Net Cash Proceeds therefrom (including any Net Cash Proceeds received upon the sale or other disposition of any noncash proceeds received in connection with an Asset Sale) that are distributed to or received by any Obligor will be required to be applied by the Obligors in accordance with the provisions of this paragraph.

Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $25.0 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net

Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the date of the Indenture from all Asset Sales by the Obligors in respect of which a Net Proceeds Offer has not been made aggregate at least $25.0 million, at which time the affected Obligor will apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (each date on which the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $25.0 million or more will be deemed to be a Net Proceeds Offer Trigger Date). In connection with any Asset Sale with respect to assets having a book value in excess of $25.0 million or as to which it is expected that the aggregate consideration therefor to be received by the affected Obligor will exceed $25.0 million in value, such Asset Sale will be approved, prior to the consummation thereof, by the Board of the applicable Obligor.

Certain covenants

Restricted payments

The Indenture provides that neither the Company nor any Restricted Subsidiary will, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution (other than dividends or distributions payable solely in Qualified Capital Stock of the Company or dividends or distributions payable to the Company or a Restricted Subsidiary) in respect of the Company’s or any Restricted Subsidiary’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or such Restricted Subsidiary, as applicable) or to the direct or indirect holders of the Company’s or such Restricted Subsidiary’s Equity Interests in their capacity as such,

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) Equity Interests of the Company or any Restricted Subsidiary or of any direct or indirect parent or Affiliate of the Company or any Restricted Subsidiary (other than any such Equity Interests owned by the Company or any Restricted Subsidiary),

(3) make any payment on or with respect to, or purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value any Indebtedness that is subordinate in right of payment to the Notes, except a payment of principal, interest or other amounts required to be paid at Stated Maturity, or

(4) make any Investment (other than Permitted Investments) (each of the foregoing prohibited actions set forth in clauses (1), (2), (3) and (4) being referred to as a “Restricted Payment”),

if at the time of such proposed Restricted Payment or immediately after giving effect thereto,

(1) a Default or an Event of Default has occurred and is continuing or would result therefrom,

(2) the Company is not, or would not be, able to Incur at least $1.00 of additional Indebtedness under the Consolidated Coverage Ratio test described in the second paragraph of the covenant described below under the caption “—Certain covenants—Incurrence of indebtedness and issuance of preferred stock,” or

(3) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to September 25, 2003 (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Company) exceeds or would exceed the sum, without duplication, of:

(a) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company and the Restricted Subsidiaries during the period (treating such period as a single accounting period) beginning on September 25, 2003, and ending on the last day of the most recent fiscal quarter of the Company ending immediately prior to the date of the making of such Restricted Payment for which internal financial statements are available ending not more than 135 days prior to the date of determination, plus

(b) 100% of the fair market value of the aggregate net proceeds received by the Company from any Person (other than from a Subsidiary of the Company) from the issuance and sale of Qualified Capital Stock of the Company or the conversion of debt securities or Disqualified Capital Stock into Qualified Capital Stock (to the extent that proceeds of the issuance of such Qualified Capital Stock would have been includable in this clause if such Qualified Capital Stock had been initially issued for cash) subsequent to September 25, 2003 and on or prior to the date of the making of such Restricted Payment (excluding any Qualified Capital Stock of the Company the purchase price of which has been financed directly or indirectly using funds (i) borrowed from the Company or any Restricted Subsidiary, unless and until and to the extent such borrowing is repaid, or (ii) contributed, extended, guaranteed or advanced by the Company or any Restricted Subsidiary (including, without limitation, in respect of any employee stock ownership or benefit plan)); provided that such aggregate net proceeds are limited to cash, Cash Equivalents and other assets used or useful in a Related Business or the Capital Stock of a Person engaged in a Related Business, plus

(c) 100% of the aggregate cash received by the Company subsequent to September 25, 2003 and on or prior to the date of the making of such Restricted Payment upon the exercise of options or warrants (whether issued prior to or after September 25, 2003) to purchase Qualified Capital Stock of the Company, plus

(d) to the extent that any Restricted Investment that was made after September 25, 2003 is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, or any dividends, distributions, principal repayments, or returns of capital are received by the Company or any Restricted Subsidiary in respect of any Restricted Investment, the proceeds of such sale, liquidation, repayment, dividend, distribution, principal repayment or return of capital or subrogation recovery, in each such case (i) reduced by the amount of any Amount Limitation Restoration (as defined below) for such Restricted Investment and (ii) valued at the cash or marked-to-market value of Cash Equivalents received with respect to such Restricted Investment (less the cost of disposition, if any), and to the extent that any Restricted Investment consisting of a guarantee or other contingent obligation that was made after September 25, 2003 is terminated or cancelled, the excess, if any of (x) the amount by which such Restricted Investment reduced the sum otherwise available for making Restricted Payments under this first paragraph of the Restricted Payment covenant, over (y) the aggregate amount of payments made (including costs incurred) in respect of such guarantee or other contingent obligation, plus

(e) to the extent that any Person becomes a Restricted Subsidiary or an Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after September 25, 2003, the lesser of (i) the fair market value of the Restricted Investment of the Company and its Restricted Subsidiaries in such Person as of the date it becomes a Restricted Subsidiary or in such Unrestricted Subsidiary on the date of redesignation as a Restricted Subsidiary or (ii) the fair market value of such Restricted Investment as of the date such Restricted Investment was originally made in such Person or, in the case of the redesignation of an Unrestricted Subsidiary into a Restricted Subsidiary which Subsidiary was designated as an Unrestricted Subsidiary after September 25, 2003, the amount of the Company and its Restricted Subsidiaries’ Restricted Investment therein as determined under the first paragraph of the covenant described below under the caption “—Designation of restricted and unrestricted subsidiaries,” plus the aggregate fair market value of any additional Restricted Investments (each valued as of the date made) by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary after September 25, 2003; provided that any amount so determined in (i) or (ii) shall be reduced to the extent that such Restricted Investment shall have been recouped as an Amount Limitation Restoration to the Amount Limitations of clauses (4), (6), (16), (18) or (19) below. Notwithstanding the other provisions of this subparagraph (e), for purposes of this subparagraph (e) the amount of such Restricted Investments of the Company and its Restricted Subsidiaries in the Atlantic City Entities made prior to the issuance of the 7.5% Notes shall be deemed to be equal to the Atlantic City Group Investment.

As of December 31, 2011, the amount available for Restricted Payments pursuant to clause (3) above would have been approximately $492.9 million.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prohibit:

(1) the payment of any dividend or the making of any distribution within 60 days after the date of declaration of such dividend or distribution if the making thereof would have been permitted on the date of declaration; provided such dividend will be deemed to have been made as of its date of declaration or the giving of such notice for purposes of this clause (1);

(2) the redemption, repurchase, retirement or other acquisition of Capital Stock of the Company or warrants, rights or options to acquire Capital Stock of the Company either (a) solely in exchange for shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company, or (b) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company; provided that no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment or would result therefrom;

(3) the redemption, repurchase, retirement, defeasance or other acquisition of Indebtedness of any Obligor that is subordinate or junior in right of payment to the Notes or the Guaranties either (a) solely in exchange for shares of Qualified Capital Stock of the Company or for Permitted Refinancing Indebtedness, or (b) through the application of the net proceeds of (i) a substantially concurrent sale for cash (other than to an Obligor) of shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company or (ii) Permitted Refinancing Indebtedness; provided that no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment pursuant to this clause (3) or would result therefrom;

(4) Restricted Payments in an amount not in excess of $150.0 million in the aggregate for all such Restricted Payments made in reliance upon this clause (4), for the purpose of

(a) Limited Real Estate Development or (b) developing, constructing, improving or acquiring (i) a Casino or Casinos or, if applicable, any Related Business in connection with a Casino or Casinos or (ii) a Related Business to be used primarily in connection with an existing Casino or Casinos;

(5) redemptions, repurchases or repayments to the extent required by any Gaming Authority having jurisdiction over the Company or any Restricted Subsidiary or deemed necessary by the Board of the Company in order to avoid the suspension, revocation or denial of a gaming license by any Gaming Authority;

(6) other Restricted Payments not to exceed $125.0 million in the aggregate for all such Restricted Payments made in reliance upon this clause (6); provided no Default or Event of Default then exists or would result therefrom;

(7) repurchases by the Company of its common stock, options, warrants or other securities exercisable or convertible into such common stock from employees and directors of the Company or any of its respective Subsidiaries upon death, disability or termination of employment or directorship of such employees or directors;

(8) the payment of any amounts in respect of Equity Interests by any Restricted Subsidiary organized as a partnership or a limited liability company or other pass-through entity:

(a) to the extent of capital contributions made to such Restricted Subsidiary (other than capital contributions made to such Restricted Subsidiary by the Company or any Restricted Subsidiary),

(b) to the extent required by applicable law, or

(c) to the extent necessary for holders thereof to pay taxes with respect to the net income of such Restricted Subsidiary, the payment of which amounts under this clause (c) is required by the terms of the relevant partnership agreement, limited liability company operating agreement or other governing document;

provided, that except in the case of clause (b) and (c), no Default or Event of Default has occurred and is continuing at the time of such Restricted Payment or would result therefrom, and provided further that, except in the case of clause (b) or (c), such distributions are made pro rata in accordance with the respective Equity Interests contemporaneously with the distributions paid to the Company or a Restricted Subsidiary or their Affiliates holding an interest in such Equity Interests;

(9) Investments in Unrestricted Subsidiaries, joint ventures, partnerships or limited liability companies consisting of conveyances of substantially undeveloped real estate in a number of acres which, after giving effect to any such conveyance, would not exceed in the aggregate for all such conveyances after September 25, 2003, 50% of the sum of (a) the acres of substantially undeveloped real estate held by the Company and its Restricted Subsidiaries on the date of such conveyance plus (b) the acres of substantially undeveloped real estate previously so conveyed by the Company and its Restricted Subsidiaries after September 25, 2003; provided, that no Default or Event of Default has occurred and is continuing at the time of such Restricted Payment or would result therefrom;

(10) Investments, not to exceed $35.0 million in the aggregate for all such Restricted Payments made in reliance on this clause (10), in any combination of (a) readily marketable equity securities and (b) assets of the kinds described in the definition of “Cash Equivalents”; provided, that for the purposes of this clause (10), such Investments may be made without regard to the rating requirements or the maturity limitations set forth in such definition;

(11) the payment of any dividend or distributions by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(12) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(13) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Capital Stock of the Company or any Restricted Subsidiary of the Company issued on or after September 25, 2003 in accordance with the Consolidated Coverage Ratio test described below under the caption “—Certain covenants—Incurrence of indebtedness and issuance of preferred stock”;

(14) [Intentionally omitted.]

(15) the payment of any dividend or other distribution by the Company or its Restricted Subsidiaries of Equity Interests in the Vietnam Subsidiaries that are Unrestricted Subsidiaries or of Equity Interests in any ACDL Entity and the termination of any agreements or arrangements with such entities in connection therewith; provided that no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment or would result therefrom;

(16) Investment Guarantees and Completion Guarantee and Keep-Well Agreements in a principal or other similar amount not to exceed $200.0 million in the aggregate for all such Restricted Payments made in reliance upon this clause (16); provided that no Default or Event of Default shall have occurred and be continuing at the time of entering into such Investment Guarantee or Completion Guarantee and Keep-Well Agreement or would result therefrom;

(17) any Investment Guarantee Payments in respect of Investment Guarantees permitted under clause (16) or the making of any payments pursuant to any Completion Guarantee and Keep-Well Agreements permitted under clause (16) or in respect of any Completion Guarantee/Keep-Well Indebtedness Incurred pursuant to any Completion Guarantee and Keep-Well Agreements permitted under clause (16);

(18) the provision of goods to any Unrestricted Subsidiary in the ordinary course of business with a fair market value as determined reasonably and in good faith by the Company not to exceed $10.0 million in the aggregate for all such Restricted Payments made in reliance upon this clause (18);

(19) Restricted Payments in an amount not in excess of $100.0 million in the aggregate for all such Restricted Payments made in reliance upon this clause (19), for the purpose of making ACDL Investments; or

(20) contributions, payments, loans or remittances from the Company or a Restricted Subsidiary of the Vietnam Contribution Amount to a Vietnam Subsidiary at a time when such Vietnam Subsidiary is an Unrestricted Subsidiary.

In determining the aggregate amount of Restricted Payments made subsequent to September 25, 2003, Restricted Payments made pursuant to clauses (2), (3), (4), (6), (8), (9), (11), (12), (14), (15), (16), (18), (19) and (20) of this paragraph (and Restricted Payments made prior to the Issue Date permitted under clauses (2), (3), (4), (6), (8), (9), (11), (12), (14), (15), (16) and (18) of Section 4.07(b) (Restricted Payments covenant) of the indenture governing the 7.5% Notes and comparable clauses of all indentures entered into after the indenture governing the 7.5% Notes (regardless of whether the indenture governing the 7.5% Notes or such other indentures are no longer in effect) as in effect immediately prior to the Issue Date), shall, in each case, be excluded from such calculation; provided, that any amounts expended or liabilities incurred in respect of fees, premiums or similar payments in connection therewith shall be included in such calculation. Restricted Payments under clauses (4), (6), (10), (16), (18) and (19) of this paragraph shall be limited to the respective amounts of $150.0 million, $125.0 million, $35.0 million, $200.0 million, $10.0 million and $100.0 million set forth in such clauses (each, an “Amount Limitation”). The Amount Limitation for each clause shall be permanently reduced at the time of any Restricted Payment made under such clause; provided, however, that to the extent that a Restricted Investment made under such clause is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, or principal repayments, returns of capital or subrogation recoveries are received by the Company or any Restricted Subsidiary in respect of such Restricted Investment, valued, in each such case at the cash or marked-to-market value of Cash Equivalents received with respect to such Restricted Investment (less the cost of disposition, if any), or to the extent that any Restricted Investment consisting of a guarantee or other contingent obligation that was made after the date of the Indenture is terminated or cancelled, the excess, if any of (x) the amount by which such Restricted Investment counted toward the Amount Limitation, over (y) the aggregate amount of payments made (including costs incurred) in respect of such guarantee or other contingent obligation, then the Amount Limitation for such clause shall be increased by the amount so received by the Company or a Restricted Subsidiary or the amount of such excess of (x) over (y) (an “Amount Limitation Restoration”). In no event shall the aggregate Amount Limitation Restorations for a Restricted Investment exceed the original amount of such Restricted Investment.

With respect to clauses (4), (6), (16), (18) and (19) above, the respective Amount Limitation under each such clause, as applicable, shall also be increased when any Person becomes a Restricted Subsidiary or an Unrestricted Subsidiary is redesignated as a Restricted Subsidiary (each such increase also referred to as an “Amount Limitation Restoration”) by the lesser of (i) the fair market value of the Restricted Investment made under clause (4), (6), (16), (18) or (19) above, as the case may be, in such Person as of the date it becomes a Restricted Subsidiary or in such Unrestricted Subsidiary as of the date of redesignation, as the case may be, or (ii) the fair market value of such Restricted Investment as of the date such Restricted Investment was originally made in such Person or, in the case of the redesignation of an Unrestricted Subsidiary into a Restricted Subsidiary which Subsidiary was designated as an Unrestricted Subsidiary after the date of the Indenture, the amount of the Company’s Restricted Investment therein as determined under the first paragraph of the covenant described below under the caption “—Designation of restricted and unrestricted subsidiaries.” plus the aggregate fair market value of any additional Investments (each valued as of the date made) made under clause (4), (6), (16), (18) or (19) above, as the case may be, in such Unrestricted Subsidiary after the date of the Indenture.

Not less than once each fiscal quarter in which the Company has made a Restricted Payment, the Company shall deliver to the Trustee an officers’ certificate stating that each Restricted Payment (and any Amount Limitation Restoration relied upon in making such Restricted Payment) made during the prior fiscal quarter complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, including any applicable calculations of the Vietnam Receipts, the Vietnam Contribution Amount and the Reclassified Vietnam Receipts (upon which the Trustee may conclusively rely without any investigation whatsoever), which calculations may be based upon the Company’s latest available internal quarterly financial statements. In the event that the Company makes one or more Restricted Payments in an amount exceeding $5.0 million that have not been covered by an officers’ certificate issued pursuant to the immediately preceding sentence, the Company shall deliver to the Trustee an officers’ certificate stating that such Restricted Payments (and any Amount Limitation Restoration relied upon in making such Restricted Payment) comply with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed (upon which the Trustee may conclusively rely without any investigation whatsoever), which calculations may be based upon the Company’s latest available internal quarterly financial statements. In the event the Company fails to deliver any such report described in this paragraph to the Trustee, such failure shall not constitute a Default until and unless the Company has failed to deliver such report after written notice to the Company of such failure by the Trustee or by a Holder.

For purposes of this covenant, it is understood that the Company may rely on internal or publicly reported financial statements even though there may be subsequent adjustments (including review and audit adjustments) to such financial statements. For avoidance of doubt, any Restricted Payment that complied with the conditions of this covenant, made in reliance on such calculation by the Company based on such internal or publicly reported financial statements, shall be deemed to continue to comply with the conditions of this covenant, notwithstanding any subsequent adjustments that may result in changes to such internal financial or publicly reported statements.

Incurrence of indebtedness and issuance of preferred stock

The Indenture provides that the Company will not, directly or indirectly:

(1) Incur any Indebtedness or issue any Disqualified Capital Stock, other than Permitted Indebtedness, or

(2) cause or permit any of its Restricted Subsidiaries to Incur any Indebtedness or issue any Disqualified Capital Stock or preferred stock, in each case, other than Permitted Indebtedness.

Notwithstanding the foregoing limitations, the Company may issue Disqualified Capital Stock and may Incur Indebtedness (including, without limitation, Acquired Debt), and any Guarantor may issue preferred stock or Incur Indebtedness (including without limitation, Acquired Debt), and any Domestic Restricted Subsidiary that is not an Obligor may Incur Senior Debt (including without limitation, Senior Debt that is Acquired Debt), if:

(1) no Default or Event of Default shall have occurred and be continuing on the date of the proposed Incurrence or issuance or would result as a consequence of such proposed Incurrence or issuance, and

(2) immediately after giving pro forma effect to such proposed Incurrence or issuance and the receipt and application of the net proceeds therefrom, the Company’s Consolidated Coverage Ratio would not be less than 2.00:1.00.

Any Indebtedness of any Person existing at the time it becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition of capital stock or otherwise) shall be deemed to be Incurred as of the date such Person becomes a Restricted Subsidiary.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (18) of such definition or is entitled to be Incurred pursuant to the second paragraph of this covenant, the Company will, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been Incurred pursuant to only one of such clauses or pursuant to the second paragraph hereof. The Company may classify any item of Indebtedness in part under one or more of the categories of Permitted Indebtedness and/or in part as Indebtedness entitled to be

Incurred pursuant to the second paragraph of this covenant, and may reclassify any outstanding Indebtedness in whole or in part from time to time in its sole discretion. Accrual of interest, the accretion of principal amount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.

Liens

The Indenture provides that no Obligor will, directly or indirectly, create, Incur or assume any Lien, except a Permitted Lien, securing Indebtedness that is pari passu with or subordinate in right of payment to the Notes or the Guaranties, on or with respect to any of its property or assets including any shares of stock or Indebtedness of any Restricted Subsidiary, whether owned on the Issue Date or thereafter acquired, or any income, profits or proceeds therefrom, unless:

(1) in the case of any Lien securing Indebtedness that is pari passu in right of payment with the Notes or the Guaranties, the Notes or the Guaranties are secured by a Lien on such property, assets or proceeds that is senior in priority to or pari passu with such Lien, and

(2) in the case of any Lien securing Indebtedness that is subordinate in right of payment to the Notes or the Guaranties, the Notes or the Guaranties are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien.

Any Lien created for the benefit of the Holders pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to secure the Notes or such Guaranty under this covenant.

Dividend and other payment restrictions affecting restricted subsidiaries

The Indenture provides that no Obligor will, directly or indirectly, create or otherwise cause or permit or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock,

(2) make loans or advances to or pay any Indebtedness or other obligations owed to any Obligor or to any Restricted Subsidiary, or

(3) transfer any of its property or assets to any Obligor or to any Restricted Subsidiary (each such encumbrance or restriction in clause (1), (2) or (3), a “Payment Restriction”).

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(a) applicable law or required by any Gaming Authority;

(b) the Indenture;

(c) customary non-assignment provisions of any purchase money financing contract, license or lease of any Restricted Subsidiary entered into in the ordinary course of business of such Restricted Subsidiary;

(d) any instrument governing Acquired Debt Incurred in connection with an acquisition by any Obligor or Restricted Subsidiary in accordance with the Indenture as the same was in effect on the date of such Incurrence; provided that such encumbrance or restriction is not, and will not be, applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries or the property or assets (including directly-related assets, such as replacements, accessions and proceeds) so acquired or leased;

(e) any restriction or encumbrance contained in contracts for the sale of assets to be consummated in accordance with the Indenture solely in respect of the assets to be sold pursuant to such contract;

(f) any restrictions of the nature described in clause (3) above with respect to the transfer of assets secured by a Lien that was permitted by the Indenture to be Incurred;

(g) any encumbrance or restriction contained in Permitted Refinancing Indebtedness; provided that the provisions relating to such encumbrance or restriction contained in any such Permitted Refinancing Indebtedness are not less favorable to the holders of the Notes, taken as a whole, in the good faith judgment of the Board of the Company than the provisions relating to such encumbrance or restriction contained in the Indebtedness being refinanced;

(h) agreements governing Indebtedness of the Company or its Restricted Subsidiaries existing on the Issue Date, including the Bank Credit Agreement and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the Indenture, taken as a whole;

(i) agreements governing Indebtedness permitted to be incurred by the Company or its Restricted Subsidiaries pursuant to the covenant described above under the caption “—Certain covenants—Incurrence of indebtedness and issuance of preferred stock,” and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of such Indebtedness; provided that neither such Indebtedness nor any such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are more restrictive, taken as a whole, with respect to the Notes, the Indenture and the Guarantees, taken as a whole; or

(j) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition.

Merger, consolidation, or sale of assets

The Indenture provides that the Company may not, in a single transaction or a series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to any Person or adopt a Plan of Liquidation unless:

(1) either

(a) in the case of a consolidation or merger, the Company, or any successor thereto, is the surviving or continuing corporation, or

(b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition of the properties and assets of the Company and its Subsidiaries, taken as a whole, or in the case of a Plan of Liquidation, the Person to which assets of the Company and its Subsidiaries have been transferred (i) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and the Indenture on the part of the Company to be performed or observed;

(2) in the event that such transaction involves (a) the incurrence by the Company or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries incurred in connection with or as a result of such transaction as having been incurred at the time of such transaction) and/or (b) the assumption contemplated by clause (1)(b)(ii) above (including giving effect to any Indebtedness and Acquired Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction), then immediately after giving effect to such incurrence and/or assumption under clauses (a) and (b), (i) the Company, or any such other Person assuming the obligations of the Company through the operation of clause (1)(b) above, could Incur at least $1.00 of Indebtedness (other than Permitted Indebtedness) pursuant to the Consolidated Coverage Ratio test described above under the caption “—Certain covenants—Incurrence of indebtedness and issuance of preferred stock” or (ii) the Consolidated Coverage Ratio of the Company (or such other Person assuming the obligations of the Company through the operation of clause (1)(b) above) is no less than the Company’s Consolidated Coverage Ratio immediately prior to such transaction or series of transactions;

(3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above (including, without limitation, giving effect to any Indebtedness and Acquired Debt Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction) no Default and no Event of Default shall have occurred or be continuing; and

(4) the Company or such other Person shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance, other disposition or Plan of Liquidation and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

Notwithstanding clause (2) above:

(a) any Restricted Subsidiary may consolidate with, or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to the Company, and

(b) the Company may consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to any Person that has conducted no business and Incurred no Indebtedness or other liabilities if such transaction is solely for the purpose of effecting a change in the state of incorporation or form of organization of the Company.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company a transaction that is subject to, and that complies with the provisions of, the foregoing provision, the successor person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of the applicable indenture referring to the Company shall refer instead to the successor person and not to the Company), and may exercise every right and power of the Company under the Indenture with the same effect as if such successor person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all or substantially all of the properties and assets of such predecessor Company and its Subsidiaries, taken as a whole, in a transaction that is subject to and that complies with the provisions of the foregoing provision.

Transactions with affiliates

The Indenture provides that no Obligor will make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is, considered in light of any series of related transactions of which it comprises a part, on terms that are fair and reasonable and no less favorable to such Obligor than those that might reasonably have been obtained at such time in a comparable transaction or series of related transactions on an arms-length basis from a Person that is not such an Affiliate;

(2) with respect to any Affiliate Transaction involving the transfer of aggregate consideration with a fair value of $20.0 million or more from the affected Obligor, a majority of the disinterested members of the Board of the Company (and of any other affected Obligor, where applicable) shall, prior to the consummation of any portion of such Affiliate Transaction, have reasonably and in good faith determined, as evidenced by a resolution of its Board, that such Affiliate Transaction meets the requirements of the foregoing clause; and

(3) with respect to any Affiliate Transaction involving the transfer of aggregate consideration with a fair value of $30.0 million or more from the affected Obligor, the Board of the applicable Obligor shall have received prior to the consummation of any portion of such Affiliate Transaction, a written opinion from an independent investment banking, accounting or appraisal firm of recognized national standing that such Affiliate Transaction is on terms that are fair to such Obligor from a financial point of view.

The foregoing restrictions will not apply to:

(1) reasonable fees and compensation (including any such compensation in the form of Equity Interests not derived from Disqualified Capital Stock, together with loans and advances, the proceeds of which are used to acquire such Equity Interests) paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Obligors as determined in good faith by the Board or senior management,

(2) any transaction solely between or among Obligors and Restricted Subsidiaries to the extent any such transaction is otherwise in compliance with, or not prohibited by, the Indenture,

(3) any Restricted Payment permitted by the terms of the covenant described above under the heading “—Certain covenants—Restricted payments” or any Permitted Investment,

(4) provision of management and related services (including intellectual property rights and the use of corporate aircraft in providing such management services) (including any agreements therefor) to an Unrestricted Subsidiary or an ACDL Entity in connection with the development, construction and operation of gaming facilities or any Related Business, provided the Obligor is reimbursed for all non-ordinary course costs and expenses it incurs in providing such services and, provided further, that such Obligor shall not be required to allocate employee compensation for management services provided by employees of Obligors to Unrestricted Subsidiaries or ACDL Entities in connection with such employees’ services to Obligors, or

(5) transactions pursuant to agreements existing on the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or by any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date as determined in good faith by the Company’s Board.

No subordinated debt senior to the notes or guaranties

The Indenture provides that no Obligor will Incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes or the Guaranties. No such Indebtedness will be considered to be senior by virtue of being secured on a first or junior priority basis.

Amendments to subordination provisions

The Indenture provides that, without the consent of the holders of 66 2/3% of the principal amount of the outstanding Notes, the Obligors will not amend, modify or alter the terms of any indebtedness subordinated to the Notes or the Guaranties in any way that will:

(1) increase the rate of or change the time for payment of interest on such subordinated indebtedness,

(2) increase the principal of, advance the final maturity date of or shorten the Weighted Average Life to Maturity of any such subordinated indebtedness,

(3) alter the redemption provisions or the price or terms at which any Obligor is required to offer to purchase such subordinated indebtedness, or

(4) amend the subordination provisions of any documents, instruments or agreements governing any such subordinated indebtedness,

except to the extent that any of the foregoing would be required to permit any Obligor to make a Restricted Payment permitted by the covenant described above under the heading “—Certain covenants—Restricted payments.”

Lines of business

The Indenture provides that the Obligors will not engage in any lines of business other than the Core Businesses.

Additional guaranties

If the Company or any of its Subsidiaries acquires or creates another Material Restricted Subsidiary after the date of the Indenture or if any Subsidiary becomes a Material Restricted Subsidiary after the Issue Date, then, subject to the applicable Gaming Laws, that newly acquired or created Material Restricted Subsidiary or Subsidiary that becomes a Material Restricted Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the Trustee within 10 business days of the date on which it was acquired or created or became a Material Restricted Subsidiary. The Company shall use its best efforts to obtain all Gaming Approvals necessary to permit its Material Restricted Subsidiaries to become Guarantors as promptly as practicable. Notwithstanding the foregoing, President Riverboat Casino Missouri, Inc., a Restricted Subsidiary which is currently a guarantor under the Company’s 7.5% Notes, 8.75% Notes and 8.625% Notes, will not be a guarantor of the Notes unless and until additional assets of $500,000 or more are contributed by the Company or any other Restricted Subsidiary to such Restricted Subsidiary after the Issue Date, at which time it will be required to become a guarantor of the Notes.

Designation of restricted and unrestricted subsidiaries

The Board of the Company may designate any of its Restricted Subsidiaries to be Unrestricted Subsidiaries if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Obligors (except to the extent repaid in cash or in kind) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described under the heading “—Restricted payments” to the extent that such deemed Restricted Payments would not be excluded from such calculation under the second paragraph of the covenant described under the heading “—Restricted payments” or will reduce the amount available under one or more clauses of the definition of Permitted Investments, as determined by the Company. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of:

(1) the net book value of such Investments at the time of such designation,

(2) the fair market value of such Investments at the time of such designation, and

(3) the original fair market value of such Investments at the time they were made.

Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption “—Restricted payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Incurrence of indebtedness and issuance of preferred stock,” the Company will be in default of such covenant. The Board of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if:

(1) such Indebtedness is permitted under the covenant described above under the caption “—Incurrence of indebtedness and issuance of preferred stock,” and, if applicable, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period, and

(2) no Default or Event of Default would be caused by such designation.

Reports

The Indenture provides that, whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Trustee for mailing to the holders of Notes:

(1) all quarterly and annual financial information that would be required to be contained in a filing or filings by the Company with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants, and

(2) all current reports that would be required to be filed by the Company with the SEC on Form 8-K if the Company were required to file such reports,

in each case within 15 days after the time periods specified in the SEC’s rules and regulations.

In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Indenture permits the Company to deliver the consolidated reports or financial information of the Company to comply with the foregoing requirements.

Events of default and remedies

The Indenture provides that each of the following constitutes an Event of Default:

(1) default for 30 days in the payment when due of interest (including any Additional Interest) on the Notes or the Guaranties (whether or not prohibited by the subordination provisions of the Indenture);

(2) default in payment of the principal of or premium, if any, on the Notes or the Guaranties when due and payable, at maturity, upon acceleration, redemption or otherwise (whether or not prohibited by the subordination provisions of the Indenture);

(3) failure by any Obligor to comply with any of its other agreements in the Indenture, the Notes or the Guaranties for 60 days after written notice to the Company by the Trustee or by Holders of not less than 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

(4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by any Obligor (or the payment of which is guaranteed by any Obligor) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default:

(a) is caused by a failure to pay principal of or premium, if any, or interest, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”), or

(b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

(5) failure by any Obligor to pay final judgments aggregating in excess of $25.0 million, net of any applicable insurance, the carrier or underwriter with respect to which has acknowledged liability in writing, which judgments are not paid, discharged or stayed for a period of 60 days after such judgment or judgments become final and non-appealable; and

(6) certain events of bankruptcy or insolvency with respect to any Obligor.

If an Event of Default (other than an Event of Default with respect to certain events of bankruptcy, insolvency or reorganization with respect to the Company or any of its Significant Subsidiaries or any group of Obligors that, taken together as a whole, would constitute a Significant Subsidiary) occurs and is continuing, then and in every such case, the Trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding Notes may declare the principal amount, together with any accrued and unpaid interest and premium on all the Notes and Guaranties then outstanding to be due and payable, by a notice in writing to the Company (and to the Trustee, if given by holders) specifying the Event of Default and that it is a “notice of acceleration” and on the fifth Business Day after delivery of such notice the principal amount, in either case, together with any accrued and unpaid interest and premium and additional interest, if any, on all the Notes or the Guaranties then outstanding will become immediately due and payable, notwithstanding anything contained in the Indenture, the Notes or the Guaranties to the contrary. Upon the occurrence of specified Events of Default relating to bankruptcy, insolvency or reorganization with respect to the Company or any of its Significant Subsidiaries or any group of Obligors that, taken together as a whole, would constitute a Significant Subsidiary, the principal amount, together with any accrued and unpaid interest and premium and additional interest, if any, will immediately and automatically become due and payable, without the necessity of notice or any other action by any Person. Holders of the Notes may not enforce the Indenture, the Notes or the Guaranties except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee shall be under no obligation to exercise any of the rights or powers at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

Notwithstanding any other provision of the Indenture, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations described above under the heading “—Certain covenants—Reports”, and for any failure to comply with the requirements of Section 314(a) of the TIA, will for the 365 days after the occurrence of such an

Event of Default consist exclusively of the right to receive Additional Interest on the principal amount of the Notes at a rate equal to 0.50% per annum. This Additional Interest will be payable in the same manner and subject to the same terms as other interest payable under the Indenture. The Additional Interest will accrue on all outstanding Notes from and including the date on which an Event of Default relating to a failure to comply with the reporting obligations described above under the heading “—Certain covenants—Reports” or Section 314(a) of the TIA first occurs to but not excluding the 365th day thereafter (or such earlier date on which the Event of Default relating to the reporting obligations under described above under the heading “—Certain covenants—Reports” or Section 314(a) of the TIA shall have been cured or waived). On such 365th day (or earlier, if the Event of Default relating to such reporting obligations is cured or waived prior to such 365th day), such Additional Interest will cease to accrue and the Notes will be subject to the other remedies as provided under the heading of “—Events of default and remedies” if the Event of Default is continuing. For the avoidance of doubt, the provisions of this paragraph will not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default.

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of any Obligor with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to     , 2017 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to 2017 (other than a redemption of Notes permitted by the covenant under the caption “—Redemption at make-whole premium” or “—Gaming redemption or other disposition”), then the additional premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes and Guaranties.

The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Notes rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes or the Guaranties. The waiver by the holders of any Indebtedness described in clause (4) of the first paragraph of “—Events of default and remedies” above of the predicating default under such Indebtedness shall be deemed a waiver of such Default or Event of Default arising under, and a rescission of any acceleration resulting from the application of such clause (4), from the effective date, during the effective period and to the extent of, the waiver by the holders of such other Indebtedness.

The Company will be required to deliver to the Trustee annually statements regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No personal liability of directors, officers, employees and stockholders

No past, present or future director, officer, employee, agent, manager, partner, member, incorporator or stockholder of any Obligor, in such capacity, will have any liability for any obligations of any Obligor under the Notes, the Indenture or the Guaranties or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guaranties. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal defeasance and covenant defeasance

The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Guaranties (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below;

(2) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture (under “—Covenant defeasance”) and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of default and remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that:

(a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or

(b) since the date of the Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing either:

(a) on the date of such deposit (other than a Default or Event of Default resulting from transactions occurring contemporaneously with the borrowing of funds, or the borrowing of funds, to be applied to such deposit); or

(b) insofar as Events of Default resulting from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit (in which case such defeasance shall have been effective on the date of deposit until the time of such occurrence and, upon such occurrence, shall immediately cease to be effective);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(6) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to avoidance as preferential transfers in any proceeding by or against the Company under any applicable Bankruptcy Law;

(7) the Company must deliver to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(8) the Company must deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Transfer and exchange

A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. The registered holder of a Note will be treated as the owner of it for all purposes.

Amendment, supplement and waiver

Except as provided in the next three succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting holder):

(1) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver,

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the option of holders”),

(3) reduce the rate of or change the time for payment of interest on any Note,

(4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration),

(5) make any Note payable in money other than that stated in the Notes,

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes,

(7) waive a redemption payment with respect to any Note (other than a payment required by one of the conditions described above under the caption “—Repurchase at the option of holders”), or

(8) make any change in the foregoing amendment and waiver provisions.

Notwithstanding the foregoing, without notice to or the consent of any holder of Notes, the Obligors and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Obligors’ obligations to holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder, to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to comply with requirements of applicable Gaming Laws or to provide for requirements imposed by applicable Gaming Authorities to conform the text of the Indenture or the Notes to any provision of the “Description of notes” section of this Prospectus Supplement, relating to the initial offering of the Notes, to the extent that such provision in that “Description of notes” was intended to be a verbatim recitation of a provision of the Indenture, the Guaranties or the Notes, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the date hereof, or to allow any Guarantor to execute a Guaranty with respect to the Notes.

In addition, any amendment (1) to the provisions of the article of the Indenture which governs subordination or (2) which releases any Guarantor from its obligations under any Guaranty (except as specified in the Guaranty release provisions contained in the Indenture prior to any such amendment), in either case will require the consent of the holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding, if such amendment would adversely affect the rights of holders of Notes.

Satisfaction and discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1) either:

(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption (and all conditions to such redemption having been satisfied or waived) or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from transactions occurring contemporaneously with the borrowing of funds, or the borrowing of funds, to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3) The Company or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4) The Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an officers’ certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Upon compliance with the foregoing, the Trustee shall execute proper instrument(s) acknowledging the satisfaction and discharge of all of the Company’s obligations under the Notes and the Indenture.

Concerning the trustee

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue in certain circumstances or resign. The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. However, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

The Trustee also serves as trustee under the indentures governing the 7.5% Notes, 8.625% Notes and the 8.75% Notes.

Book-entry, delivery and form

Except as set forth below, the Notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Notes will be issued at the closing of this offering only against payment in immediately available funds.

Notes initially will be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive Notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Certificated notes.”

Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository procedures

The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Company that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants. All interests in a Global Note, may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, and Additional Interest, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Company, the Trustee and any of their respective agents will have any responsibility for the performance by DTC or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated notes

Notes represented by a Global Note are exchangeable for Certificated Notes only if (i) DTC notifies the Company that DTC is unwilling or unable to continue as a depository for such Global Note or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, and a successor depository is not appointed by the Company within 90 days, (ii) the Company executes and delivers to the Trustee a notice that such Global Note shall be so transferable, registrable and exchangeable, and such transfer shall be registrable or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to the Notes represented by such Global Notes. Any Global Note that is exchangeable for Certificated Notes pursuant to the preceding sentence will be transferred to, and registered and exchanged for, Certificated Notes in authorized denominations and registered in such names as DTC or its nominee holding such Global Notes may direct. Subject to the foregoing, a Global Note is not exchangeable, except for a Global Note of like denomination to be registered in the name of DTC or its nominee. In the event that a Global Note becomes exchangeable for a Certificated Note, (i) Certificated Notes will be issued only in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof, (ii) payment of principal, premium, if any, and interest on the Certificated Notes will be payable, and the transfer of the Certificated Notes will be registrable; at the office or agency of the Company maintained for such purposes and (iii) no service charge will be made for any issuance of the Certificated Notes, although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

Same day settlement and payment

The Company will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Additional Interest, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Company will make all payments of principal, interest and premium, if any, and Additional Interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address.

Certain definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“7.5% Notes” means the Company’s outstanding 7.5% Senior Subordinated Notes due 2015.

“8.625% Notes” means the Company’s outstanding 8.625% Senior Notes due 2017.

“8.75% Notes” means the Company’s outstanding 8.75% Senior Subordinated Notes due 2020.

“Accrued Bankruptcy Interest” means, with respect to any Senior Debt, all interest accruing thereon after the filing of a petition or commencement of any other proceeding by or against any Obligor under any Bankruptcy Law, in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in the documents evidencing or governing such Indebtedness or Hedging Obligations, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law.

“Acquired Debt” means, with respect to any specified Person, Indebtedness of another Person and any of such other Person’s Subsidiaries existing at the time such other Person becomes a Subsidiary of such Person or at the time it merges or consolidates with such Person or any of such Person’s Subsidiaries or is assumed by such Person or any Subsidiary of such Person in connection with the acquisition of assets from such other Person and in each case not Incurred by such Person or any Subsidiary of such Person or such other Person in connection with, or in anticipation or contemplation of, such other Person becoming a Subsidiary of such Person or such acquisition, merger or consolidation.

“ACDL Entity” means any of (i) Asian Coast Development (Canada) Ltd., a British Columbia corporation, (ii) Ho Tram Project Company Limited, a Vietnamese limited liability company, (iii) any Person that is an Affiliate of the foregoing, and (iv) successors to any of the foregoing.

“ACDL Investment” means any Investment (i) in an ACDL Entity (whether made directly or through one or more Unrestricted Subsidiaries) or (ii) in any other Person (including without limitation any Vietnam Subsidiary) made in connection with any development, construction, acquisition, management, operation, licensing or other business activity with, involving or relating to an ACDL Entity.

“Additional Interest” means all amounts, if any, payable pursuant to the provisions relating to additional interest described above under the heading “—Events of default and remedies” as the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations described above under the heading “—Certain covenants—Reports,” and for any failure to comply with the requirements of Section 314(a) of the TIA.

“Affiliate” means, when used with reference to any Person:

(1) any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the referent Person or such other Person, as the case may be, or

(2) any director, officer or partner of such Person or any Person specified in clause (1) above.

For the purposes of this definition, the term “control” when used with respect to any specified Person means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative of the foregoing. None of the Underwriters (as defined in the Indenture) nor any of their respective Affiliates shall be deemed to be an Affiliate of any Obligor or of any of their respective Affiliates.

“Applicable Premium” means with respect to any Note on any redemption date, as determined by the Company, the greater of:

(1) 1.0% of the principal amount of the Note; or

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the Note at [ ], 2017 (such redemption price being set forth in the table appearing above under the caption “—Optional redemption”) plus (ii) all required interest payments due on the Note through                     , 2017 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of the Note.

“Asset Acquisition” means:

(1) an Investment by any Obligor in any other Person pursuant to which such Person shall become an Obligor or a Restricted Subsidiary of an Obligor or shall be merged into, or with any Obligor or Restricted Subsidiary of an Obligor, or

(2) the acquisition by any Obligor of assets of any Person comprising a division or line of business of such Person or all or substantially all of the assets of such Person.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other disposition (for purposes of this definition, each a “disposition”) by any Obligor (including, without limitation, pursuant to any sale and leaseback transaction or any merger or consolidation of any Restricted Subsidiary of the Company with or into another Person (other than another Obligor) whereby such Restricted Subsidiary shall cease to be a Restricted Subsidiary of the Company) to any Person of:

(1) any property or assets of any Obligor (other than Capital Stock of any Unrestricted Subsidiary) to the extent that any such disposition is not in the ordinary course of business of such Obligor, or

(2) any Capital Stock of any Restricted Subsidiary (other than directors’ qualifying shares or shares required by law to be held by a Person other than the Company or a Restricted Subsidiary),

other than, in both cases:

(a) any disposition to the Company,

(b) any disposition to any Obligor or Restricted Subsidiary,

(c) any disposition that constitutes a Restricted Payment or a Permitted Investment that is made in accordance with the covenant described above under the caption “—Certain covenants—Restricted payments,”

(d) any transaction or series of related transactions resulting in Net Cash Proceeds to such Obligor (or involving assets or property having a fair market value, as determined in good faith by the Company) of less than $20.0 million,

(e) any transaction that is consummated in accordance with the covenant described above under the caption “—Certain covenants—Merger, consolidation or sale of assets,”

(f) the sale or discount, in each case without recourse (direct or indirect), of accounts receivable arising in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be, but only in connection with the compromise or collection thereof,

(g) any Permitted Lien or any other pledge, assignment by way of collateral security, grant of security interest, hypothecation or mortgage, permitted by the Indenture or any foreclosure, judicial or other sale, public or private, by the pledgee, assignee, mortgagee or other secured party of the subject assets,

(h) a disposition of assets constituting a Permitted Investment,

(i) any disposition of undeveloped or substantially undeveloped real estate, provided that in such disposition:

(i) the Obligor making such disposition receives consideration at the time of such disposition at least equal to the fair market value of the real estate assets disposed of (as determined reasonably and in good faith by the Board of such Obligor), and

(ii) at least 60% of the consideration received from such disposition by the Obligor making such disposition is cash or Cash Equivalents and is received at the time of the consummation of such disposition. (For purposes of this provision, each of the following shall be deemed to be cash: (a) any liabilities as shown on such Obligor’s most recent balance sheet (or in the notes thereto) (other than (i) Indebtedness subordinate in right of payment to the Notes, (ii) contingent liabilities, (iii) liabilities or Indebtedness to Affiliates of the Company and (iv) Non-Recourse Indebtedness) that are assumed by the transferee of any such assets, and (b) to the extent of the cash received, any notes or other obligations received by the Obligor making the disposition from such transferee that are converted by such Obligor into cash within 60 days of receipt), or

(j) any disposition, relinquishment or transfer of assets or licenses in connection a sale, disposition or a partial or complete shutdown of the President Riverboat Casino (also known as the Admiral).

“Atlantic City Entities” means PNK Development 13, LLC, ACE Gaming, LLC, Mitre Associates, LLC and Brighton Park Maintenance Corp.

“Atlantic City Group Investment” means the amount of cash used to make the Restricted Investments of the Company and its Restricted Subsidiaries in the Atlantic City Entities as of the dates originally made prior to the issuance of the 7.5% Notes, irrespective of the fair market value or net book value of such Restricted Investments in the Atlantic City Entities as of the dates they were originally made or at the time of designation or redesignation of such entities as Restricted Subsidiaries.

“Bank Credit Agreement” means the credit facility provided to the Company pursuant to the Fourth Amended and Restated Credit Agreement dated as of August 2, 2011, as amended by that certain First Amendment to Fourth Amended and Restated Credit Agreement dated as of March     , 2012, by and among the Company, the financial institutions from time to time party thereto, and Barclays Bank PLC, as Administrative Agent thereunder, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors or other purchasers) in whole or in part from time to time.

“Bankruptcy Law” means the United States Bankruptcy Code and any other bankruptcy, insolvency, receivership, reorganization, moratorium or similar law providing relief to debtors, in each case, as from time to time amended and applicable to the relevant case.

“Board” means (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (2) with respect to a partnership, the board of directors (or any committee thereof duly authorized to act on behalf of such board) or other similar governing body of the controlling general partner of the partnership; (3) with respect to a limited liability company, the Person or Persons who are the managing member, members or managers or any controlling committee or managing member, members or managers thereof; and (4) with respect to any other Person, the board or committee or other body of such Person serving a similar function.

“Capital Stock” means:

(1) with respect to any Person that is a corporation, any and all shares, rights, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person, and

(2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Capitalized Lease Obligation” means, as to any Person, the discounted rental stream payable by such Person that is required to be classified and accounted for as a capital lease obligation under GAAP and, for purposes of this definition, the amount of such obligation at any date shall be the capitalized amount of such obligation at such date, determined in accordance with GAAP. The final maturity of any such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without penalty. For the avoidance of doubt, any lease obligation that would not be required to be classified and accounted for as a capital lease obligation under GAAP as in effect as of the Issue Date shall not be treated as a Capitalized Lease Obligation even if such lease obligation would be required to be classified and accounted for as a capital lease obligation under generally accepted accounting principles in the United States as in effect at any time after the Issue Date, whether such lease obligation was entered into before or after the Issue Date.

“Cash Equivalents” means:

(1) Government Securities;

(2) certificates of deposit, eurodollar time deposits and bankers acceptances maturing within 12 months from the date of acquisition thereof by any Obligor or Domestic Restricted Subsidiary and issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having, at the date of acquisition of the applicable Cash Equivalent, (a) combined capital and surplus of not less than $500.0 million and (b) a commercial paper rating of at least A-1 from S&P or at least P-1 from Moody’s;

(3) repurchase obligations with a term of not more than seven days after the date of acquisition thereof by any Obligor or Domestic Restricted Subsidiary for underlying securities of the types described in clauses (1), (2) and (4) hereof, entered into with any financial institution meeting the qualifications specified in clause (2) above;

(4) commercial paper having a rating of at least P-1 from Moody’s or a rating of at least A-1 from S&P on the date of acquisition thereof by any Obligor or Domestic Restricted Subsidiary;

(5) debt obligations of any corporation maturing within 12 months after the date of acquisition thereof by any Obligor or Domestic Restricted Subsidiary, having a rating of at least “P-1” or “aaa” from Moody’s or “A-1” or “AAA” from S&P on the date of such acquisition; and

(6) mutual funds and money market accounts investing at least 90% of the funds under management in instruments of the types described in clauses (1) through (5) above and, in each case, maturing within the period specified above for such instrument after the date of acquisition thereof by any Obligor or Domestic Restricted Subsidiary.

“Casino” means any gaming establishment and other property or assets directly ancillary thereto or used in connection therewith, including any building, restaurant, hotel, theater, parking facilities, retail shops, land, golf courses and other recreation and entertainment facilities, marina, vessel, barge, ship and equipment.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company, or the Company and its Restricted Subsidiaries taken as a whole, to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act),

(2) the adoption, or, if applicable, the approval of any requisite percentage of the Company’s stockholders of a plan relating to the liquidation or dissolution of the Company,

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares), or

(4) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of the Company (together with any new directors whose election to such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of the Company then in office.

“Completion Guarantee and Keep-Well Agreement” means (i) the guarantee by the Company or a Guarantor of the completion of the development, construction and opening of a new gaming facility or related or ancillary amenities or businesses in Atlantic City, New Jersey and/or Las Vegas, Nevada by one or more Unrestricted Subsidiaries of the Company, (ii) any Indebtedness of an Unrestricted Subsidiary guaranteed by the Company or any Guarantor pursuant to a Completion Guarantee and Keep-Well Agreement, prior to the time the Company or such Guarantor makes any principal, interest or comparable debt service payment with respect to such guaranteed Indebtedness, and/or (iii) the agreement by the Company or a Guarantor to advance funds, property or services on behalf of one or more Unrestricted Subsidiaries of the Company in order to maintain the financial condition of such Unrestricted Subsidiaries in connection with the development, construction, opening and operation of a new gaming facility or related or ancillary amenities or businesses in Atlantic City, New Jersey and/or Las Vegas, Nevada by such Unrestricted Subsidiaries; provided that, in the case of clauses (i), (ii) and (iii) above, such guarantee or agreement is entered into in connection with obtaining financing for such gaming facility or related or ancillary amenities or businesses or is required by a Gaming Authority.

“Completion Guarantee/Keep-Well Indebtedness” of the Company or any Guarantor means (i) any Indebtedness Incurred for money borrowed by the Company or any Guarantor in connection with the performance of any Completion Guarantee and Keep-Well Agreement or (ii) any Indebtedness of one or more Unrestricted Subsidiaries of the Company that is guaranteed by the Company or a Guarantor pursuant to a Completion Guarantee and Keep-Well Agreement, in the case of guaranteed Indebtedness under this clause (ii), on and after the time the Company or such Guarantor makes any principal, interest or comparable debt service payment with respect to such guaranteed Indebtedness.

“Consolidated Coverage Ratio” means, with respect to any Person on any date of determination, the ratio of:

(1) Consolidated EBITDA for the period of four fiscal quarters most recently ended prior to such date for which internal financial reports are available, ended not more than 135 days prior to such date, to

(2) (a) Consolidated Interest Expense during such period plus (b) dividends on or in respect of any Capital Stock of any such Person paid in cash during such period;

provided, that the Consolidated Coverage Ratio shall be calculated giving pro forma effect, as of the beginning of the applicable period, to any acquisition, Incurrence or redemption of Indebtedness (including the Notes), issuance or redemption of Disqualified Capital Stock, acquisition, Asset Sale, purchases of assets that were previously leased or re-designation of a Restricted Subsidiary as an Unrestricted Subsidiary, at any time during or subsequent to such period, but on or prior to the applicable Determination Date.

In making such computation, Consolidated Interest Expense:

(1) attributable to any Indebtedness bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period, or

(2) attributable to interest on any Indebtedness under a revolving Credit Facility shall be computed on a pro forma basis based upon the average daily balance of such Indebtedness outstanding during the applicable period.

It is understood that the Company may rely on internal or publicly reported financial reports even though there may be subsequent adjustments (including review and audit adjustments) to such financial statements. For avoidance of doubt, any action taken or not taken in compliance with a covenant in the Indenture which is based upon or made in reliance on a computation of the Consolidated Coverage Ratio by the Company based on such internal or publicly reported financial statements, shall be deemed to continue to comply with the applicable covenant, notwithstanding any subsequent adjustments that may result in changes to such internal or publicly reported financial statements.

For purposes of calculating Consolidated EBITDA of the Company for the most recently completed period of four full fiscal quarters ending on the last day of the last quarter for which internal financial statements are available (such period of four fiscal quarters, the “Measurement Period”), not more than 135 days prior to the transaction or event giving rise to the need to calculate the Consolidated EBITDA,

(1) any Person that is a Restricted Subsidiary on such Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of the Consolidated Coverage Ratio) shall be deemed to have been a Restricted Subsidiary at all times during such Measurement Period,

(2) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of the Consolidated Coverage Ratio) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period,

(3) if the Company or any Restricted Subsidiary shall have in any manner

(a) acquired (including through an Asset Acquisition or the commencement of activities constituting such operating business) any operating business or commenced operation of any Project during such Measurement Period or after the end of such Measurement Period and on or prior to the Determination Date, or

(b) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such Measurement Period and on or prior to the Determination Date, such calculation shall be made on a pro forma basis in accordance with GAAP as if, in the case of an Asset Acquisition or the commencement of activities constituting such operating business or operation of such Project, all such transactions had been consummated or effected on the first day of such Measurement Period and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period (except to the extent of any Estimated Business Interruption Insurance taken into account in computing Consolidated EBITDA for such Measurement Period); provided, however, that such pro forma adjustment shall not give effect to the Consolidated EBITDA of any acquired Person to the extent that such Person’s net income would be excluded pursuant to clause (6) of the definition of Consolidated Net Income; and

(4) any Indebtedness Incurred and proceeds thereof received and applied as a result of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio will be deemed to have been so Incurred, received and applied on the first day of such Measurement Period.

“Consolidated EBITDA” means, with respect to any Person for any period, the sum (without duplication) of:

(1) the Consolidated Net Income of such Person for such period, plus

(2) to the extent that any of the following shall have been taken into account in determining such Consolidated Net Income, and without duplication:

(a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions of assets outside the ordinary course of business),

(b) the Consolidated Interest Expense of such Person for such period,

(c) the amortization expense (including the amortization of deferred financing charges) and depreciation expense for such Person and its Restricted Subsidiaries for such period,

(d) other non-cash items (other than non-cash interest) of such Person or any of its Restricted Subsidiaries decreasing such Consolidated Net Income for such period (including any non-cash compensation expense attributable to stock option or other equity compensation arrangements), other than any non-cash item for such period that requires the accrual of or a reserve for cash charges for any future period (except as otherwise provided in clause (e) below) and other than any non-cash charge for such period constituting an extraordinary item of loss,

(e) any non-recurring costs or expenses of an acquired company or business incurred in connection with the purchase or acquisition of such acquired company or business by such Person and any non-recurring adjustments necessary to conform the accounting policies of the acquired company or business to those of such Person,

(f) any extraordinary, unusual or non-recurring expenses, including, for the avoidance of doubt, severance costs and expenses directly related thereto, and

(g) any losses, charges, costs or expenses incurred in connection with the partial or complete shutdown of the President Riverboat Casino (also known as the Admiral), less

(3)(a) all non-cash items of such Person or any of its Restricted Subsidiaries increasing such Consolidated Net Income for such period other than the accrual of revenue in the ordinary course of business and (b) all cash payments during such period relating to non-cash items that were added back in determining Consolidated EBITDA in any prior period, plus

(4)(i) amounts expended towards the development of businesses not prohibited by the covenant “Lines of business,” not to exceed $10.0 million in any fiscal year and (ii) pre-opening expenses related to the Projects, plus

(5) the Estimated Business Interruption Insurance for such period (notwithstanding any classification of the affected operations as discontinued operations or any disposal of such operations), less

(6) any business interruption insurance received or expected to be received and included in the calculation of Consolidated Net Income in accordance with GAAP for such period;

provided, that, with respect to each Project, for each of the first full three fiscal quarters following the date of any Project Opening, that portion of Consolidated EBITDA which is attributable to the applicable Project owned and operated by the Company or any of its Restricted Subsidiaries for such full fiscal quarters shall be annualized (ignoring any stub period). In computing such annualization, such full fiscal quarters shall be treated together as one accounting period and annualized.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations), and

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and

(3) any interest accruing on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries (excluding any Investment Guarantee and any Completion Guarantee and Keep-Well Agreement, but including any interest expense or interest component of any comparable debt service payments with respect to any Investment Guarantee Indebtedness or any Completion Guarantee/Keep-Well Indebtedness to the extent such Investment Guarantee Indebtedness or such Completion Guarantee/Keep-Well Indebtedness is actually being serviced by such Person or any Restricted Subsidiary of such Person) or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Lien is called upon), and

(4) the product of:

(a) all dividend payments on any series of preferred stock of such Person or any of its Restricted Subsidiaries, times

(b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal,

in each case, on a consolidated basis and in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom:

(1) net after-tax gains and losses from all sales or dispositions of assets outside of the ordinary course of business,

(2) net after-tax extraordinary or non-recurring gains or losses and losses on early extinguishment of debt,

(3) the effect of marking to market Interest Swap Obligations and Hedging Obligations permitted to be Incurred by clause (9) of Permitted Indebtedness,

(4) the cumulative effect of a change in accounting principles,

(5) any net income of any other Person if such other Person is not a Restricted Subsidiary (other than an Unrestricted Subsidiary) and is accounted for by the equity method of accounting, except that such Person’s equity in the net income of any such other Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such other Person during such period to such Person or a Restricted Subsidiary as a dividend or other distribution (subject, in case of a dividend or other distribution to a Restricted Subsidiary, to the limitation that such amount so paid to a Restricted Subsidiary shall be excluded to the extent that such amount could not at that time be paid to the Company due to the restrictions set forth in clause (6) below (regardless of any waiver of such conditions)),

(6) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, by contract, operation of law, pursuant to its charter or otherwise on the payment of dividends or the making of distributions by such Restricted Subsidiary to such Person except that:

(a) such Person’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been paid or distributed during such period to such Person as a dividend or other distribution (provided that such ability is not due to a waiver of such restriction), and

(b) such Person’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income regardless of any such restriction,

(7) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following September 25, 2003,

(8) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued),

(9) in the case of a successor to such Person by consolidation or merger or as a transferee of such Person’s assets, any net income or loss of the successor corporation prior to such consolidation, merger or transfer of assets, and

(10) the net income or loss of any Unrestricted Subsidiary, except that the Company’s or any Restricted Subsidiary’s equity in the net income of any Unrestricted Subsidiary (other than the Vietnam Subsidiaries during periods in which they are Unrestricted Subsidiaries) or other Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Unrestricted Subsidiary or Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution; provided, however, that all Reclassified Vietnam Receipts may be included in determining Consolidated Net Income in the period in which the reclassification is made.

“Consolidated Total Assets” means, with respect to any Determination Date, the total amount of assets that would appear on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of the most recent date on or prior to such Determination Date for which internal financial statements are available, determined on a consolidated basis in accordance with GAAP.

“Contribution Indebtedness” means Indebtedness of the Company, any Guarantor or any Domestic Restricted Subsidiary that is not an Obligor in an aggregate principal amount on any date of Incurrence not greater than twice the aggregate amount of any net cash proceeds received by the Company from any Equity Offerings of the Company after the Issue Date; provided that:

(1) such net cash proceeds can be the basis of Contribution Indebtedness on such date of Incurrence only to the extent that such net cash proceeds have not then been used to make a Restricted Payment under the second clause (3) of the first paragraph of the covenant described above under the caption “—Certain covenants—Restricted payments,” where such net cash proceeds shall not be considered to have been used to make a Restricted Payment unless the amount available to make such Restricted Payment under such clause (3) at such time excluding such net cash proceeds would not be sufficient to permit such Restricted Payment and then only to the extent such net cash proceeds are necessary to permit such Restricted Payment at such time (and any restoration of the amount available for Restricted Payments under such clause (3) pursuant to subclauses (d) and (e) of such clause (3) of an amount of net cash proceeds considered to have been used to make a Restricted Payment, to the extent the Restricted Investment involved in such restoration was considered made using such net cash proceeds, shall also result in such net cash proceeds not being considered used to make a Restricted Payment), and

(2) if, on the date of Incurrence of any Contribution Indebtedness, after giving pro forma effect to the incurrence thereof, the aggregate outstanding principal amount of Contribution Indebtedness would exceed the aggregate amount of such net cash proceeds, the amount of such excess then being Incurred shall be Indebtedness (i) that is not secured Indebtedness, (ii) that does not rank senior in right of payment to the Notes, and (iii) with a final maturity date no earlier than the final maturity date of the Notes, and

(3) such Contribution Indebtedness is so designated as Contribution Indebtedness pursuant to an Officers’ Certificate on the Incurrence date thereof;

provided, further that, in the case of Contribution Indebtedness Incurred by a Domestic Restricted Subsidiary that is not an Obligor, such Contribution Indebtedness Incurred must be Senior Debt and, accordingly, such Domestic Restricted Subsidiary that is not an Obligor may not Incur Contribution Indebtedness described in clause (2) above.

“Core Businesses” means (a) the gaming, card club, racing, sports, entertainment, lodging, restaurant, riverboat operations, real estate development and all other businesses and activities necessary for or reasonably related or incident thereto, including, without limitation, related acquisition, construction, development or operation of related truck stop, transportation, retail and other facilities designed to enhance any of the foregoing and (b) any of the types of pre-existing businesses being operated on land acquired (whether by purchase, lease or otherwise) by an Obligor, or similar types of businesses conducted by such Obligor after such acquisition of land, and all other businesses and activities necessary for or reasonably related or incident thereto, provided that such land was acquired by such Obligor for the purpose, determined in good faith by the Company, of ultimately conducting a business or activity described in clause (a) above at some time in the future.

“Credit Facilities” means, with respect to any Obligor, one or more debt facilities (including, without limitation, the Bank Credit Agreement) or commercial paper facilities with any combination of banks, other institutional lenders and other Persons extending financial accommodations or holding corporate debt obligations in the ordinary course of their business, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time by the same or different institutional investors or other purchasers.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Designated Senior Debt” means any Indebtedness under the Bank Credit Agreement (which is outstanding or which the lenders thereunder have a commitment to extend) and, if applicable, any other Senior Debt permitted under the Indenture, the principal amount (committed or outstanding) of which is $25.0 million or more and that has been designated by the Company as “Designated Senior Debt.”

“Determination Date” means, with respect to any calculation, the date on which such calculation is made in accordance with the terms hereof.

“Disqualified Capital Stock” means any Capital Stock which by its terms (or by the terms of any security into which it is, by its terms, convertible or for which it is, by its terms, exchangeable at the option of the holder thereof), or upon the happening of any specified event, is required to be redeemed or is redeemable (at the option of the holder thereof) at any time prior to the earlier of the repayment of all Notes or the stated maturity of the Notes or is exchangeable at the option of the holder thereof for Indebtedness at any time prior to the earlier of the repayment of all Notes or the stated maturity of the Notes.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary that is a Person organized under the laws of the United States or any state thereof.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of Qualified Capital Stock.

“Estimated Business Interruption Insurance” means an estimate of the amount (determined in good faith by senior management of the Company, notwithstanding the failure of any designation by applicable insurance carriers as to how much of any expected recovery is attributable to business interruption coverage as opposed to other types of coverage) of business interruption insurance the Company expects to collect with respect to any applicable period; provided, that such amount, which shall not be taken in account for any period after two years following the date of the event giving rise to the claim under the relevant business interruption insurance, shall not exceed the sum of (A) the excess of (x) such property’s historical quarterly Consolidated EBITDA for the previous four fiscal quarters most recently ended prior to such date for which internal financial reports are available for that property ending prior to the date the damage occurred (or annualized if such property has less than four full quarters of operations) over (y) the actual Consolidated EBITDA generated by such property for such four fiscal quarter period, and (B) the amount of business interruption insurance proceeds not reflected in clause (A) that the Company expects to collect as a reimbursement in respect of other expenses incurred at that property with respect to such period (provided that the amount included pursuant to this clause (B) shall not exceed the amount of the other expenses incurred at that property that are actually included in calculating Consolidated Net Income for such fiscal quarter).

“Event of Default” means the occurrence of any of the events described under the caption “—Events of default and remedies,” after giving effect to any applicable grace periods or notice requirements.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is not a Domestic Restricted Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Gaming Approval” means any governmental approval, license, registration, qualification or finding of suitability relating to any gaming business, operation or enterprise.

“Gaming Authority” means any governmental authority with regulatory oversight of, authority to regulate or jurisdiction over any gaming businesses, operations or enterprises, including the Nevada State Gaming Control Board and City of Reno, Nevada gaming authorities, Nevada Gaming Commission, Indiana Gaming Commission, Louisiana Gaming Control Board, New Jersey Casino Control Commission, Missouri Gaming Commission, Ohio State Racing Commission and Colorado Division of Gaming, with regulatory oversight of, authority to regulate or jurisdiction over any existing or proposed gaming business, operation or enterprise owned, managed or operated by any Obligor.

“Gaming Laws” means all applicable provisions of all:

(1) constitutions, treaties, statutes or laws governing gaming operations (including, without limitation, card club casinos and pari mutuel race tracks) and rules, regulations and ordinances of any Gaming Authority,

(2) Gaming Approvals, and

(3) orders, decisions, judgments, awards and decrees of any Gaming Authority.

“Government Securities” means marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within 12 months from the date of acquisition thereof by any Obligor or any Domestic Restricted Subsidiary.

“Guarantor” means any existing or future Material Restricted Subsidiary of the Company, which has guaranteed the obligations of the Company arising under or in connection with the Notes, as required by the Indenture.

“Guaranty” means a guaranty by a Guarantor of the Obligations of the Company arising under or in connection with the Notes.

“Hedging Obligations” means all obligations of the Obligors or any Domestic Restricted Subsidiary that is not an Obligor (provided that such Domestic Restricted Subsidiary that is not an Obligor Incurs such obligations as Senior Debt) arising under or in connection with any rate or basis swap, forward contract, commodity swap or option, equity or equity index swap or option, bond, note or bill option, interest rate option, foreign currency exchange transaction, cross currency rate swap, currency option, cap, collar or floor transaction, swap option, synthetic trust product, synthetic lease or any similar transaction or agreement.

“Incur” means, with respect to any Indebtedness of any Person or any Lien, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or Lien or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness on the balance sheet of such Person (and “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings correlative to the foregoing).

“Indebtedness” means with respect to any Person, without duplication, whether contingent or otherwise,

(1) any obligations for money borrowed,

(2) any obligation evidenced by bonds, debentures, notes or other similar instruments,

(3) Letter of Credit Obligations and obligations in respect of other similar instruments,

(4) any obligations to pay the deferred purchase price of property or services, including Capitalized Lease Obligations,

(5) the maximum fixed redemption or repurchase price of Disqualified Capital Stock,

(6) Indebtedness of other Persons of the types described in clauses (1) through (5) above, secured by a Lien on the assets of such Person or its Restricted Subsidiaries, valued, in such cases where the recourse thereof is limited to such assets, at the lesser of the principal amount of such Indebtedness or the fair market value of the subject assets,

(7) Indebtedness of other Persons of the types described in clauses (1) through (5) above, guaranteed by such Person or any of its Restricted Subsidiaries, and

(8) the net obligations of such Person under Hedging Obligations,

provided that the amount of any Indebtedness at any date shall be calculated as the outstanding balance of all unconditional obligations and the maximum liability supported by any contingent obligations at such date.

Notwithstanding the foregoing, (i) neither an Investment Guarantee nor a Completion Guarantee and Keep-Well Agreement shall constitute Indebtedness, (ii) Investment Guarantee Indebtedness and Completion Guarantee/Keep-Well Agreement Indebtedness shall constitute Indebtedness, and (iii) “Indebtedness” shall not be construed to include trade payables, credit on open account, accrued liabilities, provisional credit, daylight overdrafts or similar items. For purposes of this definition, the “maximum fixed redemption or repurchase price” of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were repurchased on the date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of the issuing Person. Unless otherwise specified in the Indenture, the amount outstanding at any time of any Indebtedness issued with original issue discount is the full amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

“Interest Swap Obligations” means the net obligations of any Person under any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap, collar or floor transaction or other interest rate Hedging Obligation.

“Investment” by any Person means, without duplication, any direct or indirect:

(1) loan, advance or other extension of credit or capital contribution (valued at the fair market value thereof as of the date of contribution or transfer) (by means of transfers of cash or other property or services for the account or use of other Persons, or otherwise, other than a Permitted Lien under clause (14) of the definition of Permitted Lien);

(2) purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness);

(3) guarantee or assumption of any Indebtedness or any other obligation of any other Person (except for any assumption of Indebtedness for which the assuming Person receives consideration at the time of such assumption in the form of property or assets with a fair market value at least equal to the principal amount of the Indebtedness assumed);

(4) the making by such Person or any Subsidiary of such Person of any Investment Guarantee Payment or of any payment pursuant to any Completion Guarantee and Keep-Well Agreement or in respect of any Completion Guarantee/Keep-Well Indebtedness (without duplication of amounts taken into account under clause (3) above), and

(5) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

Notwithstanding the foregoing, the purchase or acquisition of any securities, Indebtedness or Productive Assets of any other Person solely with Qualified Capital Stock shall not be deemed to be an Investment. The term “Investments” shall also exclude extensions of trade credit and advances to customers and suppliers to the extent made in the ordinary course of business on ordinary business terms. The amount of any non-cash Investment shall be the fair market value of such Investment, as determined conclusively in good faith by management of the Company or the affected Restricted Subsidiary, as applicable, unless the fair market value of such Investment exceeds $5.0 million, in which case the fair market value shall be determined conclusively in good faith by the Board of such Person as of the time such Investment is made or such other time as specified in the Indenture. Unless otherwise required by the Indenture, the amount of any Investment shall not be adjusted for increases or decreases in value, or write-ups, write-downs or write-offs subsequent to the date such Investment is made with respect to such Investment.

“Investment Guarantee” means any guarantee, directly or indirectly, by the Company or any Guarantor of Indebtedness of a Permitted Joint Venture, provided that at the time such guarantee is incurred, the Company is permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio in the covenant described above under the heading “—Certain covenants—Incurrence of indebtedness and issuance of preferred stock.”

“Investment Guarantee Indebtedness” of the Company or any Guarantor means any Indebtedness of another Person guaranteed by the Company or such Guarantor pursuant to an

Investment Guarantee, on and after the time the Company or such Guarantor makes any principal, interest or comparable debt service payment with respect to such guaranteed Indebtedness.

“Investment Guarantee Payments” means, without duplication, (1) any payments made pursuant to any Investment Guarantee, including any payment in respect of any Investment Guarantee Indebtedness, or (2) the full amount of any Investment Guarantee if, at any time, the Person whose Indebtedness is guaranteed by such Investment Guarantee ceases to constitute a Permitted Joint Venture as a result of a decline in the Company’s or Guarantor’s ownership interest to less than 35% as a result of a sale, transfer or other disposition of Capital Stock of such Person by the Company or such Guarantor.

“Issue Date” means March     , 2012.

“Letter of Credit Obligations” means Obligations of an Obligor arising under or in connection with letters of credit.

“Lien” means, with respect to any assets, any mortgage, lien, pledge, charge, security interest or other similar encumbrance (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any option or other agreement to sell, and any filing of or agreement to give, any security interest).

“Limited Real Estate Development” means the development or improvement of (1) any undeveloped or substantially undeveloped real estate held by the Company or a Subsidiary on the date of the Indenture or (2) any undeveloped or substantially undeveloped real estate that is acquired by the Company or a Subsidiary in an acquisition of a company that is primarily in the Casino business.

“Material Restricted Subsidiary” means any Subsidiary which is both a Material Subsidiary and a Restricted Subsidiary.

“Material Subsidiary” means any Subsidiary of the Company organized under the laws of the United States or any state thereof, other than a Non-Material Subsidiary.

“Moody’s” means Moody’s Investors Services, Inc., and its successors.

“Net Cash Proceeds” means with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by any Obligor from such Asset Sale, net of:

(1) reasonable out-of-pocket expenses, fees and other direct costs relating to such Asset Sale (including, without limitation, brokerage, legal, accounting and investment banking fees and sales commissions),

(2) taxes paid or payable after taking into account any reduction in tax liability due to available tax credits or deductions and any tax sharing arrangements,

(3) repayment of Indebtedness (other than any intercompany Indebtedness) that is required by the terms thereof to be repaid or pledged as cash collateral, or the holders of which otherwise have a contractual claim that is legally superior to any claim of the holders (including a restriction on transfer) to the proceeds of the subject assets, in connection with such Asset Sale, and

(4) appropriate amounts to be provided by any applicable Obligor, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by any applicable Obligor including, without limitation, pension and other post- employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale and any reserve for adjustment to the sale price received in such Asset Sale for so long as such reserve is held.

“Non-Material Foreign Restricted Subsidiaries” means all Foreign Restricted Subsidiaries designated as Non-Material Foreign Restricted Subsidiaries by the Company; provided, that all such Foreign Restricted Subsidiaries may not, in the aggregate at any time have assets (attributable to the Company’s and its Restricted Subsidiaries’ equity interest in such entity) constituting more than 1.5% of the Company’s total assets on a consolidated basis based on the Company’s most recent internal financial statements. As of the Issue Date, the Non-Material Foreign Restricted Subsidiaries shall be all of the Company’s Foreign Restricted Subsidiaries existing as of the Issue Date.

“Non-Material Subsidiaries” means all Domestic Restricted Subsidiaries designated as Non-Material Subsidiaries by the Company; provided, that all such Domestic Restricted Subsidiaries may not, in the aggregate at any time have assets (attributable to the Company’s and its Domestic Restricted Subsidiaries’ equity interest in such entity) constituting more than 6% of the Company’s total assets on a consolidated basis based on the Company’s most recent internal financial statements. As of the Issue Date, the Non-Material Subsidiaries shall be all of the Company’s Domestic Restricted Subsidiaries existing as of the Issue Date other than the Guarantors as of the Issue Date.

“Non-Recourse Indebtedness” means Indebtedness of an Unrestricted Subsidiary

(1) as to which none of the Obligors:

(a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),

(b) is directly or indirectly liable (as a guarantor or otherwise), or

(c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of any Obligor to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of any Obligor.

The foregoing notwithstanding, if an Obligor or a Restricted Subsidiary (x) makes a loan to an Unrestricted Subsidiary that is permitted under the covenant described under the caption “—Certain covenants—Restricted payments” or is a Permitted Investment and is otherwise permitted to be incurred under the Indenture or (y) executes an Investment Guarantee or a Completion Guarantee and Keep-Well Agreement for the benefit of an Unrestricted Subsidiary for the purpose of developing, constructing, opening and operating a new gaming facility or related or ancillary amenities or businesses or Incurs Investment Guarantee Indebtedness or

Completion Guarantee/Keep-Well Indebtedness, such actions referred to in the foregoing clauses (x) and (y) shall not prevent the Indebtedness of an Unrestricted Subsidiary to which such actions relate from being considered Non-Recourse Indebtedness.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, whether absolute or contingent, payable under the documentation governing any Indebtedness.

“Obligor” means the Company or any Guarantor and any Foreign Restricted Subsidiary that is not a Non-Material Foreign Restricted Subsidiary.

“Paying Agent” means the Person so designated by the Company in accordance with the Indenture, initially the Trustee.

“Permitted Indebtedness” means, without duplication, each of the following:

(1) Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date (other than Indebtedness under the Bank Credit Agreement) as reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereof;

(2) Indebtedness Incurred by the Company under the Notes and by the Guarantors under the Guaranties;

(3) Indebtedness Incurred by the Company or any Restricted Subsidiary pursuant to the Bank Credit Agreement or other Indebtedness constituting Senior Debt; provided that the aggregate principal amount of all such Indebtedness outstanding under this clause (3) as of any date of Incurrence (after giving pro forma effect to the application of the proceeds of such Incurrence), including all Permitted Refinancing Indebtedness Incurred to repay, redeem, extend, refinance, renew, replace, defease or refund any Indebtedness Incurred pursuant to this clause (3), shall not exceed the greater of (x) $1.5 billion and (y) 2.5 times the Company’s Consolidated EBITDA for the period of four fiscal quarters most recently ended prior to such date for which internal financial reports are available, ended not more than 135 days prior to such date (using the pro forma and calculation conventions for Consolidated EBITDA referenced in the definition of Consolidated Coverage Ratio), in each case, to be reduced dollar-for-dollar by the amount of the aggregate amount of all Net Cash Proceeds of Asset Sales applied by an Obligor to permanently prepay or repay Indebtedness under the Bank Credit Agreement pursuant to the covenant described above under the caption “—Repurchase at the option of holders—Asset sales”;

(4) Indebtedness of the Company to any Obligor or of any Guarantor to any other Obligor for so long as such Indebtedness is held by the Company or by another Obligor; provided that:

(a) any Indebtedness of the Company to any other Obligor that is not a Guarantor is unsecured and evidenced by an intercompany promissory note that is subordinated, pursuant to a written agreement, to the Company’s obligations under the Indenture and the Notes, and

(b) if as of any date any Person other than the Company or a Guarantor owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness (other than such a Lien in favor of the lenders under the Bank Credit Agreement or holders of other

Senior Debt), such date shall be deemed to be an Incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (4) by the issuer of such Indebtedness;

(5) Indebtedness of a Restricted Subsidiary to the Company for so long as such Indebtedness is held by an Obligor; provided that if as of any date any Person other than an Obligor acquires any such Indebtedness or holds a Lien in respect of such Indebtedness (other than such a Lien in favor of the lenders under the Bank Credit Agreement or holders of other Senior Debt), such acquisition shall be deemed to be an Incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (5) by the issuer of such Indebtedness;

(6) Permitted Refinancing Indebtedness;

(7) the Incurrence by Unrestricted Subsidiaries of Non-Recourse Indebtedness; provided that, if any such Indebtedness ceases to be Non-Recourse Indebtedness of an Unrestricted Subsidiary, such event shall be deemed to constitute an Incurrence of Indebtedness that is not permitted by this clause (7);

(8)(a) Indebtedness Incurred by the Company or any Restricted Subsidiary solely to finance the construction or acquisition or improvement of, or consisting of Capitalized Leased Obligations Incurred to acquire rights of use in, capital assets useful in the Company’s or such Subsidiary’s business, as applicable, and, in any such case, Incurred prior to or within 180 days after the construction, acquisition, improvement or leasing of the subject assets, not to exceed $175.0 million in aggregate principal amount outstanding at any time (including all Permitted Refinancing Indebtedness Incurred to repay, redeem, extend, refinance, renew, replace, defease or refund any Indebtedness Incurred pursuant to this clause (8)) for all of the Company and its Restricted Subsidiaries, and (b) additional Indebtedness of the kind described in this clause (8) with respect to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable, and which is expressly made non-recourse to all of such Person’s assets, except the asset so financed;

(9) Hedging Obligations and Interest Swap Obligations entered into not as speculative Investments but as hedging transactions designed to protect the Company and its Restricted Subsidiaries against fluctuations in interest rates in connection with Indebtedness otherwise permitted hereunder or against exchange rate risk or commodity pricing risk;

(10) Indebtedness of the Company or any Restricted Subsidiary arising in respect of performance bonds and completion guaranties (to the extent that the Incurrence thereof does not result in the Incurrence of any obligation for the payment of borrowed money of others), in the ordinary course of business, in amounts and for the purposes customary in such Person’s industry; provided, that such Indebtedness shall be Incurred solely in connection with the development, construction, improvement or enhancement of assets useful in such Person’s business;

(11) Completion Guarantee/Keep-Well Indebtedness or Investment Guarantee Indebtedness up to a maximum of $200.0 million in aggregate principal amount (or accreted value, as applicable) outstanding at any time (including all Permitted Refinancing Indebtedness Incurred to repay, redeem, extend, refinance, renew, replace, defease or refund any Indebtedness Incurred pursuant to this clause (11)) ;

(12) the guarantee by a Guarantor of Indebtedness of the Company, or the guarantee by a Restricted Subsidiary of Senior Debt of the Company, provided such Indebtedness was outstanding on the Issue Date or was, at the time it was incurred, permitted to be incurred by the Company under the Indenture; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the guarantee may only be incurred by a Guarantor and shall be subordinated to, or pari passu with, as applicable, the Notes to the same extent as the Indebtedness guaranteed;

(13) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary; and

(b) any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company;

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (13);

(14) Indebtedness in an amount not to exceed $100.0 million under a junior pay-in-kind note incurred in order to redeem or repurchase Capital Stock of the Company upon a final determination by any Gaming Authority of the unsuitability of a holder or beneficial owner of Capital Stock of the Company or upon any other requirement or order by any Gaming Authority having jurisdiction over the Company prohibiting a holder from owning, beneficially or otherwise, the Company’s Capital Stock, provided that the Company has used its reasonable best efforts to effect a disposition of such capital stock to a third party and has been unable to do so; provided, further, that such junior pay-in-kind note:

(a) is expressly subordinated to the Notes,

(b) provides that no installment of principal matures (whether by its terms, by optional or mandatory redemption or otherwise) earlier than three months after the maturity of the Notes,

(c) provides for no cash payments of interest, premium or other distributions earlier than six months after the maturity of the Notes and provides that all interest, premium or other distributions may only be made by distributions of additional junior pay-in-kind notes, which such in-kind distributions shall be deemed Permitted Indebtedness, and

(d) contains provisions whereby the holder thereof agrees that prior to the maturity or payment in full in cash of the Notes, regardless of whether any insolvency or liquidation has occurred against any Obligor, such holder will not exercise any rights or remedies or institute any action or proceeding with respect to such rights or remedies under such junior pay-in-kind note;

(15) Contribution Indebtedness;

(16) Indebtedness of the Company or Indebtedness or preferred stock of a Guarantor incurred or issued to finance an acquisition or the incurrence of Acquired Debt of Persons that are acquired by the Company or any Restricted Subsidiary (whether by merger or otherwise) in accordance with the terms of the Indenture; provided that after giving effect to such acquisition, either (a) the Company would be permitted to Incur at least $1.00 of Indebtedness

(other than Permitted Indebtedness) pursuant to the Consolidated Coverage Ratio test set forth in the second paragraph of the covenant described above under the heading “—Certain covenants—Incurrence of indebtedness and issuance of preferred stock,” or (b) the Company’s Consolidated Coverage Ratio immediately following such acquisition and incurrence or issuance would be no less than the Company’s Consolidated Coverage Ratio immediately prior to such acquisition and incurrence or issuance;

(17) the Incurrence by the Company or any Guarantor of Indebtedness in an aggregate principal amount outstanding at any time under this clause (17), including all Permitted Refinancing Indebtedness Incurred to repay, redeem, extend, refinance, renew, replace, defease or refund any Indebtedness Incurred pursuant to this clause (17) (or accreted value, as applicable), not to exceed $500.0 million at any time outstanding for the purpose of developing, constructing, improving or acquiring a Casino or Casinos in Atlantic City, New Jersey or, if applicable, any Related Business in connection with such Casino or Casinos; provided, however, that Indebtedness may not be Incurred pursuant to this clause (17) unless and until the Consolidated EBITDA of the Company (using the proforma and calculation conventions for Consolidated EBITDA referenced in the definition of Consolidated Coverage Ratio) for any period of four consecutive full fiscal quarters at any time prior to such Incurrence (which need not be the most recently completed four fiscal quarters), for which internal financial statements are available, exceeds $210.0 million (the “EBITDA Threshold”) (provided that (x) in the event of a sale or other disposition of an operating facility owned by the Company or a Restricted Subsidiary (whether or not owned by the Company and its Subsidiaries on the Issue Date, and whether by sale of assets or the equity of such Restricted Subsidiary or otherwise) after the Issue Date and prior to the date of any such Incurrence under this clause (17), and (y) the consideration received by the Company or any of its Restricted Subsidiaries from such sale or other disposition is at least equal to the fair market value of the assets sold or of which other disposition is made (as determined reasonably and in good faith by the Board), then the EBITDA Threshold shall be reduced by the positive Consolidated EBITDA, if any, of the Restricted Subsidiary or of the operating facility sold or disposed of for the last complete four quarter period prior to its sale or other disposition); provided, further, that for purposes of computing the EBITDA Threshold in this clause (17) only, the Consolidated EBITDA of the Company shall not include any net income of an Unrestricted Subsidiary for such four fiscal quarter period notwithstanding any actual distribution of cash to the Company or any Restricted Subsidiary by such Unrestricted Subsidiary; and

(18) the Incurrence by the Company or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) outstanding under this clause (18) as of any date of Incurrence, including all Permitted Refinancing Indebtedness Incurred to repay, redeem, extend, refinance, renew, replace, defease or refund any Indebtedness Incurred pursuant to this clause (18), not to exceed the greater of (i) 5% of Consolidated Total Assets and (ii) $250.0 million.

For purposes of this definition, it is understood that the Company may rely on internal or publicly reported financial reports even though there may be subsequent adjustments (including review and audit adjustments) to such financial statements. For avoidance of doubt, any incurrence of Permitted Indebtedness which is based upon or made in reliance on a computation based on such internal or publicly reported financial statements, shall be deemed to continue to comply with the applicable covenant, notwithstanding any subsequent adjustments that may result in changes to such internal or publicly reported financial statements.

“Permitted Investments” means, without duplication, each of the following:

(1) Investments in cash (including deposit accounts with major commercial banks) and Cash Equivalents;

(2) Investments by the Company or a Restricted Subsidiary in the Company or any Restricted Subsidiary or any Person that is or will immediately become upon giving effect to such Investment, or as a result of which, such Person is merged, consolidated or liquidated into, or conveys substantially of all its assets to, an Obligor or a Restricted Subsidiary; provided that Investments in any such Person (other than the Company or any Restricted Subsidiary) made prior to such Investment shall not be “Permitted Investments” under this clause (2); and provided, further, that for purposes of calculating at any date the aggregate amount of Investments made since September 25, 2003 pursuant to the covenant described above under the caption “—Certain covenants—Restricted payments,” such Investment shall be a Permitted Investment only so long as any Subsidiary in which any such Investment has been made continues to be an Obligor or a Restricted Subsidiary;

(3) Investments existing on the Issue Date;

(4) accounts receivable created or acquired in the ordinary course of business of the Company or any Restricted Subsidiary on ordinary business terms;

(5) Investments arising from transactions by the Company or a Restricted Subsidiary with trade creditors or customers in the ordinary course of business (including any such Investment received pursuant to any plan of reorganization or similar arrangement pursuant to the bankruptcy or insolvency of such trade creditors or customers or otherwise in settlement of a claim);

(6) Investments made as the result of non-cash consideration received from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the option of holders—Assets sales”;

(7) Investments consisting of advances to officers, directors and employees of the Company or a Restricted Subsidiary for travel, entertainment, relocation, purchases of Capital Stock of the Company or a Restricted Subsidiary permitted by the Indenture and analogous ordinary business purposes;

(8) Hedging Obligations and Interest Swap Obligations consisting of Permitted Indebtedness under clause (9) thereof;

(9) Transfers by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary of operational agreements (including, without limitation, slot machine leases, technical assistance services agreements, trademark and tradename licenses, management services agreements and royalty agreements) or other agreements (or rights under agreements) entered into in the ordinary course of business between the Company or a Restricted Subsidiary, on the one hand, and the Vietnam Subsidiaries or any ACDL Entity, on the other hand; provided that any such transfer is made in connection with the payment of any dividend or other distribution by the Company or its Restricted Subsidiaries of Equity Interests in the Vietnam Subsidiaries that are Unrestricted Subsidiaries or the Equity Interests of any ACDL Entity;

(10) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) that are at the time outstanding, not to exceed $75.0 million; and

(11) the provision of management and related services (including intellectual property rights and the use of corporate aircraft in providing such management services) to any Unrestricted Subsidiary in the ordinary course of business, and, provided however, that the Company or any Restricted Subsidiary shall not be required to allocate employee compensation for management services provided by employees of the Company or any Restricted Subsidiary to Unrestricted Subsidiaries in connection with such employees’ services to the Company or any Restricted Subsidiary.

“Permitted Joint Venture” means a Person primarily engaged or preparing to engage in a Related Business or related or ancillary business thereto as to which the Company or a Guarantor owns at least 35% of the shares of Capital Stock (including at least 35% of the total voting power thereof) of such Person.

“Permitted Junior Securities” means Equity Interests in the Obligors or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes and the Guaranties are subordinated to Senior Debt pursuant to the Indenture.

“Permitted Liens” means:

(1) Liens in favor of the Company or Liens on the assets of any Guarantor so long as such Liens are held by another Obligor;

(2) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or a Restricted Subsidiary; provided that such Liens were not Incurred in anticipation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary, as applicable;

(3) Liens on property existing at the time of acquisition thereof by any Obligor or Restricted Subsidiary; provided that such Liens were not Incurred in anticipation of such acquisition;

(4) Liens Incurred to secure Indebtedness permitted by clause (8) of the definition of Permitted Indebtedness, attaching to or encumbering only the subject assets and directly related property such as proceeds (including insurance proceeds) and products thereof and accessions, replacements and substitutions thereof;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens created by “notice” or “precautionary” filings in connection with operating leases or other transactions pursuant to which no Indebtedness is Incurred by the Company or any Restricted Subsidiary;

(7) Liens existing on the Issue Date;

(8) Liens for taxes, assessments or governmental charges or claims (including, without limitation, Liens securing the performance of workers compensation, social security, or unemployment insurance obligations) that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(9) Liens on shares of any equity security or any warrant or option to purchase an equity security or any security which is convertible into an equity security issued by any Obligor that holds, directly or indirectly through a holding company or otherwise, a license under any applicable Gaming Laws; provided that this clause (9) shall apply only so long as such Gaming Laws provide that the creation of any restriction on the disposition of any of such securities shall not be effective and, if such Gaming Laws at any time cease to so provide, then this clause (9) shall be of no further effect;

(10) Liens on securities constituting “margin stock” within the meaning of Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System, to the extent that (i) prohibiting such Liens would result in the classification of the obligations of the Company under the Notes as a “purpose credit” and (ii) the Investment by any Obligor in such margin stock is permitted by the Indenture;

(11) Liens securing Permitted Refinancing Indebtedness; provided that any such Lien attaches only to the assets encumbered by the predecessor Indebtedness, unless the Incurrence of such Liens is otherwise permitted under the Indenture;

(12) Liens securing stay and appeal bonds or judgment Liens in connection with any judgment not giving rise to an Event of Default under clause (5) of the Events of Default;

(13) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business, in respect of obligations not constituting Indebtedness and not past due by more than 30 days or that are being contested in good faith by appropriate proceedings; provided that adequate reserves shall have been established therefor in accordance with GAAP;

(14) easements, rights-of-way, zoning restrictions, reservations, encroachments and other similar charges or encumbrances in respect of real property which do not, individually or in the aggregate, materially interfere with the conduct of business by any Obligor;

(15) any interest or title of a lessor under any Capitalized Lease Obligation permitted to be incurred hereunder;

(16) Liens upon specific items of inventory or equipment and proceeds thereof, Incurred to secure obligations in respect of bankers’ acceptances issued or created for the account of any Obligor or Restricted Subsidiary in the ordinary course of business to facilitate the purchase, shipment or storage of such inventory or equipment;

(17) Liens securing Letter of Credit Obligations permitted to be Incurred hereunder Incurred in connection with the purchase of inventory or equipment by an Obligor or Restricted Subsidiary in the ordinary course of the business and secured only by such inventory or equipment, the documents issued in connection therewith and the proceeds thereof; and

(18) Liens securing the Notes or the Guaranties in favor of the Trustee arising under the Indenture.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to repay, redeem, extend, refinance, renew, replace, defease or refund other Permitted Indebtedness of such Person arising under clauses (1), (2), (3), (6), (8), (10), (11), (15), (16), (17) or (18) of the definition of “Permitted Indebtedness” or Indebtedness Incurred under the Consolidated Coverage Ratio test in the covenant described above under the heading “—Certain covenants—Incurrence of indebtedness and issuance of preferred stock” (any such Indebtedness, “Existing Indebtedness”); provided that:

(1) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount and accrued interest of such Existing Indebtedness (plus the amount of prepayment penalties, fees, premiums and expenses incurred or paid in connection therewith), except to the extent that the Incurrence of such excess is otherwise permitted by the Indenture;

(2) if such Existing Indebtedness is subordinated to, or pari passu in right of payment with, the Notes, such Permitted Refinancing Indebtedness has a final maturity date on or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, such Existing Indebtedness;

(3) if such Existing Indebtedness is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date on or later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being repaid, redeemed, extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Permitted Refinancing Indebtedness shall be Indebtedness solely of an Obligor or a Restricted Subsidiary obligated under such Existing Indebtedness, unless otherwise permitted by the Indenture.

“Plan of Liquidation” means, with respect to any Person, a plan (including by operation of law) that provides for, contemplates or the effectuation of which is preceded or accomplished by (whether or not substantially contemporaneously):

(1) the sale, lease or conveyance of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety, and

(2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance, or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

“Productive Assets” means assets (including assets owned directly or indirectly through Capital Stock of a Restricted Subsidiary) of a kind used or usable in the businesses of the Obligors as they are conducted on the date of the Asset Sale or on any other determination date.

“Project” means any new facility developed or being developed by the Company or one of its Restricted Subsidiaries and any expansion, renovation or refurbishment of a facility owned by the Company or one of its Restricted Subsidiaries which expansion, renovation or refurbishment costs $40.0 million or more.

“Project Opening” means, with respect to (a) any Project which is a new facility, when all of the following have occurred: (i) a certificate of occupancy (which may be a temporary certificate of occupancy) has been issued in respect of such Project and, if such Project includes gaming facilities, then such certificate of occupancy need only relate to such gaming facilities and not the remainder of such Project; (ii) such Project (or the gaming facility portion thereof in the case of a Project that includes gaming facilities and not the remainder of such Project) is in a condition (including installation of furnishings, fixtures and equipment) to receive customers in the ordinary course of business; (iii) if such Project includes gaming facilities, such Project’s gaming facilities (but not necessarily the hotel facilities if a hotel is contemplated to accompany such Project’s gaming facilities) are legally open for business and to the general public and operating in accordance with applicable law; and (iv) all Gaming Approvals, if applicable, with respect to such Project have been granted and not revoked or suspended, and (b) any Project which is an expansion, renovation or refurbishment, when clauses (ii), (iii) and (iv) have occurred, to the extent applicable.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Reclassified Vietnam Receipts” means all Vietnam Receipts which, as determined in good faith by the Company, will no longer be deemed available for contributions, distributions or other payments to any Vietnam Subsidiary that is an Unrestricted Subsidiary under clause (20) of the second paragraph of the covenant described under the heading “—Certain covenants—Restricted payments,” provided that such amount does not exceed the balance of the Vietnam Contribution Amount immediately prior to such reclassification.

“Related Business” means the gaming (including pari-mutuel betting) business and/or any and all reasonably related businesses necessary for, in support or anticipation of and ancillary to or in preparation for (or required by a Gaming Authority to be developed, constructed, improved or acquired in connection with the licensing approval of such Casino or Casinos), the gaming business including, without limitation, the development, expansion or operation of any Casino (including any land-based, dockside, riverboat or other type of Casino).

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. If no referent Person is specified, “Restricted Subsidiary” means a Subsidiary of the Company.

“S&P” means Standard & Poor’s Rating Group, a division of The McGraw-Hill Industries, Inc., and its successors.

“Senior Debt” means:

(1) all Indebtedness outstanding of the Company or any Guarantor or Domestic Restricted Subsidiary that is not a Guarantor under Credit Facilities (including the Bank Credit Agreement) and all Hedging Obligations with respect thereto,

(2) any other Indebtedness of the Company or any Guarantor or Domestic Restricted Subsidiary that is not a Guarantor permitted to be Incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is Incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes, and

(3) all Obligations with respect to the foregoing.

Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include:

(1) any liability for federal, state, local or other taxes owed or owing by the Company,

(2) any intercompany Indebtedness of the Company or any of its Subsidiaries to the Company or any of its Affiliates,

(3) any trade payables,

(4) any Indebtedness that is incurred in violation of the Indenture, and

(5) Indebtedness which, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse.

Notwithstanding anything in the Indenture to the contrary, Senior Debt shall not include the 8.75% Notes and the 7.5% Notes. The Indenture expressly provides that the Obligations in respect of the Notes and the Guaranties will be on a parity with the Obligations in respect of the 8.75% Notes and the 7.5% Notes, and the guarantees thereof in right of payment.

“Significant Subsidiary” means any Obligor, other than the Company, that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary,” with respect to any Person, means:

(1) any corporation or comparably organized entity, a majority of whose voting stock (defined as any class of capital stock having voting power under ordinary circumstances to elect a majority of the Board of such Person) is owned, directly or indirectly, by any one or more of the Obligors, and

(2) any other Person (other than a corporation) in which any one or more of the Obligors, directly or indirectly, has at least a majority ownership interest entitled to vote in the election of directors, managers or trustees thereof or of which such Obligor is the managing general partner.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to                     , 2017; provided, however, that if the period from the redemption date to                     , 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of the Company as its Unrestricted Subsidiary pursuant to a Board resolution; but only to the extent that such Subsidiary:

(a) has, or will have after giving effect to such designation, no Indebtedness other than Non-Recourse Indebtedness,

(b) is not party to any agreement, contract, arrangement or understanding with any Obligor unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to such Obligor than those that might be obtained at the time from Persons who are not Affiliates of such Obligor, or such agreement, contract, arrangement or understanding constitutes a Restricted Payment that is made in accordance with the covenant described above under the caption “—Certain covenants—Restricted payments,” a Permitted Investment, or an Asset Sale that is made in accordance with the covenant described above under the caption “—Repurchase at the option of holders—Asset sales,”

(c) is a Person with respect to which none of the Obligors has any direct or indirect obligation (i) to subscribe for additional equity interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results,

(d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of any Obligor, and

(e) has at least one member on its Board who is not a member of the Board or executive officer of any Obligor and has at least one executive officer who is not a member of the Board or executive officer of any Obligor;

provided, however, that the Company or any of its Guarantors may execute an Investment Guarantee or Completion Guarantee and Keep-Well Agreement for the benefit of an Unrestricted Subsidiary, or may Incur Investment Guarantee Indebtedness or Completion Guarantee/Keep-Well Indebtedness, for the purpose of such Unrestricted Subsidiary developing, constructing, opening and operating a new gaming facility or related or ancillary amenities or businesses, and the execution and performance (if such performance is permitted under the covenant described under the heading “—Certain covenants—Restricted payments”) of such Investment Guarantee, Completion Guarantee and Keep-Well Agreement, Investment Guarantee Indebtedness, or Completion Guarantee/Keep-Well Indebtedness shall not prevent a Subsidiary from becoming or remaining an Unrestricted Subsidiary.

Any designation of a Subsidiary as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under “—Restricted payments.” If at any time any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be Incurred as of such date under the covenant described above under “—Incurrence of indebtedness and issuance of preferred stock,” the Company shall be in default of such covenant. The Board of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

(1) such Indebtedness is permitted under the covenant described above under the heading “—Certain covenants—Incurrence of indebtedness and issuance of preferred stock,”

and, if applicable, calculated on a pro forma basis as if such designation had occurred at the beginning of the reference period, and

(2) no Default or Event of Default would be in existence following such designation.

As of the Issue Date, the following entities shall be Unrestricted Subsidiaries: Casino Magic (Europe), B.V., Casino Magic Hellas Management Services, S.A., Landing Condominium, LLC, PNK Development 10, LLC, PNK Development 11, LLC, PNK Development 17, LLC, PNK Development 18, LLC, PNK Development 28, LLC, PNK (Kansas), LLC, PNK (SA), LLC, PNK (SAM), LLC, PNK (VN), Inc. and Port St. Louis Condominium, LLC.

“Vietnam Contribution Amount” means all amounts received after the Issue Date by the Company or any Restricted Subsidiary as Vietnam Receipts less (i) all Reclassified Vietnam Receipts and (ii) all amounts previously distributed, paid or contributed by the Company or any Restricted Subsidiary to a Vietnam Subsidiary after the Issue Date under clause (20) of the second paragraph of the covenant described under the heading “—Certain covenants—Restricted payments.”

“Vietnam Receipts” means any dividend, distribution, payment, reimbursement or other amounts received after the Issue Date from a Vietnam Subsidiary by the Company or any Restricted Subsidiary, in each case during any time such Vietnam Subsidiary is an Unrestricted Subsidiary.

“Vietnam Subsidiary” means (i) any Subsidiary of the Company that directly or indirectly has made an Investment in an ACDL Entity, or any Subsidiary of the Company that has any contract or arrangement in connection with any development, construction, acquisition, management, operation, licensing or other business activity with, involving or relating to an ACDL Entity and (ii) any ACDL Entity to the extent it is a Subsidiary of the Company. For the avoidance of doubt, the term “Vietnam Subsidiary” shall include, without limitation, PNK Development 11, LLC, PNK Development 18, LLC, and PNK (VN), Inc.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the Company’s calculations of the number of years obtained by dividing:

(1) the then outstanding aggregate principal amount of such Indebtedness into,

(2) the total of the products obtained by multiplying:

(a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

(b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

Material United States federal income tax consequences

The following is a summary of the material United States federal income tax considerations relating to the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, each as of the date hereof. These authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service or an opinion of counsel with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the Internal Revenue Service will agree with such statements and conclusions.

This summary is limited to holders who purchase the notes upon their initial issuance at their initial issue price (which will equal the first price at which a substantial amount of notes is sold to the public for cash) and who hold the notes as capital assets (generally, property held for investment). This summary also does not address United States federal estate or gift tax laws or the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address all tax considerations that may be applicable to a holder’s particular circumstances or to holders that may be subject to special tax rules, including, without limitation:

•	holders subject to the alternative minimum tax;

•	banks, insurance companies or other financial institutions;

•	tax-exempt organizations;

•	regulated investment companies or real estate investment trusts;

•	dealers in securities or commodities;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	foreign persons or entities (except to the extent specifically set forth below);

•	S-corporations, partnerships or other pass-through entities;

•	expatriates and certain former citizens or long-term residents of the United States;

•	“U.S. holders” (as defined below) whose “functional currency” is not the United States dollar;

•	persons who hold the notes as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; or

•	persons deemed to sell the notes under the constructive sale provisions of the Code.

If a partnership (or other entity taxable as a partnership for United States federal income tax purposes) holds notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our notes, you should consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of the notes.

THIS SUMMARY OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER UNITED STATES FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Optional redemption

As described under the heading “Description of the notes—Repurchase at the option of holders—Change of control” and “—Asset sales,” we may be obligated to pay amounts in excess of stated interest and principal on the fixed rate notes if we redeem the fixed rate notes. We intend to take the position that the fixed rate notes should not be treated as contingent payment debt instruments because of the possibility of such additional payments. This position is based, in part, on our assumptions regarding the likelihood, as of the date of issuance of the notes, that such additional payments will have to be paid. Assuming such position is respected, any such additional amounts paid to you pursuant to any such redemption would be taxable as described below in “—Consequences to U.S. holders—sale, exchange, redemption or other taxable disposition of notes” or “Consequences to non-U.S. holders—sale, exchange, redemption or other taxable disposition of notes,” as applicable. Our position is binding on you unless you disclose your contrary position in the manner required by applicable Treasury Regulations. The Internal Revenue Service, however, may take a position contrary to our position, which could affect the timing and character of your income and the timing of our deductions with respect to the fixed rate notes. The remainder of this discussion assumes that the fixed rate notes are not treated as contingent payment debt instruments.

Consequences to U.S. holders

The following is a summary of the material United States federal income tax consequences that will apply to you if you are a U.S. holder (as defined below) of the notes. Certain consequences to non-U.S. holders (as defined below) of the notes are described under “—Consequences to Non-U.S. Holders” below. The term “U.S. holder” means a beneficial owner of a note that is:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a United States court and the control of one or more United States persons or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

Payments of interest

Stated interest. You generally will be required to recognize any stated interest as ordinary income at the time it is paid or accrued on the notes in accordance with your regular method of accounting for United States federal income tax purposes.

Original issue discount. If the issue price of a note is less than its stated redemption price at maturity, then the note will be treated as being issued with original issue discount (“OID”) for United States federal income tax purposes unless the difference between the note’s issue price and its stated redemption price at maturity is less than a statutory de minimis amount, as defined below. Generally, the “issue price” of a note is the first price at which a substantial amount of the issue is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The “stated redemption price at maturity” of a note is the total of all payments to be made under the note other than qualified stated interest (generally, stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate or at certain floating rates that properly take into account the length of the interval between stated interest payments). The stated interest on the notes will qualify as qualified stated interest, and the stated redemption price at maturity will equal the principal amount of the notes.

The amount of OID on the notes will be de minimis if it is less than 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity. If the amount of OID on the notes is de minimis, rather than being characterized as interest, any payment attributable to such de minimis OID will be characterized as if it were gain from the sale of the notes, and a pro rata amount of such de minimis OID must be included in income as principal payments are received on the notes. If OID on the notes were to equal or exceed the de minimis amount, the notes would be treated as having been issued with OID, and you, in addition to recognizing stated interest, would be required to include the OID in ordinary income for U.S. federal income tax purposes as it accrues on a constant yield basis in advance of the receipt of cash payments to which such income is attributable. You must include in income in each taxable year the sum of the daily portions of OID for each day on which you held the note during the taxable year, regardless of whether you are a cash or accrual method taxpayer. To determine the daily portions of OID, the amount of OID allocable to an accrual period is determined, and a ratable portion of such OID is allocated to each day in the accrual period. The amount of OID allocable to an accrual period will equal the product of the note’s adjusted issue price at the beginning of the accrual period and the note’s yield to maturity (adjusted to reflect the length of the accrual period), less the amount of any qualified stated interest allocable to the period. A note’s adjusted issue price at any time generally will be its original issue price, increased by the amount of OID on such note accrued for each prior accrual period, less any payments previously made on such note other than payments of qualified stated interest. A note’s yield to maturity is the discount rate that, when used in computing the present value of all principal and interest payments to be made on the note, produces an amount equal to the note’s original issue price. An accrual period may be of any length, and the length of the accrual periods may vary over the life of the note, provided that no accrual period may be longer than one year. Each scheduled payment of interest or principal on the note must occur on either the first day or last day of an accrual period.

You may elect to include in gross income all interest that accrues on your notes using the constant yield method described above. For purposes of this election, interest will include stated interest and OID. Generally, this election will apply only to the notes for which you make such election. You may not revoke any election to apply the constant yield method to all interest on a note without the consent of the Internal Revenue Service.

Sale, exchange, redemption or other taxable disposition of notes

You generally will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a note in an amount equal to the difference between (i) the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest not previously included in income, which generally will be taxable as ordinary income) and (ii) your adjusted tax basis in the note. Your adjusted tax basis in a note generally will equal the amount you paid for the note increased by any accrued OID and decreased by any payment on the note other than a payment of qualified stated interest. This gain or loss generally will be long-term capital gain or loss if the you have held the notes for more than one year at the time of such disposition. The deductibility of capital losses is subject to limitation.

Backup withholding and information reporting

You may be subject to information reporting and backup withholding when you receive interest (including OID) and principal payments on the notes or proceeds upon the sale or other disposition of the notes (including a redemption or retirement of the notes). Certain holders (including, among others, certain tax-exempt organizations) are generally not subject to information reporting or backup withholding. If you are a U.S. holder and you are not otherwise exempt, payments to you will be subject to backup withholding if:

•

you fail to furnish your taxpayer identification number (“TIN”), which, for an individual, is ordinarily his or her social security number, in the manner required by the Code and applicable Treasury Regulations;

•	we or our agent (or other payor) are notified by the Internal Revenue Service that the TIN you furnished is incorrect;

•	there has been a “notified payee underreporting” with respect to interest or dividends paid to you, as described in the Code; or

•	you have failed to certify under penalty of perjury that you have furnished a correct TIN and that you are not subject to backup withholding under the Code.

You should consult your tax advisor regarding your qualification for an exemption from backup withholding and information reporting and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax, and you may use amounts withheld under the backup withholding rules as a credit against your United States federal income tax liability or may claim a refund as long as you provide the required information to the Internal Revenue Service in a timely manner.

Consequences to non-U.S. holders

The following is a summary of certain material United States federal income tax consequences that will apply to you if you are a non-U.S. holder of notes. The term “non-U.S. holder” means a beneficial owner of a note that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for United States federal income tax purposes).

Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities should consult their tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

Payments of interest

Interest (including OID) paid to you on your notes that is not effectively connected with your conduct of a United States trade or business will not be subject to United States federal withholding tax, provided that:

•	you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a “controlled foreign corporation” with respect to which we are, directly or indirectly, a “related person”;

•	you are not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

•

(a) you provide your name and address, and certify, under penalties of perjury, that you are not a United States person (which certification may be made on an Internal Revenue Service Form W-8BEN (or successor form)) or (b) a securities clearing organization, bank, or other financial institution that holds customers’ securities in the ordinary course of its business holds the note on your behalf and certifies, under penalties of perjury, that it has received Internal Revenue Service Form W-8BEN from you or from another qualifying financial institution intermediary, and, in certain circumstances, provides a copy of the Internal Revenue Service Form W-8BEN. If you hold your notes through certain foreign intermediaries or certain foreign partnerships, such foreign intermediaries or partnerships must also satisfy the certification requirements of applicable Treasury Regulations.

If you cannot satisfy the requirements described above, you will be subject to the 30% United States federal withholding tax with respect to payments of interest (including OID) on the notes, unless you provide us with a properly executed (1) Internal Revenue Service Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable United States income tax treaty or (2) Internal Revenue Service Form W-8ECI (or successor form) stating that the interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a trade or business in the United States and interest (including OID) on a note is effectively connected with your conduct of that trade or business (and, if an income tax treaty applies, such interest is attributable to a permanent establishment maintained by you in the United States), you will be subject to United States federal income tax on that interest (including OID) on a net income basis (although you will be exempt from the 30% withholding tax, provided the certification requirements described above are satisfied) in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, interest will be included in the earnings and profits of such foreign corporation.

A 30% withholding tax may apply to interest on, or gross proceeds from the sale or other disposition of, notes paid to a foreign financial institution or to a non-financial foreign entity, unless (i) the foreign financial institution undertakes certain diligence and reporting or (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders.

Although these withholding provisions currently apply to applicable payments made after December 31, 2012, with respect to securities issued after March 18, 2012, proposed Treasury Regulations extend the date of their initial application and indicate that this withholding tax would not apply to debt securities outstanding on January 1, 2013. The proposed Treasury Regulations described in the preceding sentence will not be effective until they are issued in their final form, and as of the date of this prospectus supplement, it is not possible to determine whether such proposed regulations will be finalized in their current form or at all. Prospective investors should consult their tax advisors regarding these withholding provisions, including whether they will apply to the notes.

Sale, exchange, redemption or other taxable disposition of notes

Any gain realized upon the sale, exchange, redemption or other taxable disposition of a note (other than any amount allocable to accrued and unpaid interest, which is taxable as interest and may be subject to the rules discussed above in “—Consequences to non-U.S. holders—Payments of interest”) generally will not be subject to United States federal income tax unless:

•

that gain is effectively connected with your conduct of a trade or business in the United States (and, if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by you in the United States); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

If your gain is effectively connected with your conduct of a United States trade or business (and, if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by you in the United States), you generally will be subject to United States federal income tax on the net gain derived from the sale, exchange, redemption or other disposition in the same manner as if you were a United States person (as defined under the Code). If you are a corporation, any such effectively connected gain received by you may also, under certain circumstances, be subject to the branch profits tax at a 30% rate (or such lower rate as may be prescribed under an applicable United States income tax treaty). If you are described in the second bullet point above, you will be subject to United States federal income tax on the gain derived from the sale, exchange, redemption or other disposition at a 30% rate (or such lower rate as may be prescribed under an applicable United States income tax treaty), which gain may be offset by United States source capital losses, even though you are not considered a resident of the United States.

Backup withholding and information reporting

If you have given us the statement described above under “—Consequences to non-U.S. holders—Payments of interest,” in general, you will not be subject to backup withholding and information reporting with respect to payments that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person, as defined under the Code. In addition, you will not be subject to backup withholding or information reporting with respect to the proceeds of the sale of a note within the United States or conducted through certain United States-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States person, as defined under the Code, or you otherwise establish an exemption. However, we may be required to report annually to the Internal Revenue Service and to you the amount of, and the tax withheld with respect to, any interest paid to you, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your United States federal income tax liability provided that the required information is furnished to the Internal Revenue Service in a timely manner.

Government regulations and gaming issues

General

The gaming industry is highly regulated, and we must maintain our licenses and pay gaming taxes to continue our operations. Each of our casinos is subject to extensive regulation under the laws, rules and regulations of the jurisdiction where it is located. These laws, rules and regulations generally concern the responsibility, financial stability and character of the owners, managers, and persons with financial interest in the gaming operations. Violations of laws in one jurisdiction could result in disciplinary action in other jurisdictions.

Our businesses are subject to various federal, state and local laws and regulations in addition to gaming regulations. These laws and regulations include, but are not limited to, restrictions and conditions concerning alcoholic beverages, environmental matters, employees, currency transactions, taxation, zoning and building codes, and marketing and advertising. Such laws and regulations could change or could be interpreted differently in the future, or new laws and regulations could be enacted. Material changes, new laws or regulations, or material differences in interpretations by courts or governmental authorities could adversely affect our operating results.

As a holder of the notes you may be required to comply with regulatory, licensing, qualification or other requirements under applicable gaming laws or dispose of your notes or have your notes redeemed.

The gaming authority of any jurisdiction in which we currently or in the future conduct or propose to conduct gaming may require that a holder of the notes be registered, licensed, qualified or found suitable, or comply with any other requirement under applicable gaming laws. See the section of this prospectus supplement entitled “Description of notes—Gaming redemption or other disposition” for additional information about these suitability and redemption requirements as they relate to the notes.

The various state gaming regulatory agencies and authorities also impose certain restrictions on holding certain amounts of our securities, including the following specific restrictions regarding our debt securities:

•

Louisiana—Any person who has or controls directly or indirectly 5% or more ownership, income, or profit or economic interest in an entity which has or applies for a license or permit (which interests may include debt securities), or who receives 5% or more revenue interest related to the gaming operation, or who has the ability, in the opinion of the Louisiana Gaming Control Board (the “LGCB”), to exercise a significant influence over a licensee, a permittee, or other person required to be found suitable pursuant to the provisions of the Louisiana Gaming Control Law, including the Louisiana Riverboat Economic Development and Gaming Control Act and applicable regulations (collectively, the “Louisiana Act”), shall meet all suitability requirements and qualifications of the Louisiana Act. Any person acquiring a 5% or more ownership or economic interest in a licensee shall be subject to a suitability determination, unless otherwise exempted. Under certain circumstances, an “institutional investor” or “institutional lender” otherwise required to be found suitable or qualified shall be presumed suitable or qualified upon submitting documentation sufficient to establish qualifications as an institutional investor or institutional lender, each as defined in the Louisiana Act. However, under the Louisiana Act, an investor or group of investors purchasing debt securities of a licensee or permittee (or their subsidiaries) constituting more than 20% of the total debt or 50% of a material debt issue may not qualify as an institutional lender unless otherwise approved by the LGCB, so as not to give such investor(s) the ability to control a licensee or permittee. Notwithstanding presumptions of suitability, the LGCB may investigate the suitability or qualifications of an institutional investor or institutional lender should the LGCB or the Louisiana Department of Public Safety, Office of State Police, Gaming Enforcement Section (the “Division”) become aware of facts or information which may result in such institutional investor or institutional lender being found unsuitable or disqualified.

The Louisiana Act provides that an institutional investor also must certify that (i) it owns, holds, or controls publicly traded securities of a licensee, permittee or holding, intermediate or parent company of a licensee or permittee in the ordinary course of business for investment purposes only; (ii) it does not exercise influence over the affairs of the issuer of such securities nor over any licensed or permitted subsidiary of the issuer of such securities; and (iii) it does not intend to exercise influence over the affairs of the issuer of such securities nor over any licensed or permitted subsidiary of the issuer of such securities. An institutional investor has a continuing obligation to update and renew the certification required by the Louisiana Act. The Division has interpreted the certification requirements imposed upon institutional investors by the Louisiana Act to apply as well to institutional lenders.

If the Division finds that an individual owner or holder of a security of a corporate licensee or of a holding or an intermediary company or any person or persons with an economic interest in a licensee, or a director, partner, officer, or manager is not qualified under the Louisiana Act, and if as a result the licensee is no longer qualified to continue as a licensee, the Division shall propose action necessary to protect the public interest, including the suspension or revocation of the license or permit. The Division also may issue, under penalty of revocation of the license, a condition of disqualification naming the person or persons and declaring that such person or persons may not (i) receive dividends or interest on securities of the corporation, (ii) exercise directly, or through a trustee or nominee, a right conferred by securities of the corporation, (iii) receive remuneration or any economic benefit from the licensee, or (iv) continue in an ownership or economic interest in the licensee or remain as a manager, officer, director, or partner of a licensee.

•

Missouri—Any person (includes business entities) acquiring any direct, indirect or beneficial publicly held interest of 5% or more, is subject to licensing requirements of the Missouri Gaming Commission. These Commission requirements include the filing of an application and extensive disclosure of suitability and financial information, and the application is subject to review and approval of the Commission. We are required as to any such “key person” that either fails to file for a license with the Commission or is not found suitable by the Commission, to divest itself of all such ownership interest in us. A holder of a publicly held interest of not more than 10% may be exempted from these licensing requirements in the discretion of the Commission’s Executive Director where the investor holds ownership only for passive purposes as defined. The Executive Director may also determine that any person with a publicly held interest is subject to licensing requirements regardless of its percentage interest of ownership. In addition, the Commission may consider exemption of an institutional investor holding an interest of 20% or less for only passive investment purposes, as defined, from such licensing requirements

•

Nevada—The Nevada Gaming Commission may, in its discretion, require the holder of any of our debt securities to file applications, be investigated and be found suitable to own any such securities if the Nevada Gaming Commission has reason to believe that such holder’s acquisition or ownership of such debt or other security would otherwise be inconsistent with the declared policies of the State of Nevada. If the Nevada Gaming Commission determines that a person is unsuitable to own such security, then pursuant to the Nevada Gaming Control Act and the rules and regulations promulgated thereunder, we can be sanctioned, including by revocation of our approvals if, without the prior approval of the Nevada Gaming Commission, we: (i) pay to the unsuitable person any dividend, interest, or any distribution whatsoever; (ii) recognize any voting right by such unsuitable person in connection with such securities; (iii) pay the unsuitable person remuneration in any form; or (iv) make any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation, or similar transaction.

•

New Jersey—If we were to seek a casino license in New Jersey, our debt holders may be subject to a qualification requirement. The New Jersey Casino Control Act (New Jersey Act) provides that applicants for and holders of casino licenses are required to establish and maintain the qualifications of persons who hold 25% or more of indebtedness bearing a relation to the casino operation or casino hotel premises, provided that in circumstances of default, any person holding 10% of such indebtedness shall be required to establish and maintain qualification under the New Jersey Act. The Director of the New Jersey Division of Gaming Enforcement (NJDGE) can require holders of such indebtedness to establish and maintain qualification even if they do not meet the foregoing thresholds.

Institutional investors, as that term is defined under the New Jersey Act, in debt securities of an affiliate of a casino licensee or an applicant for a casino license (where the debt is related in any way to the financing of the casino project) are entitled to a waiver of qualification if the institutional investor’s position in the aggregate is not more than 25% of the total outstanding debt of the affiliate and not more than 50% of any outstanding debt issue of the affiliate (such as individual series of subordinated debt), and if the institutional investor satisfies other conditions specified by the New Jersey Act. The Director of the NJDGE may grant a waiver of qualification to an institutional investor holding a higher percentage of such securities upon a showing of good cause.

To date, we have obtained all gaming licenses necessary for the operation of our gaming activities. Gaming licenses and related approvals, however, are deemed to be privileges under the laws of the jurisdictions in which we conduct gaming activities, and no assurances can be given that any new gaming licenses that may be required in the future will be granted or that existing gaming licenses will not be revoked or suspended.

The foregoing is only a summary of the applicable regulatory requirements. For a more detailed description of the applicable regulatory requirements, including requirements under gaming laws and our certificate of incorporation, see “Government Regulation and Gaming Issues” filed as Exhibit 99.1 to our Annual Report on Form 10-K for the year ended December 31, 2011 and incorporated herein by this reference.

Underwriting

Subject to the terms and conditions in the underwriting agreement between us and the underwriters, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes that appear opposite its name in the table below:

Underwriter	Principal Amount of Notes

J.P. Morgan Securities LLC	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Barclays Capital Inc.
Credit Agricole Securities (USA) Inc.
Deutsche Bank Securities Inc.
UBS Securities LLC
Capital One Southcoast, Inc.
Wells Fargo Securities, LLC

Total	$

The underwriting agreement provides that the underwriters will purchase all of the notes if any of them are purchased.

The underwriters initially propose to offer the notes to the public at the public offering prices that appear on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering prices minus a concession of up to             % of the principal amount of the notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to             % of the principal amount of the notes to certain other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

In the underwriting agreement, we have agreed that:

•

We and the guarantors will not directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, pledge or otherwise dispose of (or enter into any transaction or duties which is designed to, or could be expected to, result in the disposition by any person at any time in the future) any debt securities of the company or any subsidiary with terms substantially similar (including having equal rank) to the notes (other than the notes) for a period of 90 days from the date of this prospectus without the prior consent of J.P. Morgan Securities LLC, which consent shall not be unreasonably withheld.

•	We will pay our expenses related to the offering, which we estimate will be $5.2 million.

•

We will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time in their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.

You should be aware that laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchase of securities.

In connection with the offering of the notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

Certain of the underwriters and their affiliates have performed and may in the future provide various financial advisory, investment banking, and commercial banking services for us and our affiliates from time to time, for which they have received customary fees and expenses. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

We have a $410 million revolving credit facility under which Barclays Bank PLC acts as Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC act as Joint Lead Arrangers and Joint Book Runners and certain of the underwriters or their affiliates are Syndication Agent, Senior Managing Agent or lenders. In addition, J.P. Morgan Securities LLC is acting as dealer manager and solicitation agent in connection with the tender offer for our 7.5% senior subordinated notes due 2015. We expect to use the net proceeds of this offering to refinance a portion of the 7.5% notes. Certain of the underwriters or their affiliates own the 7.5% notes and therefore will receive a portion of the net proceeds of the term loan and/or this offering. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities, and may do so in the future.

We expect that the delivery of the notes will be made against payment therefor on or about             , 2012, which is the     th business day following the date of pricing of the notes (such settlement cycle being herein referred to as “T+    “). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing of the notes or during the next succeeding two business days will be required, by virtue of the fact that the notes initially will settle in T+    , to specify an alternate settlement cycle at the time of any such trade in order to prevent a failed settlement and should consult their own advisors.

Legal matters

The validity of the notes offered hereby will be passed upon for us by Irell & Manella LLP, Los Angeles, California. Certain legal matters in connection with this offering will be passed upon for the underwriters by Latham & Watkins LLP, Los Angeles, California. Latham & Watkins LLP has from time to time provided legal services to us, other than in connection with this offering.

Experts

The consolidated financial statements of Pinnacle Entertainment, Inc. appearing in Pinnacle Entertainment Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2011 (including the schedule appearing therein), and the effectiveness of Pinnacle Entertainment Inc.’s internal control over financial reporting as of December 31, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Where you can find more information

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. We maintain a website at http://www.pnkinc.com with information about our company. Information contained on our web site or any other web site is not incorporated into this prospectus and does not constitute a part of this prospectus. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our website. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

PROSPECTUS

PINNACLE ENTERTAINMENT, INC.

$1,500,000,000

DEBT SECURITIES

PREFERRED STOCK

DEPOSITARY SHARES

COMMON STOCK

WARRANTS

RIGHTS

GUARANTEES OF DEBT SECURITIES

PURCHASE CONTRACTS

UNITS

We may offer and issue from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $1,500,000,000 aggregate dollar amount of any combination of the securities described in this prospectus, including debt securities, preferred stock (either separately or represented by depositary shares), common stock, warrants, rights and purchase contracts, as well as units that include any of these securities or securities of one or more other entities. The debt securities, preferred stock, warrants, rights and purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of our company or debt or equity securities of one or more other entities. This prospectus also covers guarantees, if any, of our obligations under any debt securities, which may be given by one or more of our subsidiaries.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and any other information relating to a specific offering including the specific manner in which the securities may be offered, will be set forth in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and each applicable prospectus supplement carefully before you invest. No person may use this prospectus to offer or sell our securities unless a prospectus supplement accompanies this prospectus.

The prospectus supplement will also set forth the name of and compensation to each dealer, underwriter or agent, if any, involved in the sale of any securities. We will also name the managing underwriters with respect to each class or series of securities sold to or through underwriters in the applicable prospectus supplement.

Investing in our securities involves risks. See the “Risk Factors” on page 1 of this prospectus and in the applicable prospectus supplement for certain risks that you should consider before investing in our securities.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. Our net proceeds from any offering will be the purchase price minus the following: the discount if we offer through an underwriter; the commission if we use an agent; and other expenses attributable to issuance and distribution. We may also sell securities directly to investors on our own behalf. In the case of sales made directly by us, no commission will be payable. See “Plan of Distribution” in this prospectus for possible indemnification arrangements with dealers, underwriters and agents, and for general information about the distribution of securities offered.

Our common stock trades on the New York Stock Exchange under the symbol “PNK”. Our principal executive offices are located at 8918 Spanish Ridge Avenue, Las Vegas, Nevada 89148.

None of the Securities and Exchange Commission, the Louisiana Gaming Control Board, the Indiana Gaming Commission, the Missouri Gaming Commission, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the City of Reno, Nevada gaming authorities, the Ohio State Racing Commission and the Ohio Lottery Commission or any state securities commission or any other gaming authority or other regulatory agency, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 5, 2012.

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Using this process, we may offer any combination of the securities this prospectus describes in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, the applicable prospectus supplement and any other offering material, before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should not assume that the information appearing in this prospectus, any prospectus supplement, any other offering material or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement, any other offering material or any sale of a security. Our business, financial condition, results of operation and prospects may have changed since those dates.

When used in this prospectus, the terms “Pinnacle Entertainment,” “Pinnacle,” “the Company,” “we,” “us,” and “our” refer to Pinnacle Entertainment, Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context otherwise requires.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the following location of the SEC:

Public Reference Room 100 F Street, N.E. Washington, D.C. 20549

You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information that we electronically file with the SEC, which you can access over the Internet at http://www.sec.gov. We maintain a website at http://www.pnkinc.com with information about our company. Information contained on our web site or any other web site is not incorporated into this prospectus and does not constitute a part of this prospectus. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our website. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

i

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information referenced this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and, where applicable, supersede this information. We incorporate by reference the following documents that we have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules):

•	Our annual report on Form 10-K for the year ended December 31, 2011 (including, without limitation, Exhibit 99.1 thereto regarding gaming regulations);

•	Our proxy statement dated April 12, 2011 (with respect to information contained in such proxy statement that is incorporated into Part III of the Company’s annual report on Form 10-K only); and

•

The description of our common stock contained in our registration statement on Form 8-A filed November 21, 1997, as amended by our registration statement on Form 8-A/A filed on August 10, 2001, our current reports on Form 8-K filed on January 26, 2004 and May 9, 2005 and including any other amendments or reports filed for the purpose of updating such description (other than any portion of such filings that are furnished under applicable SEC rules rather than filed)

We also incorporate by reference into this prospectus any future filings (including any filings on the date hereof) we make with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K (including the related exhibits under Item 9.01) or as otherwise permitted by the SEC’s rules) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated. Such future filings will become part of this prospectus supplement from the date that the documents are filed with the SEC.

This prospectus constitutes part of a registration statement on Form S-3 filed with the SEC under the Securities Act. It omits some of the information contained in the registration statement, and reference is made to the registration statement for further information with respect to us and the securities we are offering. Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance reference is made to the filed document. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its web site.

You may obtain a copy of these filings, at no cost, by writing or calling us at Pinnacle Entertainment, Inc., Investor Relations, 8918 Spanish Ridge Avenue, Las Vegas, Nevada 89148, telephone number (702) 541-7777.

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference.

Disclosure Regarding Forward-Looking Statements

Some of the statements in this prospectus supplement, the accompanying prospectus, any other offering material and any documents we incorporate by reference may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Private Securities Litigation Reform Act of 1995 provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this prospectus supplement, the accompanying prospectus, any other offering material and any documents we incorporate by

ii

reference are made pursuant to the Private Securities Litigation Reform Act. Words such as, but not limited to, “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “could,” “may,” “will,” “should” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements, which may include, without limitation, statements regarding expected results of operations and future operating performance and future growth, adequacy of resources to fund our development and expansion projects, liquidity, financing options, including the state of the capital markets and our ability to access the capital markets, the state of the credit markets and our ability to access the credit markets, the state of the economy, anticipated completion and opening schedule of our Baton Rouge project, anticipated results for our Baton Rouge project, expansion plans and construction schedules of our various projects, the facilities, features and amenities of our projects, the possibility of video lottery terminals becoming operational at Ohio racetracks, our ability to develop a new gaming and entertainment facility at River Downs, the ability to sell or otherwise dispose of discontinued operations, the projected opening date for MGM Grand Ho Tram, our investment in ACDL, compliance with licensing conditions for our various projects, cash needs, cash reserves, operating and capital expenses, expense reductions, the sufficiency of insurance coverage, anticipated marketing costs at various projects, the ability to successfully implement marketing and branding programs, the future outlook of Pinnacle and the gaming industry and pending regulatory and legal matters, are all subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated by us. This can occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties. Factors that may cause our actual performance to differ materially from that contemplated by such forward-looking statements include, among others, the various risk factors referenced on page 1. For more information on the potential factors that could affect our operating results and financial condition in addition to the risk factors described below, review our other filings (other than any portion of such filings that are furnished under applicable Securities and Exchange Commission rules rather than filed) with the Securities and Exchange Commission, which we refer to as the SEC.

In addition, these forward-looking statements could be affected by general domestic and international economic and political conditions, uncertainty as to the future direction of the economy and vulnerability of the economy to domestic or international incidents, as well as market conditions in our industry.

We caution the reader that the risk factors described below may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot accurately predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements. We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Market Data

We use market and industry data throughout this prospectus, in any prospectus supplement, and in other offering materials and the documents incorporated by reference herein that we have obtained from market research, publicly available information and industry publications. These sources generally state that the information that they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. The market and industry data is often based on industry surveys and the preparers’ experience in the industry. Similarly, although we believe that the surveys and market research that others have performed are reliable, we have not independently verified this information.

iii

The Company

Pinnacle Entertainment, Inc. is an owner, operator and developer of casinos and related hospitality and entertainment facilities. We operate casinos located in Lake Charles, New Orleans and Bossier City, Louisiana (L’Auberge Lake Charles, Boomtown New Orleans and Boomtown Bossier City); St. Louis, Missouri (River City Casino and Lumière Place Casino and Hotels); and southeastern Indiana (Belterra Casino Resort). In addition, we own and operate a racetrack facility in Cincinnati, Ohio (River Downs). We have a casino project under construction in Baton Rouge, Louisiana, which is expected to open by Labor Day 2012. We also own a 26% stake in Asian Coast Development (Canada), Ltd. (“ACDL”), a British Columbia corporation, that is developing Vietnam’s first integrated resort near Ho Chi Minh City.

We seek to increase revenues through enhancing the guest experience by providing our guests with their favorite games, restaurants, hotel accommodations, entertainment and other amenities in attractive surroundings with high-quality guest service and guest rewards programs. We seek to improve margins by focusing on operational excellence and efficiency while meeting our guests’ expectations of value. Our long-term strategy includes disciplined capital expenditures to improve and maintain our existing properties, while growing the number and quality of our facilities by pursuing gaming entertainment opportunities we can improve or develop. We intend to diversify our guest demographics and revenue sources by growing our portfolio of operating properties both domestic and foreign, while remaining gaming and entertainment centric. We intend to implement these strategies either alone or with third parties when we believe it benefits our stockholders to do so. In making decisions, we consider our stockholders, guests, team members and other constituents in the communities in which we operate.

We were incorporated in the State of Delaware in 1981 as the successor to a business that started in 1938. Our principal executive offices are located at 8918 Spanish Ridge Avenue, Las Vegas, Nevada 89148, telephone number (702)  541-7777.

Risk Factors

Investing in our securities involves risks. You should consider carefully the risk factors identified in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2011, as well as any risk factors we may describe in any subsequent periodic reports or information we file with the SEC, or in any prospectus supplement, before making an investment in the offered securities.

Ratio of Earnings to Fixed Charges

The following table sets forth the unaudited consolidated ratio of earnings to fixed charges for the periods shown:

	Year ended December 31,
	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges(a)	1.2x	—	—	—	—

(a)	In computing the ratio of earnings to fixed charges: (x) earnings were the income from continuing operations before income taxes and fixed charges, excluding capitalized interest; and (y) fixed charges were the sum of interest expense, amortization of debt issuance costs, capitalized interest and the estimated interest component included in rental expense. Due principally to our large non-cash charges deducted to compute such earnings, earnings so calculated were less than fixed charges by $56.5 million, $77.1 million, $178.3 million and $12.0 million for the fiscal years ended December 31, 2010, 2009, 2008 and 2007, respectively. Ratios of earnings to combined fixed charges and preferred stock dividends requirements are not presented because there was no outstanding preferred stock in any of the periods indicated.

Use of Proceeds

Unless indicated otherwise in the applicable prospectus supplement or other offering material, we expect to use the net proceeds from the sale of our securities for our operations and for other general corporate purposes, including, but not limited to, capital expenditures (including for new development projects), repayment or refinancing of borrowings, working capital, investments, acquisitions and the repurchase of our common stock. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the applicable prospectus supplement or other offering material relating to such offering. If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement or other offering material will describe the relevant terms of the debt to be repaid.

Description of Securities We May Offer

We may issue from time to time, in one or more offerings the following securities:

•	debt securities along with any related subsidiary guarantees;

•	shares of preferred stock;

•	depositary shares;

•	shares of common stock;

•	warrants exercisable for our debt securities, preferred stock, common stock or depositary shares and/or other securities;

•	rights to purchase our debt securities, preferred stock, common stock or other securities;

•	purchase contracts to purchase our securities at a future date or dates; and

•	units comprised of our debt securities, preferred stock, depositary shares, common stock, warrants, rights or purchase units, or other combinations of such securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities. The preferred stock may also be exchangeable for and/convertible into shares of common stock, another series of preferred stock or other securities.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference or other offering material, which may be in addition to or different from the general terms summarized in this prospectus. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and the sale of the offered securities.

Description of Debt Securities and Guarantees of Debt Securities

We may offer secured or unsecured debt securities of Pinnacle Entertainment, Inc., which may be convertible.

The debt securities and any related subsidiary guarantees will be issued under one or more indentures, each dated as of a date on or before the issuance of the debt securities to which it relates. Each indenture will be entered into between us, as obligor, a trustee chosen by us and qualified to act as a trustee under the Trust Indenture Act of 1939, and any of our subsidiaries which guarantee our obligations under the indenture.

The forms of base indentures filed as exhibits to the registration statement of which this prospectus is a part include a form of base senior indenture under which one or more series of senior debt securities and related guarantees may be issued, a form of base senior subordinated indenture under which one or more series of senior subordinated debt securities and related guarantees may be issued, and a form of base subordinated indenture under which one or more series of subordinated debt securities and related guarantees may be issued, subject to any amendments or supplements to such base indentures as we may adopt from time to time, which forms are incorporated by reference into this prospectus. We use the term “indentures” to refer to the base senior indenture, the base senior subordinated indenture and the base subordinated indenture. You should read the indentures because they will control your rights as a holder of debt securities. The terms of the indentures will also be governed by the Trust Indenture Act. You should refer to the applicable indenture for more specific information.

We have also filed as an exhibit a form of indenture governing senior subordinated notes due 2022, which we may issue in the future.

The following description is a summary of selected general provisions relating to the debt securities, any guarantees and the indentures. When the debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities and the guarantees as described in a prospectus supplement, information incorporated by reference, or other offering material will supplement and, if applicable, may modify or replace the general terms described in this section.

Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description. This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference or other offering material is subject to and is qualified in its entirety by reference to all the provisions of the applicable indenture, as such indenture may be supplemented, amended or modified from time to time as provided therein.

When we refer to “Pinnacle Entertainment,” “we,” “us,” or “our” in this section of the prospectus or when we otherwise refer to ourselves in this section of the prospectus, we mean only Pinnacle Entertainment, Inc. and not to any of our subsidiaries.

We use the term “trustee” to refer to the trustee or trustees under any of the indentures we may enter into.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be our direct unsecured obligations, will represent our senior, senior subordinated or subordinated obligations and may be issued from time to time in one or more series. The senior debt securities will rank equally with each other and with all of our other senior and unsubordinated debt, including, as of March 1, 2012, $450 million aggregate principal amount of our 8.625% senior notes due 2017. Unless otherwise specified in a prospectus supplement, the senior debt securities will effectively be subordinated to our secured indebtedness, including amounts we have borrowed under any secured or revolving term credit facility, such as our credit facility, to the extent of the collateral for such secured indebtedness. The senior subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplement to the indenture, to the senior indebtedness designated in such indenture or supplemental indenture, and will rank equally with our other senior subordinated indebtedness, including, as of March 1, 2012, $385 million principal amount of our unsecured 7.5% senior subordinated notes due 2015 and $350 million principal amount of our unsecured 8.75% senior subordinated notes due 2020. The subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplement to the indenture, to all of our senior and senior subordinated indebtedness designated in such indenture or supplemental indenture. All these debt securities will be structurally subordinate and junior to the liabilities of our subsidiaries, except to the extent of any guarantees (and the ranking thereof) of such debt securities given by our subsidiaries.

We will include in a supplement to this prospectus the specific terms of each series of the debt securities being offered. These terms will include some or all of the following:

•	the title, aggregate principal amount and classification of the debt securities;

•

any limit on the total principal amount of the debt securities; unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series;

•	the price or prices at which the debt securities will be issued, including the amount of discount or premium, if any, with which the debt securities will be issued;

•	the dates on which the debt securities will mature;

•	the interest rate or the method for determining the rate that the debt securities will bear and the date from which any interest will accrue;

•	the interest payment dates for the debt securities;

•	any mandatory or optional sinking fund or analogous provisions;

•	the place where we will pay, or the method of payment of, principal, premium and interest on the debt securities;

•	any mandatory or optional redemption periods and prices and any provisions for mandatory repurchase offers under certain circumstances;

•	the terms, if any, on which such debt securities will be subordinate to other debt;

•	the provisions, if any, relating to any guarantees of the debt securities;

•	the currency or currencies in which we will pay principal, premium and interest on the debt securities;

•	the portion of the principal amount of the debt securities, if other than the principal amount thereof, payable upon acceleration of maturity thereof;

•	the manner in which we will determine the amounts of principal, premium or interest payments on the debt securities if these amounts may be determined by reference to an index or based on a formula;

•	provisions relating to covenant defeasance and legal defeasance provisions;

•	provisions relating to the satisfaction and discharge of the applicable indenture;

•	the security registrar and the paying agent for the debt securities;

•	if applicable, the terms of any right to convert debt securities into shares of, or exchange debt securities for, Pinnacle Entertainment common stock or other securities or property;

•	whether the securities issued by us will be secured or unsecured, and, if secured, what the collateral will consist of;

•

whether the debt securities will be issued in the form of one or more “global securities”, and if so, the depositary for that security or securities and information with respect to book-entry procedures;

•	the covenants of Pinnacle Entertainment with respect to a series of debt securities which are in addition to, modify or delete those described in the applicable indenture;

•	the events of default relating to the debt securities which are in addition to, modify or delete those described in the applicable indenture;

•	any listing or intended listing of the debt securities on a securities exchange; and

•	any other terms of the debt securities which are in addition to, modify or delete those described in the applicable indenture.

Unless otherwise indicated in the prospectus supplement, information incorporated by reference or other offering material, the debt securities will be issued in registered form, without coupons, and in denominations of $2,000 and any integral multiple of $1,000.

To the extent applicable, we will also describe any special provisions for the payment of additional amounts with respect to the debt securities in a prospectus supplement, information incorporated by reference or other offering material.

We may issue debt securities at a discount below their stated principal amount, creating original issue discount, or OID, for United States federal income tax purposes. Even if we do not issue the debt securities below their stated principal amount, the debt securities may be deemed to have been issued with OID for such purposes because of certain interest payment characteristics. We will describe in a prospectus supplement, information incorporated by reference or other offering material the material United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount, and will describe the material United States federal income tax considerations that may be applicable to the particular debt securities.

Selection and Notice Upon Optional Redemption

Optional redemption provisions, if any, relating to any series of debt securities will be described in any prospectus supplement. The indentures provide that, in the event of an optional redemption, if less than all of the debt securities of any series are to be redeemed at any time, the trustee will select the debt securities of such series to be redeemed among the holders of debt securities of such series as follows:

(1)	if the debt securities of such series are listed, in compliance with the requirements of the principal national securities exchange no which the debt securities of such series are listed, or

(2)	if the debt securities of such series are not so listed, on a pro rata basis, by lot or in accordance with any other method the trustee considers fair and appropriate.

No debt securities of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 15 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. Notices of redemption may be conditional in that the Company may, notwithstanding the giving of the notice of redemption, condition the redemption of the debt securities specified in the notice of redemption upon the completion of other transactions, such as refinancings or acquisitions (whether of the Company or by the Company).

If any debt security is to be redeemed in part only, the notice of redemption that relates to such debt security shall state the portion of the principal amount thereof to be redeemed. A new debt security of such series in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original debt security. Debt securities called for redemption will become due on the date fixed for redemption, subject to the satisfaction of any conditions to such redemption. On and after the redemption date, subject to the satisfaction of any conditions to such redemption, interest will cease to accrue on the debt securities or portions of them called for redemption so long as the Company has deposited with the paying agent funds sufficient to pay the principal of, plus accrued and unpaid interest and additional interest, if any on the debt securities to be redeemed.

Covenants

In addition to any covenants specified in the applicable prospectus supplement for any series of debt securities, under the indentures, we will agree:

•	to pay the principal of, premium, if any, and interest and additional interest, if any, on the debt securities when due;

•	to maintain a place of payment;

•	to file reports with the SEC;

•	to deliver a certificate to the trustee each fiscal year reviewing our compliance with our obligations under the indentures; and

•	to preserve our corporate existence.

Merger, Consolidation, or Sale of Assets

Each of the indentures provides that Pinnacle Entertainment may not, in a single transaction or a series of related transactions, consolidate or merge with or into any person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of Pinnacle Entertainment and its subsidiaries, taken as a whole, to any person or adopt a plan of liquidation unless:

(1)	either

a.	in the case of a consolidation or merger, Pinnacle Entertainment, or any successor thereto, is the surviving or continuing corporation, or

b.	the person (if other than Pinnacle Entertainment) formed by such consolidation or into which Pinnacle Entertainment is merged or the person which acquires by sale, assignment, transfer, lease, conveyance or other disposition of the properties and assets of Pinnacle Entertainment and its subsidiaries, taken as a whole, or in the case of a plan of liquidation, the person to which assets of Pinnacle Entertainment and its subsidiaries have been transferred (i) shall be a corporation or other entity organized and validly existing under the laws of the United States or any state thereof or the District of Columbia; provided, that if the successor is an entity other than a corporation, the debt securities shall be co-issued or assumed on a co-issuer basis by a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (ii) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the trustee), executed and delivered to the trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the debt securities and the performance of every covenant of the debt securities and the applicable indenture on the part of Pinnacle Entertainment to be performed or observed;

(2)	immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above no default and no event of default shall have occurred or be continuing; and

(3)	Pinnacle Entertainment or such other person shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance, other disposition or plan of liquidation and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of the applicable indenture and that all conditions precedent in the applicable indenture relating to such transaction have been satisfied.

Notwithstanding the provisions under this heading above:

(1)	any restricted subsidiary may consolidate with, or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to Pinnacle Entertainment, and

(2)	Pinnacle Entertainment may consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to any person if such transaction is solely for the purpose of effecting a change in the state of incorporation or form of organization of Pinnacle Entertainment.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more subsidiaries of Pinnacle Entertainment, the capital stock of which constitutes all or substantially all of the properties and assets of Pinnacle Entertainment, shall be deemed to be the transfer of all or substantially all of the properties and assets of Pinnacle Entertainment.

As used in the applicable indenture and in this description, the word “person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, or government agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of such entity, subdivision or business).

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of Pinnacle Entertainment in a transaction that is subject to, and that complies with the provisions of, the foregoing provision, the successor person formed by such consolidation or into or with which Pinnacle Entertainment is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of the applicable indenture referring to Pinnacle Entertainment shall refer instead to the successor person and not to Pinnacle Entertainment), and may exercise every right and power of Pinnacle Entertainment under the applicable indenture with the same effect as if such successor person had been named as Pinnacle Entertainment herein; and thereafter the predecessor Pinnacle Entertainment and the guarantors shall be relieved from the obligation to pay the principal of and interest on the debt securities and from any further obligation under the applicable indenture.

Events of Default and Remedies

Each indenture provides that each of the following constitutes an event of default with respect to debt securities of any series:

(1)	default for 30 days in the payment when due of interest on the debt securities of such series or the guarantees of such series;

(2)	default in payment of the principal of or premium, if any, on the debt securities of such series or the guarantees of such series when due and payable, at maturity, upon acceleration, redemption or otherwise;

(3)	failure to comply with any of our other agreements in the applicable indenture (other than an agreement that has been included in the applicable indenture solely for the benefit of a series of debt securities other than such series) or the debt securities of such series or the guarantees of such series for 60 days after written notice to us by the trustee or by holders of not less than 25% in aggregate principal amount of debt securities of such series then outstanding voting as a single class;

(4)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Pinnacle Entertainment or any guarantor (or the payment of which is guaranteed by Pinnacle Entertainment or any guarantor) whether such indebtedness or guarantee now exists, or is created after the such series of debt securities was first issued, which default:

a.	is caused by a failure to pay principal of or premium, if any, or interest, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default, or

b.	results in the acceleration of such indebtedness prior to its express maturity and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default as described above or the maturity of which has been so accelerated, aggregates $50 million or more;

(5)	failure by Pinnacle Entertainment or any guarantor to pay final judgments aggregating in excess of $50 million, net of any amounts reasonably expected to be covered by insurance, which judgments are not paid, discharged or stayed for a period of 60 days after such judgment or judgments become final and non-appealable; and

(6)	certain events of bankruptcy or insolvency with respect to Pinnacle Entertainment or certain significant subsidiary guarantors.

If an event of default with respect to the debt securities of any series (other than an event of default with respect to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, then and in every such case, the trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount, together with any accrued and unpaid interest and premium on all the debt securities of such series and guarantees of such series then outstanding to be due and payable, by a notice in writing to us (and to the trustee, if given by holders) specifying the event of default and that it is a “notice of acceleration” and on the fifth business day after delivery of such notice the principal amount, in either case, together with any accrued and unpaid interest and premium and additional interest, if any, on all debt securities of such series or the guarantees of such series then outstanding will become immediately due and payable, notwithstanding anything contained in the applicable indenture, the debt securities of such series or the guarantees of such series to the contrary. Upon the occurrence of specified events of default relating to bankruptcy, insolvency or reorganization with respect to Pinnacle Entertainment or any significant guarantor or a group of certain significant subsidiary guarantors, the principal amount, together with any accrued and unpaid interest and premium and additional interest, if any, will immediately and automatically become due and payable, without the necessity of notice or any other action by any person.

Notwithstanding any other provision of the applicable indenture, the sole remedy for an event of default relating to the failure to comply with the SEC reporting covenant described above, and for any failure to comply with the requirements of Section 314(a) of the TIA, will for the 365 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the principal amount of the debt securities of such series at a rate equal to 0.50% per annum. This additional interest will be payable in the same manner and subject to the same terms as other interest payable under the applicable indenture. The additional interest will accrue on all outstanding debt securities of such series from and including the date on which an event of default relating to a failure to comply with the SEC reporting covenant described above or Section 314(a) of the TIA first occurs to but not excluding the 365th day thereafter (or such earlier date on which the event of default relating to the reporting covenant described above or Section 314(a) of the TIA shall have been cured or waived). On such 365th day (or earlier, if the event of default relating to such reporting obligations is cured or waived prior to such 365th day), such additional interest will cease to accrue and the debt securities of such series will be subject to the other remedies as provided under the heading of “—Events of Default and Remedies” if the event of default is continuing.

The holders of a majority in aggregate principal amount of the debt securities of such series then outstanding by notice to the trustee may on behalf of the holders of all of the debt securities of such series rescind an acceleration or waive any existing default or event of default with respect to the debt securities of such series and its consequences under the applicable indenture except a continuing default or event of default in the payment of principal of, premium, if any, or interest on the debt securities of such series or the guarantees of such series. The waiver by the holders of any indebtedness described in clause (4) of the first paragraph of “—Events of Default and Remedies” above of the predicating default under such indebtedness shall be deemed a waiver of such default or event of default arising under, and a rescission of any acceleration resulting from the application of such clause (4), from the effective date, during the effective period and to the extent of, the waiver by the holders of such other indebtedness.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, agent, manager, partner, member, incorporator or stockholder of Pinnacle Entertainment or any guarantor, in such capacity, will have any liability for any obligations of Pinnacle Entertainment or any guarantor under any series of debt securities, the applicable indenture or the guarantees of such series or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities of such series by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities of such series and the guarantees of such series. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Payment Agent and Registrar

The trustee will initially act as paying agent and registrar for the debt securities. We may change any paying agent or registrar without notice to any holder of the debt securities.

Conversion Rights

If debt securities of any series are convertible into common stock or other securities or property, the related prospectus supplement will discuss the conversion terms. Those terms will include provisions as to whether the conversion is mandatory or at the option of the holder and may also include provisions for calculating the number of shares of common stock or other securities or property to be delivered upon conversion.

Transfer and Exchange

A holder may transfer or exchange debt securities in accordance with the applicable indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and we may require a holder to pay any taxes and fees required by law or permitted by the applicable indenture. We are not required to transfer or exchange any debt security selected for redemption. Also, we are not required to transfer or exchange any debt security of a particular series for a period of 15 days before a selection of debt securities of such series to be redeemed. The registered holder of a debt security will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the applicable indenture (including, without limitation, any provisions relating to any mandatory offer by Pinnacle Entertainment to purchase or repurchase any debt securities and the defined terms used therein), and the debt securities issued thereunder and the guarantees may be amended or supplemented, with respect to a particular series of debt securities affected by such amendment or supplement, with the consent of the holders of at least a majority in aggregate principal amount then outstanding of such series of debt securities voting as a separate class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series debt securities), and, subject to certain exceptions, any existing default or compliance with any provision of the applicable indenture or the debt securities or the guarantees may be waived with respect to a particular series of debt securities with the consent of the holders of a majority in principal amount of the then outstanding debt securities of each such series voting as a separate class (including consents obtained in connection with a tender offer or exchange offer for such series of debt securities).

Without the consent of each holder affected, an amendment or waiver may not (with respect to any debt securities held by a non-consenting holder):

(1)	reduce the principal amount of debt securities of any series whose holders must consent to an amendment, supplement or waiver,

(2)	reduce the principal of or change the fixed maturity of any debt security or alter the provisions with respect to the redemption of any series of debt securities; provided, however, that any provision providing for the purchase or repurchase of debt securities shall not be deemed to be a provision with respect to a redemption of the debt securities,

(3)	reduce the rate of or change the time for payment of interest on any debt security,

(4)	waive a default or event of default in the payment of principal of or premium, if any, or interest on any series of debt securities (except a rescission of acceleration of the debt securities of a series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration),

(5)	make any debt security payable in money other than that stated in the debt securities,

(6)	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of or premium, if any, or interest on the debt securities,

(7)	waive a redemption payment with respect to any debt security; provided, however, that any purchase or repurchase of debt securities shall not be deemed a redemption of the debt securities, or

(8)	make any change in the foregoing amendment and waiver provisions.

A supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the applicable indenture of the holders of debt securities of any other series. A supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture with respect to one or more particular series of debt securities (whether or not such covenant or other provision has expressly been included solely for the benefit of such series of debt securities), or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the applicable indenture of the holders of debt securities of any other series.

Notwithstanding the foregoing, without notice to or the consent of any holder of debt securities of one or more series, we and the trustee may amend or supplement the applicable indenture or the debt securities or the guarantees:

(1)	to cure any ambiguity, defect or inconsistency,

(2)	to provide for uncertificated debt securities in addition to or in place of certificated debt securities,

(3)	to provide for the assumption of our obligations and the obligations under the guarantees to holders of debt securities in the case of a merger or consolidation,

(4)	to make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities (and if such covenants are for the benefit of less than all series of debt securities, stating that such additional rights or benefits are expressly being included solely for the benefit of such series) or that does not adversely affect the legal rights under the applicable indenture of any such holder,

(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of the applicable indenture under the TIA,

(6)	to comply with requirements of applicable gaming laws or to provide for requirements imposed by applicable gaming authorities,

(7)	to conform the text of the applicable indenture or the debt securities of any series or the guarantees of such series to any provision of the “Description of Notes” section of any prospectus or prospectus supplement or other offering document or similarly named section thereof, relating to the initial offering of such series of Notes, to the extent that such provision in that “Description of Notes” section of any prospectus or prospectus supplement or other offering document or similarly named section thereof was intended to be a verbatim recitation of a provision of the applicable indenture, the debt securities of such series or guarantees of such series,

(8)	to provide for the issuance of additional debt securities of any series of debt securities (including any additional or different restrictions on transfer or exchange of such additional debt securities, including without limitation those that would be appropriate if the additional debt securities were issued in a transaction exempt from registration under the Securities Act) in accordance with the limitations set forth in the applicable indenture prior to such issuance of additional debt securities,

(9)	to allow any guarantor to execute a supplemental indenture and/or a guaranty with respect to any series of debt securities and to release guarantees when permitted by the terms of the indenture,

(10)	to secure the debt securities of any series,

(11)	to add to our and/or the guarantors’ covenants for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon us and/or the guarantors,

(12)	to establish the form or terms of debt securities of any series as permitted by the applicable indenture,

(13)	to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of the applicable indenture, or

(14)	to add to, change or eliminate any of the provisions of the applicable indenture in respect of one or more series of debt securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such debt security with respect to such provision or (ii) shall become effective only when there is no debt security described in clause (i) outstanding.

In addition, any waiver or amendment (1) to the provisions of the article of the applicable indenture which governs subordination, if applicable, or (2) which releases any guarantor from its obligations under any guarantee of a series of debt securities (except as specified in the guarantee release provisions contained in the applicable indenture prior to any such amendment), in either case will require the consent of the holders of at least 66 2/3% in aggregate principal amount then outstanding of a series of debt securities affected by such waiver or amendment voting as a separate class, if such amendment would adversely affect the rights of holders of debt securities of such series.

A supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the applicable indenture of the holders of debt securities of any other series. A supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture with respect to one or more particular series of debt securities (whether or not such covenant or other provision has expressly been included solely for the benefit of such series of debt securities), or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the applicable indenture of the holders of debt securities of any other series.

Legal Defeasance and Covenant Defeasance

Each indenture provides that we may, at our option and at any time, elect to have all of our obligations discharged with respect to the outstanding debt securities of any series and all obligations of any guarantors discharged with respect to their guarantees of such series (“Legal Defeasance”) except for:

(1)	the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, premium, if any, and interest on such debt securities of such series when such payments are due from the trust referred to below;

(2)	our obligations with respect to the debt securities of such series concerning issuing temporary debt securities of such series, registration of debt securities of such series, mutilated, destroyed, lost or stolen debt securities of such series and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the applicable indenture.

In addition, we may, at our option and at any time, elect to have our obligations and the obligations of the guarantors released with respect to certain covenants in the applicable indenture, including certain provisions described in any prospectus supplement (such release being referred to as “Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a default or event of default with respect to the debt securities of such series and guarantees of such series. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default and Remedies” will no longer constitute an event of default with respect to the debt securities of such series.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to a series of debt securities:

(1)	we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of such series, cash in U.S. dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding debt securities of such series on the stated maturity or on the applicable redemption date, as the case may be, and we must specify whether such debt securities are being defeased to maturity or to a particular redemption date;

(2)	in the case of Legal Defeasance, we shall have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that:

a.	we have received from, or there has been published by, the Internal Revenue Service a ruling, or

b.	since the date of the applicable indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, we shall have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no default or event of default with respect to such series of debt securities shall have occurred and be continuing either:

a.	on the date of such deposit (other than a default or event of default resulting from transactions occurring contemporaneously with the borrowing of funds, or the borrowing of funds, to be applied to such deposit); or

b.	insofar as the occurrence of events of default resulting from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit (in which case such defeasance shall have been effective on the date of deposit until the time of such occurrence, and upon such occurrence, shall immediately cease to be effective);

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the applicable indenture) to which we or any of the guarantors is a party or by which we or any of the guarantors is bound;

(6)	we must deliver to the trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of debt securities of such series over the other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of ours or others; and

(7)	we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

Each of the indentures will be discharged and will cease to be of further effect as to all debt securities of a particular series issued thereunder, when:

(1)	either:

a.	all debt securities of such series that have been authenticated, except lost, stolen or destroyed debt securities of such series that have been replaced or paid and debt securities of such series for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the trustee for cancellation; or

b.	all debt securities of such series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption (and all conditions to such redemption having been satisfied or waived) or otherwise or will become due and payable within one year and we have or any guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the debt securities of such series not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(2)	no default or event of default with respect to such series of debt securities has occurred and is continuing on the date of the deposit (other than a default or event of default with respect to such series of debt securities resulting from transactions occurring contemporaneously with the borrowing of funds, or the borrowing of funds, to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which we or any guarantor is a party or by which we or any guarantor is bound;

(3)	We or any guarantor has paid or caused to be paid all sums payable by it under the applicable indenture as they relate to such series of debt securities; and

(4)	We have delivered irrevocable instructions to the trustee under the applicable indenture to apply the deposited money toward the payment of the securities of such series at maturity or on the redemption date, as the case may be.

In addition, we must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Upon compliance with the foregoing, the trustee shall execute proper instrument(s) acknowledging the satisfaction and discharge of all of our obligations under the debt securities and the applicable indenture.

Concerning the Trustee

Each of the indentures contains certain limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue in certain circumstances or resign. The holders of a majority in principal amount of the then outstanding debt securities of a particular series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to debt securities of such series, subject to certain exceptions. Each of the indentures provides that in case an event of default shall occur (which shall not be cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. However, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request of any holder of debt securities of such series, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

The trustee may serve as trustee under one or more of the indentures governing other debt securities of ours, including the indentures governing our 8.625% senior notes, our 7.50% senior subordinated notes and our 8.75% senior subordinated notes.

Guarantees

Debt securities may be guaranteed by one or more of our subsidiaries, if so provided in the applicable prospectus supplement or other offering material. The prospectus supplement or other offering material will describe the terms of any guarantees, including, among other things, the ranking of the guarantee, the method for determining the identity of the guarantors and the conditions under which guarantees will be added or released. Any guarantees will be joint and several obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law and may be subject to other limitations.

Mandatory Redemption or Disposition Pursuant to Gaming Laws

The indentures provide that each holder and beneficial owner of debt securities, by accepting any of the debt securities subject thereto, shall be deemed to have agreed that if the gaming authority of any jurisdiction of which we or any of our subsidiaries conducts or proposes to conduct gaming, makes a determination of unsuitability of a holder or beneficial owner of debt securities (or an affiliate thereof), or requires that a person who is a holder or the beneficial owner of the debt securities (or an affiliate thereof) be licensed, qualified or found suitable under applicable gaming laws, or requires that such holder or beneficial owner (or an affiliate thereof) reduce its position in the debt securities to below a level that would require licensure, qualification or a finding of suitability, and such holder or beneficial owner (or affiliate thereof) fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable gaming authority), fails to reduce its position in the debt securities appropriately or is denied such license or qualification or is not found suitable, we shall have the right, at our option:

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to require such person to dispose of all or a portion of its debt securities within 30 days (or such earlier date as may be required by the applicable gaming authority) of receipt of notice or finding by such gaming authority; or

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to redeem all or a portion of such debt securities at a redemption price equal to the least of (i) 100% of the principal amount thereof or the price at which such person acquired such debt securities, plus in either case accrued and unpaid interest, if any, to the earlier of the date of redemption or the date of the denial of license or qualification or of finding of unsuitability by the applicable gaming authority or (ii) such other lesser amount as may be required by any gaming authority.

Immediately upon a determination by a gaming authority that a holder or beneficial owner of debt securities (or affiliate thereof) will not be licensed, qualified or found suitable or is denied a license, qualification or finding of suitability, the holder or beneficial owner will not have any further rights with respect to the debt securities: (i) to exercise, directly or indirectly, through any person, any right conferred by the debt securities or (ii) receive any interest or any other distribution or payment with respect to the debt securities, or any remuneration in any form from us for services rendered or otherwise, except the redemption price of the debt securities.

We shall notify the trustee in writing of any such redemption as soon as practicable. We shall not be responsible for any costs or expenses any such holder may incur in connection with its application for a license, qualification or a finding of suitability.

In addition, by accepting a debt security, each holder or beneficial owner of a debt security will be deemed to have agreed to comply with all requirements of the gaming laws and gaming authorities in each jurisdiction where we and our affiliates are licensed or registered or proposed to be licensed or registered under applicable gaming laws or conduct or propose to conduct gaming activities, including without limitation, if so required, apply for any license, qualification or finding of suitability with the required time period. Each holder or beneficial owner will also be deemed to have agreed that the debt securities held by such holder or beneficial owner shall be subject to the provisions of Article XIII of Pinnacle Entertainment’s Restated Certificate of Incorporation (dealing with gaming laws and gaming-related restrictions on ownership and transfer), including any amendments thereto or any successor provisions thereto. See “Certain Provisions of our Certificate of Incorporation, Bylaws and Statutes—Charter Provisions Containing Gaming Suitability Requirements.”

Description of Preferred Stock

Our certificate of incorporation permits us to issue, without prior permission from our stockholders, up to 250,000 shares of our $1.00 par value preferred stock. As of March 1, 2012, no shares of our preferred stock were issued or outstanding.

Our board of directors may, without further action of the stockholders, issue undesignated preferred stock in one or more classes or series, with the number of shares of each series and the rights, preferences and limitations of each series to be determined by it. Any undesignated preferred stock issued by us may:

•	rank prior to our common stock as to dividend rights, liquidation preference or both;

•	have full or limited voting rights; and

•	be convertible into shares of common stock or other securities.

We will describe in a supplement to this prospectus the specific terms of a particular series of preferred stock being offered. These terms may include some or all of the following:

•	the maximum number of shares in the series;

•	the designation of the series;

•	the number of shares we are offering;

•	any liquidation preference per share;

•	the initial offering price per share;

•	any voting rights of the series;

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any dividend rights and the specific terms relating to these dividend rights, including the applicable dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends will be payable, the preference or relation which such dividends will bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividends will be cumulative or non-cumulative;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	whether the shares of such series will be redeemable and, if so, the times, prices and other terms and conditions of such redemption;

•	the relative ranking and the rights of the holders of shares of such series as to dividends and upon the liquidation, dissolution or winding up of our company;

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whether or not the shares of such series will be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

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whether or not the shares of such series shall be convertible into, or exchangeable for, (a) our debt securities, (b) shares of any other class or classes of stock of our company, or of any other series of the same or different class of stock, or (c) shares of any class or series of stock of any other corporation, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

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while any shares of such series are outstanding, the limitations and restrictions, if any, upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by our company of, our common stock, or any other class or classes of stock of our company ranking junior to the shares of such series either as to dividends or upon liquidation;

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the conditions or restrictions, if any, upon the creation of indebtedness of our company or upon the issue of any additional stock, including additional shares of such series or of any other series or of any other class, ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding up;

•	whether fractional interests in shares of the series will be offered in the form of depositary shares as described below under “Description of Depositary Shares;”

•	restrictions on transfer, sale or other assignment, if any;

•	any other preference or provision and relative, participating, optional or other special rights or qualifications, limitations or restrictions thereof; and

•	our ability to modify the rights of holders otherwise than by a vote of a majority or more of the series outstanding.

The preferred stock will, when issued, be fully paid and non-assessable.

Any issuance of shares of preferred stock, or the issuance of rights to purchase preferred shares, may have the effect of delaying, deferring or preventing a change of control in our company or an unsolicited acquisition proposal. For a description of the provisions of our certificate of incorporation and bylaws that could have an effect of delaying, deferring or preventing a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving us (or any of our subsidiaries), see the description in this prospectus under the heading “Certain Provisions of our Certificate of Incorporation, Bylaws and Statutes.”

The issuance of preferred stock also could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock.

Description of Depositary Shares

We may, at our option, elect to offer fractional shares of preferred stock or other equity stock, rather than full shares of preferred stock or such other equity stock. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a share of a particular series of preferred stock or other equity stock. The preferred stock or other equity stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable preferred stock or other equity stock or fraction thereof represented by the depositary share, to all of the rights and preferences of the preferred stock or other equity stock represented thereby, including any dividend, voting, redemption, conversion or liquidation rights. For an additional description of our common stock and preferred stock, see the descriptions in this prospectus under the headings “Description of Common Stock” and “Description of Preferred Stock,” respectively.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax consequences.

A copy of the form of deposit agreement, including the form of depositary receipt, will be filed as an exhibit to the reports we file with the SEC which will be incorporated by reference into the registration statement of which this prospectus is a part.

Description of Common Stock

Our authorized common stock consists of 100,000,000 shares of common stock, par value $0.10 per share. As of March 1, 2012, 62,149,308 shares of common stock were issued and outstanding (excluding treasury shares) and held of record by approximately 2,145 stockholders. The following description of our common stock and provisions of our certificate of incorporation and bylaws are only summaries, and we encourage you to review complete copies of our certificate of incorporation and bylaws, which we have previously filed with the SEC. For more information regarding the common stock which may be offered by this prospectus, please refer to the applicable prospectus supplement, other offering material, our certificate of incorporation, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and, if applicable, any certificate of designations establishing a series of preferred stock, which will be filed with the SEC as an exhibit to or incorporated by reference into the registration statement on or about the time of issuance of that series of preferred stock.

The holders of our common stock are entitled to one vote for each share of the common stock on all matters voted on by the stockholders, except as otherwise required by law and, except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of the common stock exclusively possess all voting power. Subject to any preferential rights of any outstanding series of preferred stock designated by the board of directors from time to time, the holders of the common stock are entitled to dividends to the extent permitted by law, and upon a voluntary or involuntary liquidation, dissolution, distribution of assets on winding up of the Company are entitled to receive pro rata all of our assets available for distribution to such holders after distribution in full of the preferential amount to be distributed to holders of shares of preferred stock. All outstanding shares of the common stock are validly issued, fully paid and nonassessable. The common stock has no preemptive or conversion rights or other subscription rights and there are no sinking fund or, except as described in this prospectus under the heading “Certain Provisions of our Certificate of Incorporation, Bylaws and Statutes,” redemption provisions applicable to the common stock. For a description of the provisions of our certificate of incorporation and bylaws that could have an effect of delaying, deferring or preventing a change in control of us and that would operate only with respect to an extraordinary corporate transaction involving us (or any of our subsidiaries), see the description in this prospectus under the heading “Certain Provisions of our Certificate of Incorporation, Bylaws and Statutes.”

The rights and privileges of our common stock may be subordinate to the rights and preferences of any of our preferred stock.

In the event that we adopt a stockholder protection rights plan or similar plan that involves the distribution to stockholders of rights under such a plan, any common stock we offer would also include any associated rights under such a plan (subject to the terms and conditions of any such plan).

Our common stock is traded on the New York Stock Exchange under the symbol “PNK”.

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Description of Warrants

We may issue warrants for the purchase of our common stock, preferred stock, depositary shares, debt securities and/or other securities in one or more series. Warrants may be issued independently or together with any common stock, preferred stock, depositary shares, debt securities and/or other securities offered by any prospectus supplement and may be attached to or separate from those securities. Each warrant will entitle the holder to purchase for cash a number of shares of common stock, preferred stock or depositary shares and/or the number or amount of other securities and/or the principal amount of debt securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Each series of warrants will be issued under separate warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.

As of March 1, 2012, there were no warrants outstanding to purchase our securities.

The applicable prospectus supplement will describe the terms of the warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable:

•	the title and aggregate number of the warrants;

•	the offering price;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	the number of shares of common stock or preferred stock or depositary shares, or the number or amount of other securities, purchasable upon the exercise of a warrant;

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the exercise price or manner of determining the exercise price, the manner in which the exercise price may be paid, including the currency or currency units in which the price may be payable, and any minimum number of warrants exercisable at one time;

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if warrants for purchase of debt securities are offered, the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

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if warrants for the purchase of common stock, preferred stock or depositary shares are offered, the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased on exercise;

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if warrants for the purchase of other securities are offered, the total number or amount of other securities that can be purchased if a holder of the warrants exercises them and the type and terms of the other securities;

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the designation and terms of any series of preferred stock or depositary shares with which the warrants are being offered and the number of warrants being offered with each share of common stock, preferred stock or depositary share;

•	when the warrants become exercisable and the expiration date;

•	the terms of any right of ours to redeem or call the warrants;

•	the terms of any right of ours to accelerate the exercisability of the warrants;

•	where the warrant certificates may be transferred and exchanged;

•	whether the warrants are to be issued with common stock or debt securities or other securities and, if so, the number and terms of any such offered securities;

•	the date, if any, on and after which the warrants and the related shares of common stock or debt securities or other securities will be separately transferable;

•	United States federal income tax consequences applicable to the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to exchange and exercise of the warrants.

Description of Rights

We may from time to time, issue rights to purchase our debt securities, common stock, preferred stock or other securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

Each series of rights will be issued under a separate rights agreement to be entered into between the Company, from time to time, and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as an agent of ours in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following where applicable:

•	the date for determining the security holders entitled to the rights distribution;

•	the aggregate number of rights and the aggregate of amount of debt securities, common shares, preferred shares or other securities purchasable upon exercise of the rights;

•	the exercise price and any adjustments to such exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights shall commence and the date on which the right shall expire;

•	any special United States federal income tax consequences; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealer or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Description of Purchase Contracts

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, our securities. These payments may be unsecured or prefunded on a basis to be specified in the prospectus supplement relating to the purchase contracts. The purchase contracts may provide for settlement by delivery by or on behalf Pinnacle Entertainment of securities or may provide for settlement by reference or linkage to the value, performance or trading price of our securities. The purchase contracts may be issued separately or as part of units consisting of purchase contracts and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other purchase contracts or common stock. The purchase contracts may require us to make periodic payments to the holders of purchase contracts.

The applicable prospectus supplement will describe the terms of any purchase contract. The purchase contracts will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

Description of Units

We may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock, rights, depositary shares or any combination of such securities. The applicable prospectus supplement will describe: the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately. You should read the particular terms of the documents pursuant to which the units would be issued, which will be described in more detail in the applicable prospectus supplement.

Certain Provisions of our Certificate of Incorporation, Bylaws and Statutes

Possible Antitakeover Effect of Certain Statutory, Charter and Bylaw Provisions

The provisions of Delaware law, and of our certificate of incorporation and bylaws, may have the effect of delaying, deferring or discouraging another person from acquiring control of our company, including takeover attempts that might result in a premium over the market price for the shares of common stock and our other securities.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

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before the time that the person became an interested stockholder, the board of directors approved either the business combination or the transaction that resulted in the person becoming an interested stockholder;

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upon consummation of the transaction which resulted in that person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by certain directors and certain employee stock plans; or

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at or after the time that the person became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset sale or other transaction or any receipt by the interested stockholder of the benefit of any such transaction. In general, an “interested stockholder” is a person who, together with affiliates and associates, either owns 15% or more of our outstanding voting stock or within three prior years did own 15% or more of our outstanding voting stock. The statute could have the effect of delaying, deferring or preventing a change in control of our company.

Certificate of Incorporation and Bylaw Provisions

Our certificate of incorporation authorizes our board of directors to designate and issue, without stockholder approval, preferred stock with such terms as our board may determine. This ability to issue what is commonly referred to as “blank check” preferred stock, or rights to acquire preferred stock, may have the effect of delaying, deferring or preventing a change of control of our company or an unsolicited acquisition proposal.

Under our bylaws, any vacancy on our board of directors, however occurring, including a vacancy resulting from an enlargement of our board, may only be filled by vote of a majority of our directors then in office, even if less than a quorum. The limitations on the filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our company.

Our bylaws provide that special meetings of the stockholders may only be called by the chairman of the board of directors or by the board of directors or by the corporate secretary, following his or her receipt of one or more written requests to call a special meeting of stockholders from stockholders who hold in the aggregate a majority of the voting power of all of the then outstanding shares of capital stock of our company. Our bylaws further provide that stockholders at an annual meeting may only consider proposals or nominations made (a) pursuant to our proxy materials with respect to such meeting, (b) by or at the direction of the board or (c) by a stockholder who was a stockholder of record at the time of giving of the notice required by the bylaws, who is entitled to vote at the meeting and who has given to our corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that proposal or nomination before the meeting. For the avoidance of doubt, the foregoing clause (c) is the exclusive means under our bylaws for a stockholder to make nominations or propose business (other than business included in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended) at an annual meeting of stockholders. Although our bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at an annual meeting, our bylaws may have the effect of precluding the consideration of some business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company.

Provisions of Delaware law provide generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws or to approve mergers, consolidations or the sale of all or substantially all its assets, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of the board of directors, subject to any limitations set forth in the bylaws, and may also be amended by the stockholders by the affirmative vote of the holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereon. This majority stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any series of preferred stock that might be outstanding at the time any of these amendments are submitted to stockholders.

These and other provisions contained in our certificate of incorporation and bylaws could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and could adversely affect the price of our common stock.

Charter Provisions Containing Gaming Suitability Requirements

In addition to the foregoing, Article XIII of our certificate of incorporation requires that if a person owns or controls our securities or the securities of our affiliated companies and is determined by a gaming authority to be unsuitable to own or control such securities or in the sole discretion of our board of directors is deemed likely to jeopardize our right to conduct gaming activities in any of the jurisdictions in which we conduct or intend to conduct gaming activities, we may redeem, and we may be required by a gaming authority to redeem, such person’s securities to the extent required by the government gaming authority or deemed necessary or advisable by us.

If a gaming authority requires us, or if we deem it necessary or advisable, to redeem such securities, we will serve notice on the holder who holds securities subject to redemption and will call for the redemption of the securities of such holder at a redemption price equal to that required to be paid by the gaming authority making the finding of unsuitability, or if such gaming authority does not require a certain price per share to be paid, a sum deemed reasonable by us, which in our discretion may be the original purchase price, the then current trading price of the securities or another price we determine. The redemption price may be paid in cash, by promissory note, or both, as required by the applicable gaming authority and, if not so required, as we elect. Unless the gaming authority requires otherwise, the redemption price will in no event exceed:

(1)	the closing sales price of the securities on the national securities exchange on which such shares are then listed on the date the notice of redemption is delivered to the person who has been determined to be unsuitable, or

(2)	if such shares are not then listed for trading on any national securities exchange, then the closing sales price of such shares as quoted in the NASDAQ National Market System, or

(3)	if the shares are not then so quoted, then the mean between the representative bid and the ask price as quoted by NASDAQ or another generally recognized reporting system.

Beginning on the date that a gaming authority serves notice of a determination of unsuitability or the loss or threatened loss of a gaming license upon us, and until the securities owned or controlled by the unsuitable person are owned or controlled by persons found by such gaming authority to be suitable to own them, it is unlawful for the unsuitable person or any affiliate of such person (i) to receive any dividend, payment, distribution or interest with regard to the securities, (ii) to exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such securities, and such securities shall not for any purposes be included in our securities entitled to vote, or (iii) to receive any remuneration in any form from the corporation or an affiliated company for services rendered or otherwise.

From and after the date of redemption, such securities will no longer be deemed to be outstanding and all rights of the person who was determined to be unsuitable, other than the right to receive the redemption price, will cease. Such person must surrender the certificates for any securities to be redeemed in accordance with the requirements of the redemption notice.

All persons owning or controlling securities of the Company and any affiliated companies must comply with all requirements of the gaming laws in each gaming jurisdiction in which we or any of our affiliated companies conduct or intend to conduct gaming activities. All securities of the Company must be held subject to the requirements of such gaming laws, including any requirement that (i) the holder file applications for gaming licenses with, or provide information to, applicable gaming authorities, or (ii) that any transfer of such securities may be subject to prior approval by gaming authorities, and any transfer of our securities in violation of any such approval requirement are not permitted and the purported transfer is void ab initio.

The foregoing is not a complete summary of all of the suitability requirements and other gaming law requirements contained in our certificate of incorporation. Please refer to the complete text of our certificate of incorporation filed as an exhibit to the registration statement of which this prospectus is a part.

For information on certain restrictions on ownership and transfer of our securities imposed by gaming regulations, see the description in this prospectus under the heading “Government Regulation and Gaming Issues.”

Limitations of Liability and Indemnification of Directors and Officers

Our certificate of incorporation limits the liability of directors to us and our stockholders. Specifically, a director will not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•	under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation provides that we will indemnify our officers and directors to the fullest extent permitted by the Delaware General Corporation Law, and our bylaws provide that we will indemnify and advance expenses to our elected officers and directors to the fullest extent permitted by the Delaware General Corporation Law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on behalf of our company. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors and elected officers. Under our bylaws, elected officers consist of the following officers: a chief executive officer, president, chief operating officer, chief financial officer, treasurer, secretary, or general counsel. Our board of directors may also elect such other officers as the board of directors determines to be elected officers. Our bylaws provide that we may indemnify and advance expenses to the same extent as is allowed for elected officers under our bylaws with respect to certain employees that are not considered elected officers.

Government Regulations and Gaming Issues

The ownership and operation of gaming companies are subject to extensive regulation. You should read the detailed description of applicable regulatory requirements, including requirements under gaming laws and our certificate of incorporation, in “Government Regulation and Gaming Issues” filed as Exhibit 99.1 to our Annual Report on Form 10-K for the year ended December 31, 2011, as well as any specific regulations and gaming issues we may describe in any subsequent periodic reports or information we file with the SEC, or in any prospectus supplement, before making an investment in the offered securities.

Plan of Distribution

We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or other offering material, including:

•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or other offering material are underwriters of the securities offered thereby.

If we use underwriters in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement, information incorporated by reference or other offering material. In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents. This compensation may be in the form of discounts, concessions or commissions.

Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities could be considered underwriters, and any discounts or commissions received by them from us and any profit on the resale of securities by them could be considered underwriting discounts and commissions, under the Securities Act. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the applicable prospectus supplement, information incorporated by reference or other offering material. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Under agreements entered into by us for the purchase or sale of securities, these underwriters, dealers and agents may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may also authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us at a particular public offering price pursuant to delayed delivery contracts (“Contracts”) providing for payment and delivery on a particular date or dates. If we do so, we will describe such Contracts in the relevant prospectus supplement, including the price and date or prices and dates provided by such Contracts.

Contracts may be entered into for a variety of reasons, including (without limitation) the need to assemble a pool of collateral, the need to match a refunding date or interest coupon date, or to meet the business needs of the purchaser. Each Contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in such prospectus supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and other institutions, but will in all cases be subject to our approval. Contracts will not be subject to any conditions except that (i) the purchase by a purchaser of the securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such purchaser is subject and (ii) we shall have sold, and delivery shall have taken place to the underwriters named in the prospectus supplement, such part of the securities as is to be sold to them. The prospectus supplement will set forth the commission payable to agents, underwriters or dealers soliciting purchases of the securities pursuant to Contracts accepted by us. The underwriters and such agents or dealers will not have any responsibility in respect of the validity or performance of Contracts.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we may do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we may agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of our common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may pledge or grant a security interest in some or all of our common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell our common stock from time to time pursuant to this prospectus.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

All securities we offer other than common stock, which is listed on The New York Stock Exchange, will be new issues of securities with no established trading market. Any shares of common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance, or on such other trading market on which our shares of common stock may be listed from time to time. We may elect to list any series of securities on an exchange, and in the case of common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Legal Matters

Unless otherwise specified in a prospectus supplement, the validity of any securities issued hereunder will be passed upon for our company by Irell & Manella LLP, Los Angeles, California.

Certain legal matters relating to offerings of the securities and the related guarantees will be passed upon on behalf of the applicable dealers, underwriters or agents by counsel named in the applicable prospectus supplement.

Experts

The consolidated financial statements of Pinnacle Entertainment, Inc. appearing in Pinnacle Entertainment, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2011 including the schedule appearing therein, and the effectiveness of Pinnacle Entertainment, Inc.’s internal control over financial reporting as of December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.